EXHIBIT 10.2
Execution Version

MASTER TRUST INDENTURE
Among
Each of the Initial Members of the Obligated Group
described herein and listed in Exhibit A hereto,
Live Nation VenueCo, LLC, as Group Representative,
Mount Street Mortgage Servicing Limited,
as Master Trustee
Mount Street Mortgage Servicing Limited,
as Master Servicer
HSBC Bank USA, National Association, Depository

Dutch Elective Venue Unit

Dated as of April 30, 2026

i

v

MASTER TRUST INDENTURE
MASTER TRUST INDENTURE (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Master Indenture”) dated as of April 30, 2026, by and among each of the entities listed in Exhibit A hereto, duly organized and validly existing under the laws of the respective jurisdictions specified in Exhibit A, as the initial Members of the Obligated Group described herein (collectively, the “Initial Members”), any additional Members of the Obligated Group becoming a party hereto from time to time, Live Nation VenueCo, LLC, as group representative (the “Group Representative”), Mount Street Mortgage Servicing Limited, as trustee for the benefit of the Holders (and any successor or assign, the “Master Trustee”), a limited liability company incorporated under the laws of England and Wales with registered number 03411668 and which has its registered office at 100 Wood Street, London, United Kingdom, EC2V 7AN, Mount Street Mortgage Servicing Limited, as Master Servicer (and any successor or assign, the “Master Servicer”), HSBC BANK USA, NATIONAL ASSOCIATION, as the initial Depository hereunder and certain Dutch Participants (as defined herein), including but not limited to the Dutch Elective Venue Unit.
PRELIMINARY STATEMENT
Each of the Initial Members is authorized by Applicable Law and deems it desirable to enter into this Master Indenture for the purpose of, among others, providing for the issuance from time to time by the Group Representative, on behalf and as representative of the Obligated Group, of Obligations in connection with the lawful and proper purposes of the Initial Members and all other Members subsequently added hereto.
All acts and things necessary to constitute this Master Indenture a valid indenture and agreement according to its terms have been done and performed. At the time Obligations are issued in accordance with the provisions of this Master Indenture, all acts and things necessary to authorize such Obligations and to cause such Obligations to be the valid and binding legal obligations of the Initial Members and each other Member subsequently added hereto will have been done and performed.
GRANTING CLAUSE
NOW, THEREFORE, in order to declare the terms and conditions upon which Obligations are to be issued and delivered hereunder, and in consideration of the premises, and of the sum of €10.00 to them duly paid by the Master Trustee at the execution and delivery of this Master Indenture, the receipt of which is hereby acknowledged, the Initial Members, and by acceptance of the provisions hereof pursuant to Section 12.1 hereof, all other Members subsequently added hereto, and the Group Representative hereby covenant and agree with the Master Trustee, for the equal and ratable benefit of the respective Holders from time to time of all Obligations issued hereunder of the same Class (as hereinafter defined), to perform and observe all covenants and agreements of the Obligated Group and of each Member hereunder; and

Each of the Initial Members hereby (and each additional Member simultaneously with becoming a Member such shall) collaterally assigns to the Master Trustee and pledges and grants a security interest in and to (as appropriate under applicable laws) the Funds and Accounts established hereunder, including all moneys and investments therein and income derived from the investment thereof; and
Each Dutch Participant, collectively comprising the Dutch Elective Venue Unit on the date hereof, hereby covenants and agrees, subject to such carve-outs as agreed in the relevant Dutch security documents, to grant security over all its assets (including but not limited to real estate, shares, IP security assets, moveable assets, bank account receivables, insurance receivables, intercompany receivables and other third-party receivables) to the Master Trustee as security for the Parallel Debt; and
To facilitate the issuance of Secured Indebtedness by the Group Representative, on behalf and as representative of the Members, and the issuance of Obligations hereunder, each of the Initial Members, jointly and severally, hereby (and from time to time each additional Member upon becoming a party to this Master Indenture and the Intercompany Loan Documents applicable to it shall) collaterally assigns, pledges and grants to the Master Trustee all of its respective right, title and interest in and to (i) all the Funds and Accounts established under the Master Indenture, including all moneys and investments therein and all income derived from the investment thereof, (ii) the Intercompany Loan Documents to which they are a party, (iii) the rights of the applicable Participants party to such Intercompany Loan Documents in, to and under (x) the Gross Revenues of such Participants, including Gross Revenues of any Additional Properties and (y) any and all real or personal property of every name and nature conveyed, mortgaged, charged, pledged, assigned or transferred as and for additional security under the applicable Intercompany Loan Documents (to the collateral described in this clause (iii), collectively, the “Participant Collateral”) (except (i) that each and every Senior Obligation shall have priority and preference over each and every Subordinate Obligation, (ii) that Subordinated Bridge Participant Collateral will secure the applicable Subordinated Bridge Loan Obligation and other Senior Obligations on a senior basis and (iii) as otherwise expressly provided herein) (collectively, the “Trust Estate”). The above shall be subject to such exceptions as may need to be made thereto in accordance with mandatory laws in the Netherlands with respect to Dutch Participants and any Dutch law governed security document and any other similar Jurisdiction applicable to the relevant Participant Collateral in terms of the security to be granted, terms thereof and whether such security can be held in trust; in the event that a Member joins this Master Indenture from a Jurisdiction where principles such as those in the Netherlands apply to the security granted by any Participant (a “Parallel Debt Jurisdiction”).
ARTICLE I
DEFINITIONS OF TERMS; CONSTRUCTION AND CERTAIN GENERAL PROVISIONS
Section 1.1.Definitions of Terms. Unless the context shall otherwise require, the words and terms used in this Master Indenture, including the foregoing Preliminary Statement and Granting Clauses, shall have the meanings specified in this Section.

“Accounts” shall mean the named and unnamed accounts and any subaccounts established within any Fund.
“Account Control Agreement” shall mean each agreement of such name (or comparable name used in a particular Jurisdiction) relating to a Collateral Account, which, if executed in connection with a Pledged Account shall be consistent with the terms and conditions herein relating to “control” of such Collateral Account and otherwise reasonably acceptable to Master Trustee.
“Acquired Indebtedness” shall have the meaning given such term in Section 12.5 hereof.
“Acquisition Fund” means the named Fund established with such name with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.8 hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Act of Bankruptcy” shall mean, with respect to any Person, the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against such Person, under the Bankruptcy Code or any other applicable Debtor Relief Law; provided, however, that no involuntary petition in bankruptcy, or appointment of a trustee, custodian or receiver, without the consent of such Person, shall constitute an Act of Bankruptcy until sixty (60) days shall have elapsed from the date of filing thereof, during which time such Person has been unable to obtain the dismissal of the petition or appointment.
“Additional Insolvency Opinion” shall have the meaning given such term in Section 6.3 hereof.
“Additional Obligations” shall mean Obligations other than the Initial Obligation.
“Additional Participant” shall have the meaning given such term in Section 12.5 hereof.
“Additional Property” shall mean any property which is neither a Project nor a Mortgaged Property but from which the Gross Revenues are pledged hereunder, each of which Additional Properties, if any, is required to be listed on Schedule B hereto, as the same may be redelivered from time to time as herein provided in Section 6.9(i) and Section 6.13 hereof.
“Additional Venue” shall have the meaning given such term in Section 12.5 hereof.
“Adjusted Operating Income” means for any period for any Participant (x) the Net Operating Income of such Person for such period plus (y) the sum, for such Participant for such period, of (i) to the extent included in Net Operating Income of such Participant, any non-cash impairments or write-offs of depreciable or amortizable assets relating to property, plant, equipment or intangible assets or impairments or write-offs of goodwill, and (ii) restructuring and impairment charges or reserves and any restructuring and impairment costs (including recruiting costs, employee severance, contract termination and management and employee transition costs), all such amounts under the foregoing clause (y) as determined in accordance with Applicable Accounting Standards, it being understood that the determination of the amount specified in clauses (x) and (y) shall be made on a consistent basis with the methodology utilized by such Participant for purposes of the calculations required under Section 6.4 hereof and with the Budgets submitted with respect to such Person in accordance herewith; provided that for the purposes of any period during which any new Participant joins an applicable Intercompany Loan Agreement in accordance with Section 12.5 hereof, Adjusted Operating Income for such Participant shall be recalculated as of the date such Participant joined such Intercompany Loan Agreement.
“Adverse Proceeding” means any action, litigation, suit, proceeding, hearing, appeal (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of a Member) at law or in equity, including any claims in respect of environmental laws, before any arbitrator or any governmental authority, in its Jurisdiction or otherwise, whether pending or, to the knowledge of such Member, threatened in writing against or affecting any Member or Participant or any property of any Member or Participant, including, without limitation, with respect to (1) the organization and existence of any Member or Participant, (2) its respective authority to execute, deliver and perform its obligations under, as applicable, this Master Indenture, any Intercompany Loan Documents, any Related Financing Documents or any Related Agreements, (3) the validity or enforceability of this Master Indenture, any Intercompany Loan Documents, any Related Financing Documents or any Related Agreements or the transactions contemplated thereby, (4) the conveyance to the Master Trustee of a first priority security interest in the Trust Estate pursuant hereto, or (5) the ability of any Participant to use, operate or maintain its applicable Project, Mortgaged Property or Additional Property for its intended purpose.
“Affected Holder” shall have the meaning given in the definition of Sanctions Event.
“Affected Participant” shall have the meaning given such term in Section 6.6 hereof.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person, and, with respect to the Company or any other Member or Participant, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Member or Participant or any Person of which such Member or Participant beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.
“Agreement Currency” shall have the meaning given such term in Section 5.16(f) hereof.
“Allocated Non-Asset Cost” shall mean, with respect to a Participant or Elective Venue Unit, as applicable, the amount of Non-Asset Costs, expressed in Euros, allocated to such Participant or Elective Venue Unit from time to time in accordance with Section 5.19 hereof.

“Annual Capital Expenditure Fund Deposit” shall mean the sum of (A) for each Project, Mortgaged Property or Additional Project which is a Venue with a seating capacity (1) greater than 15,000: €2,500,000; (2) greater than 10,000 and equal to or less than 15,000: €1,500,000, and (3) equal to or less than 10,000: €500,000; and (B) for each Project, Mortgaged Property or Additional Project which is an amphitheater: €1,000,000, each of the foregoing amounts, as adjusted by then applicable Inflation Factor. The Annual Capital Expenditure Fund Deposit shall be adjusted at the start of every Fiscal Year and upon the additional or withdrawal of any Participant.
“Alternative Currency Equivalent” shall mean, with respect to any subject currency, the amount equivalent thereto in another currency determined by reference to the following, as elected by the Group Representative in its sole discretion from time to time: (i) the weighted average exchange rates for the relevant period as determined by the Group Representative; (ii) any exchange rate methodology applied in LNW’s financial statements or management accounts; (iii) any cross-currency derivatives entered into by LNW; or (iv) the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be determined by the Group Representative from time to time in its sole discretion) on the: (x) last day of such historic period; or (y) first day of such projected period, as applicable.
“Anticipated DSCR Cure Deadline” shall have the meaning given such term in Section 7.12 hereof.
“Anti-Corruption Laws” means any applicable law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Applicable Accounting Standards” shall mean, for any, Member, Participant or Project, Mortgaged Property or Additional Property, generally applicable accounting standards as then in effect on the date or for the period in question, consistently applied. For the avoidance of doubt, the Applicable Accounting Standards of the Group Representative are US GAAP.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Step” shall have the meaning given thereto under the definition of Release Conditions.
“Assigned Agreements” shall mean, with respect to any Member, the Intercompany Loan Documents and related documents collaterally assigned or pledged to (if required under applicable law of a Jurisdiction) the Master Trustee in accordance with this Master Indenture.
“Assignment Agreement” shall mean, with respect to any Member, any document assigning to the Master Trustee any of such Member’s right and interest to any Intercompany Loan Documents and/or any Participant Collateral or, to the extent required by applicable law of a Jurisdiction, such document as may be required to give to the Master Trustee security in all of the Member’s right, title and interest in the Intercompany Loan Documents and/or any Participant Collateral in such Jurisdiction, including by a pledge agreement.
“Assumed Finance Rate” shall mean the interest rate used in conjunction with the Assumed Principal Amortization, as set out in the Model at the time of the issuance of the Obligation.
“Assumed Principal Amortization” shall mean the assumed amortization of any Bullet Maturities over the term set forth in the Model (as at the time of the issuance of the Obligation) not to exceed thirty (30) years from the original closing date for the particular Secured Indebtedness
“Authorized Representative” shall mean (i) with respect to any particular action to be taken by or on behalf of a Member or a Participant, as applicable, any officer or director of such Member or Participant or of the Governing Person of such Member or Participant who is authorized to take such action pursuant to a certified resolution duly adopted by its Governing Person, a copy of which shall be delivered with the Master Trustee, (ii) with respect to the Master Trustee, shall mean any authorized trust officer, (iii) with respect to the Group Representative, any officer or director of the Group Representative or of the Governing Person of the Group Representative who is authorized to take such action pursuant to a certified resolution duly adopted by its Governing Person, a copy of which shall be delivered with the Master Trustee and (iv) with respect to any other Person, any director, officer or other representative of such Person who is authorized and responsible to act for such Person with respect to matters relating to the Related Financing Documents and Intercompany Loan Documents to which such Person is a party.
“Available Proceeds” shall mean the initial proceeds of an issuance of Secured Indebtedness that are neither Unavailable Proceeds or Unspent Proceeds.
“Bullet Maturity” means Long-Term Indebtedness where all of the principal matures on a single maturity date or other similar indebtedness which, in the Model as of the date of issuance of an Obligation, is treated as a Bullet Maturity.
“Back-up Letter of Credit” shall mean a letter of credit facility backing an existing Reserve Account Credit Facility if (w) the provider of such letter of credit facility is a Qualified Reserve Account Credit Facility Provider, (x) such letter of credit facility is at all times in an amount not in excess of the primary Reserve Account Credit Facility, (y) such letter of credit facility has as its beneficiary the provider of the primary Reserve Account Credit Facility, and (z) such letter of credit facility is obtained solely for purposes of transition during any then-applicable preference period (which period is currently 91 days) from one Reserve Account Credit Facility Provider to another in connection with the termination or non-renewal thereof of the primary Reserve Account Credit Facility.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended from time to time.

“Budget” shall have the meaning given such term in Section 6.9(e) hereof.
“Budgeted Net Revenues” shall mean the budgeted Net Revenues for one or more Projects, Participants, Elective Venue Units or Mortgaged Properties or for the Obligated Group, as the context requires, as set out in the Budget for any particular calendar month or time period, as certified to by an Authorized Representative of the Group Representative in accordance with the terms hereof.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, London, England and/or any city in which the principal corporate trust or principal operations office of the Master Trustee, the Depository or any applicable Collateral Agent to whom a payment is to be made, as applicable, is located are authorized or obligated by Applicable Law or executive order to be closed or the New York Stock Exchange is closed.
“Capital Expenditures” shall mean costs related to acquisition or expansion of or improvements to capital assets of a Participant (but excludes repair and maintenance expenses included in Operating Expenses).
“Capital Expenditure Fund” shall mean the Fund with such name established in Section 5.2 hereof in accordance with the requirements of Section 5.6 hereof.
“Capital Expenditures Budget” shall have the meaning given such term in Section 6.9(e) hereof.
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in conformity with Applicable Accounting Standards, is or should be accounted for as a capital lease on the balance sheet of such Person, provided that any lease that would have been classified as an operating lease under US GAAP as in effect prior to FASB ASU No. 2016-02, Leases (Topic 842) shall not be a Capital Lease.
“Capitalized Interest Account” shall mean the Account with such name within the Debt Service Fund, established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.3(a) hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Casualty and Condemnation Proceeds Account” shall mean the Account with such name within the Acquisition Fund, established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.8 hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Change of Control” shall mean any event resulting in Live Nation Entertainment, Inc. failing to Control, directly or indirectly, any Member or any Participant.

“Change of Control Event” shall mean any Change of Control, if (i) any such event results in a Ratings Trigger Event or a Sanctions Event with respect to the holders of at least 66 2/3% in principal amount of the any issue of Secured Indebtedness secured by an Obligation hereunder at the time outstanding, exclusive of such Secured Indebtedness then owned by any Member, any Participant or any of their Affiliates, or (ii) the Group Representative fails to provide, or cause to be provided, to the holders of Secured Indebtedness and the Master Trustee, a Consultant Report with respect to such event.
“Class” shall mean a particular level of subordination of Obligations, “Senior” being the most senior level and “Subordinate” being the more junior level. For the avoidance of doubt, for certain purposes hereunder relating to Participant Collateral, Subordinated Bridge Loan Obligations shall be treated as their own Class notwithstanding that, generally, they are “Subordinate”.
“Closing Date” shall mean the date on which the Initial Obligation is issued to secure Secured Indebtedness.
“Collateral Account” means a deposit or securities account(s) used for (i) the collection of Gross Revenues of a Participant prior to the remittance thereof to the appropriate account of the Revenue Fund, (ii) the payment of Operating Expenses by a Participant from amounts paid to such Participant on the direction of the Master Trustee in accordance with the terms and conditions hereof, (iii) holding other funds of any Participant pledged as collateral under the Intercompany Loan Documents, (iv) for an account of a Member required to be maintained under the Organizational Documents of such Member or Applicable Laws in order for such Member to be a Limited Special Purpose Entity or (v) for a Fund or an Account hereunder.
“Collateral Agent” means, with respect to a Series of Secured Indebtedness, the applicable collateral agent, collateral trustee or similar agent or trustee with respect thereto.
“Collateral Assignment of Revenues” shall mean each certain document of such name entered into, for a particular Jurisdiction, by and between, among other parties, the applicable Member with respect to such Jurisdiction and the Participants therein, including any documents providing for alternative equivalent arrangements as may be appropriate in a Jurisdiction if required under Applicable Law of such Jurisdiction.
“Collateral Questionnaire” means a certificate or certificates in form reasonably satisfactory to the Member in a Jurisdiction that provides information with respect to personal or mixed property of Participants in such Jurisdiction.
“Confirmation of Rating” shall mean a written confirmation from a Designated Rating Agency to the effect that, following a proposed action or event at the time such confirmation is sought, no Ratings Trigger Event has occurred.
“Consultant Report” shall mean that, prior to any Change of Control Event, a third-party feasibility consultant must be engaged to provide its independent analysis of the projected performance capability of the affected Venues with the new owner. The consultant must be one of Elevate, Legends/CSL, CAAICON or another consultant approved by the Majority Applicable Holders.
“Controlled Entity” means (i) any Controlled Affiliate of any Member or any Participant and (ii) if any Member or any Participant has a parent company, such parent company and each of its Controlled Affiliates.
“Controlled by the Master Trustee” shall mean, in each instance and each definition hereunder, “controlled” (within the meaning of Section 8-106(d)(2) or Section 9-104(a) (as applicable) of the UCC).
“Counsel” shall mean a licensed attorney at law or law firm (which may also include counsel to a Member, a Participant or the Group Representative).
“Contractual Obligation” shall mean, as applied to any Person, any obligation set forth in writing in any provision of (i) any Security issued by that Person or (ii) any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Conveyance Documents” means any agreements between a Participant and an Affiliate pursuant to which such Affiliate purports to convey assets to such Participant relating to its Venue (excluding ordinary course Affiliate transactions permitted under the Financing Documents).
“Current Revenue Account” shall mean the Account with such name within the Revenue Fund, established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.3(a) hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“DBRS” means DBRS, Inc.
“DCC” means the Dutch Civil Code (Burgerlijk Wetboek).
“Debt Service” shall mean, with respect to any Obligation and any period, the regularly-scheduled principal (including scheduled mandatory prepayments or redemptions and prepayment amounts, make-whole amounts or breakage amounts on Swapped Securities relating thereto but excluding Bullet Maturities) of and interest on or under the Secured Indebtedness secured by such Obligation during such period, treating as interest for purposes of the foregoing net regularly-scheduled payments in respect of any Specified Hedge Agreements. For the avoidance of doubt, Debt Service does not include termination payments on Specified Hedge Agreements.
“Debt Service Fund” shall mean the special fund established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section

5.5 hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Debt Service Requirements” means, when used with respect to any Secured Indebtedness secured by an Obligation, in respect of Long-Term Indebtedness, as of any specified period, the amount required to pay the sum of (a) the interest on such Long-Term Indebtedness payable during the applicable period and (b) the principal of, the Sinking Fund Installment for and any other amount required to effect any mandatory redemption of such Long-Term Indebtedness, if any, during the applicable period, less any amount of such interest or principal for the payment of which moneys are held in trust, including (without limitation) any accrued interest and capitalized interest on deposit and a fund or account under this Master Trust Indenture. For the purpose of calculating the Debt Service Requirements:
(i)with respect to any Variable Rate Indebtedness:
(A)such Obligation shall be deemed to bear interest at the initial rate applicable thereto, if the determination of Debt Service Requirements is being made in connection with the incurrence thereof; and
(B)in the case of any other determination of Debt Service Requirements (including any calculation of a Debt Service Reserve Requirement), such Obligation shall be deemed to bear interest at the weighted average interest rate applicable thereto for a period of twelve (12) consecutive calendar months ending at the end of the calendar month immediately prior to the determination (or for such portion of the twelve (12) month period during which the Indebtedness was actually outstanding).
(ii)with respect to any Obligation or portion thereof in respect of a Bullet Maturity and solely for the purpose of determining the Debt Service Reserve Requirement from time to time:
(A)if (1) an irrevocable sinking fund shall have been established to provide for the payment of such Secured Indebtedness when due, (2) deposits to such sinking fund are current and timely and (3) verification of such timely deposits is contained in the most recent audited financial statements then the principal amount of such Secured Indebtedness payable in each Fiscal Year may be deemed to be the amount required to be deposited in such sinking fund for such Fiscal Year; or, if not,
(B)the Bullet Maturity shall be deemed to reamortize as the Refinancing Indebtedness;
(iii)with respect to any Optional Tender Indebtedness, the option of the holder thereof to demand the purchase or redemption of such Indebtedness and any requirement that such Indebtedness be purchased or redeemed in connection with any termination of any credit facility securing such Indebtedness or any conversion of the interest rate thereon shall be disregarded; and
(iv)with respect to any agreement under which any credit or liquidity facility securing any Indebtedness shall have been issued, so long as no demand for payment under such credit or liquidity facility shall have been made, the Debt Service Requirements of such agreement shall be excluded from such calculation.

“Debt Service Reserve Fund” shall mean the Fund with such name established under Section 5.2 hereof in accordance with the requirements of Section 5.9 hereof to secure Obligations of each Class in at least the amount of the Debt Service Reserve Requirement with respect to that Class, as such may be established herein or by a Supplemental Indenture. A Debt Service Reserve Fund may be funded with moneys, a Reserve Account Credit Facility or any combination of the same.
“Debt Service Reserve Requirement” shall mean the amount required to be deposited in a Debt Service Reserve Fund for any Class of Obligations, as such may be specified herein or by a Supplemental Indenture.
The Debt Service Reserve Requirement for Senior Obligations shall mean, as of any date of determination the Maximum Annual Debt Service Requirements for all Outstanding Senior Obligations; provided, however, that following the commencement of any Force Majeure Event, as further described below, the Debt Service Reserve Requirement for Senior Obligations shall increase to an amount equal to 200% of Maximum Annual Debt Service on Senior Obligations until the end of the first full Fiscal Quarter in which events are able to be held in 50% or more Venues; provided that the Group Representative and Members, shall cause such increase to be completed no later than the required delivery date of a Force Majeure Notice; provided, further, that, notwithstanding any provision herein to the contrary, the Group Representative may, in anticipation of the occurrence of a Force Majeure Event, by written notice to the Master Trustee, elect to deposit additional funds to the Debt Service Reserve Fund, in accordance with the Steps of the Waterfall, in an amount up to 200% of Maximum Annual Debt Service.
The Debt Service Reserve Requirement, if any, for Subordinate Obligations (other than Subordinated Bridge Loan Obligations, which shall not be secured by a Debt Service Reserve Fund), shall be specified in a Supplemental Indenture in connection with the issuance of such Class of Obligations.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, process advisor, reorganization, or similar debtor relief laws of the United States or other applicable Jurisdictions from time to time in effect.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Defeasance Collateral” shall mean Government Obligations.
“Deferred Revenue Account” shall mean the Account with such name within the Revenue Fund, established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.3(a) hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Deferred Revenues” shall mean all cash receipts received by a Participant which, when earned under Applicable Accounting Standards, will constitute Gross Revenues, as certified by the Participant or, if applicable, Elective Venue Unit. For the avoidance of doubt, Deferred

Revenues shall not be reduced by any Operating Expenses prior to the date that such Deferred Revenues become Gross Revenues and are transferred in accordance with Section 5.2(b) hereof. Prior to the date on which a particular Deferred Revenue item becomes Gross Revenues, it shall be transferred to the Deferred Revenue Account within the Revenue Fund as set forth herein.
“Depository” shall mean, (a) initially, HSBC Bank USA, National Association or a replacement bank, trust company, national banking association, savings and loan association, savings bank or other banking association selected by the Group Representative in accordance with Section 8.12, and reasonably acceptable to the Master Trustee.
“Designated Rating Agency” means (a) each of Fitch, S&P, Moody’s, Kroll and DBRS or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the Securities and Exchange Commission.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any Security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is ninety-one (91) days after the latest maturity date of the Senior Obligations.
“Distribution Notice” shall have the meaning set forth in Section 5.17(c) hereof.

“Dollar” and “$” shall mean the lawful money of the United States of America.
“DSCR Cure Amount” shall have the meaning set forth in Section 7.12 hereof.
“DSCR Cure Right” shall have the meaning set forth in Section 7.12 hereof.
“Dutch Elective Venue Unit” shall mean, collectively, the Dutch Participants with respect to the Ziggo Dome Venue, being, on the date hereof, Amsterdam Music Dome Exploitatie B.V. and Amsterdam Music Dome Properties B.V.
“Dutch Management Company” shall mean, initially and collectively, Live Nation Worldwide, Inc., Mojo Concerts B.V. and Live Nation (Music) UK Ltd. or a replacement selected by the Group Representative in accordance with Section 12.6 hereof.
“Dutch Member” shall mean LN NL Venue FinCo B.V., the Member incorporated under Netherlands law.
“Dutch Participant” shall mean a Participant incorporated under Netherlands law, including, but not limited to, the Participants comprising the Dutch Elective Venue Unit.

“Effective Date” shall have the meaning given such term in Section 13.7 hereof.
“Elective Venue Unit” shall mean, with respect to a particular Venue, all of the Participants who own or control such Venue, or which are an associated HoldCo Participant, and which, as used herein, have elected pursuant to Section 12.7 hereof to be treated as an Elective Venue Unit. For the avoidance of doubt, a Venue Group may be an Elective Venue Unit.
“Elective Venue Unit Representative” shall have the meaning given such term in Section 12.7 hereof.
“Electronic Signatures” shall mean (i) electronic signatures under the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act and (ii) in relation to each Dutch Participant, Dutch Member, Irish Participant or Irish Member electronic signatures (elektronische handtekeningen), advanced electronic signatures (geavanceerde elektronische handtekeningen) or qualified electronic signatures (gekwalificeerde elektronische handtekeningen) as envisaged in the eIDAS Regulation (Regulation 910/2014).
“Equity Interests” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests, membership interests, and beneficial interests in trusts, any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Euro” and “€” shall mean the lawful money of the European Union.
“Event of Default” shall mean any event of default under this Master Indenture, as defined in Article VII hereof and, as applicable, a Supplemental Indenture hereto.
“Excess Operating Expense Amount” shall have the meaning set forth in Section 5.3 hereof.
“Excess Operating Expense Deduction” shall have the meaning set forth in Section 5.17 hereof.
“Excess Operating Expense Fund” shall mean the Fund established with the Depository pursuant to Section 5.2 hereof in accordance with the requirements of Section 5.4 hereof, into which the Master Trustee shall direct the deposit of moneys as required by this Master Indenture and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Financial Covenant” shall have the meaning set forth in Section 7.12 hereof.
“First Supplemental Indenture” shall mean that certain First Supplemental Master Indenture, dated as of the date hereof, by and among the Master Trustee, the Master Servicer, the Initial Members and the Group Representative.
“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean a period of twelve consecutive months ending on each December 31 or on such other date as may be specified in an Officer’s Certificate delivered to the Master Trustee.
“Fitch” means Fitch Ratings, Inc.
“Fixed Charge Coverage Ratio” shall mean with respect to any Participant for any period of four (4) consecutive Fiscal Quarters, the ratio of (a)(i) total Net Revenues of such Participant for such period actually deposited into the Current Revenue Account, plus (ii) available cash on the balance sheet of such Participant as of the first day of such period, plus (iii) the amount used by such Participant from the Excess Operating Expense Fund during such four (4) Fiscal Quarter period, to (b)(i) the aggregate Debt Service Requirements for such period relating to the attributable Secured Indebtedness allocated to such Participant pursuant to a Sub-Program Agreement plus (ii) such Participant’s share of other obligations under the applicable Intercompany Loan Agreement for such period. Notwithstanding the foregoing, if a Fixed Charge Coverage Ratio is required to be calculated pursuant to this subsection during the first Fiscal Year following issuance of the Initial Obligation hereunder, the numerator and denominator for such calculation for any portion of such period falling prior to the date hereof shall be determined based upon the Ratio Assumptions.
“Fixed Expenses” shall mean all reasonable Operating Expenses (including, without limitation, all costs for electricity, gas, oil and utilities) of any Participant in maintaining the physical plant of any Project, Mortgaged Property or Additional Property and may include repair items that are capitalizable but does not include variable Operating Expenses that are tied to the number of events taking place at such Project, Mortgaged Property or Additional Property.
“Fixed Expense Budget” shall mean the portion of the Operating Expense Budget pertaining to Fixed Expenses.
“Flow of Funds Memorandum” means the document of such name, or similar name, prepared in connection with any issuance of Secured Indebtedness secured by an Obligation issued hereunder, as further specified in the applicable Supplemental Indenture.
“Force Majeure” shall mean any of fire, natural disaster, extreme or severe weather, sustained power failure, pandemic or quarantine, earthquake, volcanic eruption, other act of God, war or civil disturbance.
“Force Majeure Event” shall mean any period of two (2) consecutive Fiscal Quarters during which no events are able to be held at 50% or more of the Venues as a result of the occurrence of a Force Majeure.
“Force Majeure Event Cure” shall mean, following the occurrence of a Force Majeure Event, events are able to be held at 50% or more of the Venue, whether or not the related Force Majeure is continuing.

“Force Majeure Notice” shall mean a notice of the occurrence of a Force Majeure Event to be delivered by the Group Representative of to the Master Trustee no later than five (5) Business Days of the end of the second Fiscal Quarter triggering the occurrence of such Force Majeure Event.
“Framework Restructuring Event” shall mean the right of the Members to effectuate changes to the structure of the framework under this Master Indenture, the Related Agreements, and Intercompany Loan Documents and associated amendments to this Master Indenture, the Related Agreements and Intercompany Loan Documents, to address any changes in, applicable legal requirements for a particular Jurisdiction after such Jurisdiction has been previously admitted into the facility or to minimize Taxes. Such structural changes may include (a) a Member of the Obligated Group issuing Obligations to secure Indebtedness directly rather than through the Group Representative, (b) forming a Member or a Participant in a jurisdiction other than the Jurisdiction of the location of the Venue, (c) adding additional Participants to an Elective Venue Unit, or (d) modifying the sharing and allocation provisions set out in Article V hereof. No such change shall require the consent of any Holder of Outstanding Obligations, except that (I) no changes can be made to this Master Indenture, a Supplemental Indenture hereto or the legal documents with respect to any Secured Indebtedness which otherwise requires the consent of the holders thereof or a specified percentage of holders or each affected holder without such consent; (II) such changes made at any particular time, in the aggregate, do not materially increase the then-current federal, jurisdictional, state or local Tax situation of any holders of any Secured Indebtedness; for these purposes, a 5% in aggregate increases in Taxes of any holder is a “material” increase; (III) the changes do not change the material economic terms, status as debt or seniority of any then-Outstanding Secured Indebtedness (i.e., debt versus equity, senior versus subordinated) of any Secured Indebtedness; (IV) following the proposed change, the Historical Senior Debt Service Coverage Ratio and Historical Combined Debt Service Coverage Ratio (each calculated as if the changes had occurred during the prior period of four (4) fiscal quarters had occurred) exceeded 1.35:1.0 and 1.60:1.0, respectively, and the Projected Senior Debt Service Coverage Ratio (each calculated including the changes) and Projected Combined Debt Service Coverage Ratio exceed 1.60:1.0 and 1.85:1.0, respectively, in each case calculated over a 3-year period following and taking into account the Framework Restructuring Event; (V) no existing covenants (e.g., incurrence covenants, lien covenants, restricted payment covenants, waterfall, coverage ratios, change of control covenants) on which the investors in outstanding Secured Indebtedness may have based their purchase decision are breached or modified; (VI) a Confirmation of Rating is obtained indicating that no Ratings Trigger Event will occur as a result of the changes; (VII) the assets included in the Trust Estate remain the same; (VIII) the Group Representative (w) certifies for the benefit of the Holders of Outstanding Obligations and the Master Trustee that such changes will not have a material adverse effect on any Obligation or Secured Indebtedness and that the conditions of this subsection shall have been satisfied, (x) obtains a bring-down non-consolidation opinion, (y) obtains customary closing opinions and certificates and modified legal documentation reasonably comparable to those received at any applicable Closing and (z) pays the reasonable documented out-of-pocket legal and other related expenses of any Holders of Obligations, the Master Trustee, the Master Servicer, the Depository, investors’ counsel and transaction counsel; and (IX) the Master Trustee shall sign the applicable documents. The Group Representative will deliver to the Holders of

Obligations, the Master Trustee and the Master Servicer (a) written notice of its intent to enter into a Framework Restructuring Event at least sixty (60) days prior to the proposed effective date; and (b) at least ten (10) days prior to the proposed effective date, copies of the proposed documents shall be delivered to the Holders of Obligations. In the interim, the Group Representative shall be available to investors in Secured Indebtedness to answer any questions about the proposed Framework Restructuring Event.
“Fund” shall mean any of the named Funds required to be established by the Depository and in the name of the Group Representative pursuant to Article V hereof.
“Governing Person” shall mean, with respect to a Person, the governing board of such Person or another Person or Persons having control over the actions or determinations of such first Person.
“Government Obligations” shall mean (i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Banks for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Bank System, Export-Import Bank of the United States, Federal Financing Bank, Federal Land Banks, Government National Mortgage Association, Farmer’s Home Administration, Small Business Administration, Federal Home Loan Mortgage Corporation or Federal Housing Administration; (iii) certificates which evidence ownership of the right to the payment of the principal of and/or interest on obligations described in clauses (i) and (ii), provided that such obligations are held in by a custodian in a special account separate from the general assets of such custodian; (iv) obligations the interest on which is excluded from gross income for purposes of federal income taxation pursuant to Section 103 of the Code, and the timely payment of the principal of and interest on which is fully provided for by the deposit in trust or escrow of cash or obligations described in clauses (i), (ii) or (iii); and (v) in the case of any Member or Participant not formed in the United States, cash and cash equivalents that are substantially equivalent in such entity’s Jurisdiction to those described in clauses (i) through (iv) above.
“Gross Revenues” shall mean for any Participant or Elective Venue Unit, (i) the amount of revenues derived from the Additional Properties listed on Schedule B (if any) hereto from time to time plus (ii) all operating and non-operating revenues, receipts and income of such Participant or Elective Venue Unit, as applicable, excluding, for avoidance of doubt, any distributions to such Participant or Elective Venue Unit from the Surplus Fund or the Acquisition Fund, and all rights to receive the same, whether in the form of accounts receivable, contract rights, chattel paper, instruments, general intangibles or other rights and all proceeds thereof, including insurance proceeds and condemnation awards, whether now existing or hereafter coming into existence and whether now owned or hereafter acquired and all amounts contributed to the capital of a Member by its owners. For the avoidance of doubt, Gross Revenues shall not include Deferred Revenues.

“Ground Lease” shall mean any ground lease under which a Participant holds its leasehold interest in any Project, any Mortgaged Property or any Additional Property.
“Group Representative” shall mean Live Nation VenueCo, LLC, a bankruptcy remote, special purpose Delaware limited liability company and its successors and assigns.
“Guaranty” means, collectively, those certain joint and several guaranty agreements, each entered into by a Jurisdiction, by and among the Participants within such Jurisdiction for the benefit of the Member therein, pursuant to which each signatory Participant guarantees the payment and performance of the obligations of all Participants within such Jurisdiction.
“Hedge” means an agreement being entered into with a counterparty (or whose obligation to make payment are credit enhanced or guaranteed by an entity) that, on the date the Hedge is entered into has an investment grade rating from at least one Designated Rating Agency, in order to hedge or manage the interest payable, whether at a fixed interest rate or variable interest rate, on all or a portion of any Secured Indebtedness, which agreement may include, an interest rate swap, basis swap, a forward or futures contract, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, or other financial measures and which arrangement does not constitute an obligation to repay money borrowed, credit extended or the equivalent thereof. Notwithstanding the foregoing, a swap agreement entered into in respect of a Swapped Security shall not constitute a Hedge for purposes of the priority of payment of swap breakage payments thereon.
“Historical Combined Debt Service Coverage Ratio” shall mean, as of any date of determination, the ratio determined by dividing (a) a numerator equal to the Revenues Available for Debt Service of the Obligated Group for the most-recent period of four consecutive Fiscal Quarters ending prior to such date of determination for which financial statements have been delivered in accordance with Section 6.9 by (b) a denominator equal to the sum of (x) the Scheduled Debt Service Requirements for all Obligations for such period, plus (y) any additional amounts required (as of such date of determination) to be deposited in the Debt Service Reserve Fund to meet the Debt Service Reserve Requirement with respect to all Senior Obligations together with, if applicable, any Debt Service Reserve Requirement for Subordinate Obligations. Such calculation shall be (i) subject to adjustment as provided in Section 5.2(c)(iii) hereof and (ii) calculated with all amounts expressed in Euros. Notwithstanding the foregoing, if a Historical Combined Debt Service Coverage Ratio is required to be calculated pursuant to this subsection during the first Fiscal Year following issuance of the Initial Obligation hereunder, the numerator and denominator for such calculation for any portion of such period falling prior to the date hereof shall be determined based upon the Ratio Assumptions. Furthermore, for all purposes of calculating the Historical Debt Service Coverage Ratio hereunder, the Group Representative shall perform such calculations in Euros, using the Alternative Currency Equivalent of each relevant currency as of the last Business Day of the period for which the calculation is being made.

“Historical Senior Debt Service Coverage Ratio” shall mean, as of any date of determination, the ratio determined by dividing (a) a numerator equal to the Revenues Available for Debt Service of the Obligated Group for the most-recent period of four consecutive Fiscal Quarters ending prior to such date of determination for which financial statements have been delivered in accordance with Section 6.9 by (b) a denominator equal to the sum of (x) the Scheduled Debt Service Requirements for all Senior Obligations for such period, plus (y) any additional amounts required (as of such date of determination) to be deposited in the Debt Service Reserve Fund to meet the Debt Service Reserve Requirement with respect to all Senior Obligations. Such calculation shall be subject to adjustment as provided in Section 5.2(c)(iii) hereof and calculated with all amounts expressed in Euros. Notwithstanding the foregoing, if a Historical Senior Debt Service Coverage Ratio is required to be calculated pursuant to this subsection during the first Fiscal Year following issuance of the Initial Obligation hereunder, the numerator and denominator for such calculation for any portion of such period falling prior to the date hereof shall be determined based upon the Ratio Assumptions. Furthermore, for all purposes of calculating the Historical Debt Service Coverage Ratio hereunder, the Group Representative shall perform such calculations in Euros, using the Alternative Currency Equivalent of each relevant currency as of the last Business Day of the period for which the calculation is being made.
“Holder” shall mean, as the context requires, any holder or other obligee on an Obligation pursuant to Section 2.4 hereof and shall include successors or assigns.
“HoldCo Participant” shall mean a Participant that, in lieu of holding an interest in the Jurisdictional Member owns one hundred percent (100%) of one or more other Participants in its Jurisdiction and with respect to the same Venue.
“IFRS” shall mean International Financial Reporting Standards.
“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with Applicable Accounting Standards; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (including any earn out obligations but, for the avoidance of doubt, excluding any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor), which purchase price is (i) is due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) Disqualified Equity Interests; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of a third party will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire the Indebtedness of another Person or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; and (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedge, in each case, whether entered into for hedging or speculative purposes or otherwise.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(1)obligations under any governmental license or permits or other governmental approvals (or guarantees given in respect of such obligations) in the ordinary course of business;
(2)intercompany trade payables among the Participants;
(3)prepaid or deferred revenue, including prepayments of deposits received from clients or customers, arising in the ordinary course of business;
(4)amounts owed in respect of overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or from automated clearing-house transfers of funds;
(5)any customary purchase price or other post-closing payment adjustments, including royalties, earnout obligations, contingent payments or deferred payments of a similar nature incurred as post-closing adjustments in connection with any acquisition of a Venue in compliance with the terms hereof or any asset sale, in each case to which the counterparty may become entitled; provided however that, at the time of such closing, any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determinable which are paid in accordance with the timing provided in the applicable agreement (the foregoing, “Post-Closing Adjustments”); provided, however, seller take-back loans incurred in connection with the acquisition of a Venue are not Post-Closing Adjustments; and provided further, however, that in the case of a disposal of a Venue the maximum aggregate liability of any such Person in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by such person in connection with such sale;
(6)for the avoidance of doubt, any obligations in respect of workers’ compensation claims; customary early retirement or termination obligations; payroll liabilities; customary deferred compensation, employee or director equity plans; pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, in each case in the ordinary course of business; or
(7)Equity Interests other than Disqualified Equity Interests.
“Independent” shall mean, with respect to any Person, another Person who is not (i) a Governing Person with respect to such Person, (ii) a member of the governing board of any Member or Governing Person with respect to such Person, (iii) an officer or employee of any Member, or (iv) a Person having a partner, director, officer, member, or substantial stockholder who is a member of the board of any Member or who is a Governing Person with respect to such

Person or an officer or employee of a Member or Governing Person with respect to such Person; provided, however, that the fact that such Person is retained regularly by or transacts business with a Member shall not make such Person an employee within the meaning of this definition.
“Independent Director” or “Independent Manager” shall have the respective meaning given thereto in a Member’s or Participant’s Organizational Documents, as applicable.
“Independent Public Accountant” shall mean an Independent accounting firm which (i) is appointed by the Group Representative for the purpose of examining and reporting on or passing on questions relating to the financial statements of one or more Participants and/or Members and/or the Obligated Group, (ii) has all certifications necessary for the performance of such services under Applicable Accounting Standards and (iii) has a favorable reputation for skill and experience in performing similar services in respect of entities engaged in reasonably comparable endeavors.
“Inflation Factor” means, as of any point in time, two percent (2%) per annum based on the number of Fiscal Years since the Closing Date (or, if later, the date of the relevant agreement in which a figure is described), adjusted quarterly. For avoidance of doubt, if a point in time is 3 Fiscal Years and 3 months after the Closing Date (or other applicable date), the Inflation Factor would be calculated based on 2.25 Fiscal Years having elapsed.
“Initial Members” shall have the meaning given such term in the Recitals hereto.
“Initial Obligation” shall mean the Obligation being issued in accordance with the First Supplemental Indenture.
“Insolvency Opinion” shall have the meaning given such term in Section 6.3 hereof.
“Intercompany Loan Agreement” shall mean each certain document of such name entered into, for a particular Jurisdiction, by and between, among other parties, if applicable, the applicable Member with respect to such Jurisdiction and the Participants therein.
“Intercompany Loan Documents” shall mean, collectively with respect to a Jurisdiction, the Intercompany Loan Agreement, each related Mortgage, the related Pledge and Security Agreement, the related Guaranty, any related Services Agreement applicable to such Jurisdiction, each related Ratification Agreement, each related Collateral Assignment of Revenues, each related Sub-Program Agreement, each joinder to a related Sub-Program Agreement, each related Collateral Questionnaire, each related Account Control Agreement, each related intellectual property security agreement and each other document evidencing or securing any additional payment or other obligation on the part of any Participant to the Member located in such Jurisdiction in connection with Participant Loans.
“Inter-Member Loan” shall have the meaning given such term in Section 5.17(a) hereof.

“Inter-Participant Loan” shall have the meaning given such term in Section 5.17(a) hereof.
“Investment Grade Rating” shall mean a long-term credit rating in the four (4) highest rating categories by any Designated Rating Agency.
“Investment” shall mean, as to any Person, (i) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, any of the securities of any other Person; (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by such Person to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iii) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedge, whether entered into for hedging or speculative purposes or otherwise. The outstanding amount of any Investment of the type described in clauses (i) and (ii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“Investment Securities” shall mean and include any of the following to the extent the same are legal investments under the laws of any applicable Jurisdiction:
(i)cash deposits (insured, if in the United States of America, at all times by the Federal Deposit Insurance Corporation or otherwise collateralized with Government Obligations);
(ii)Government Obligations;
(iii)deposit accounts denominated in a currency used in a Jurisdiction and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or by any Jurisdiction that has a combined capital and surplus and undivided profits of not less than €500,000,000 or the equivalent in the currency of such Jurisdiction which either (a) have a rating on their short-term certificates of deposit (maturing no more than 360 days after the date of purchase in the highest short-term rating category of at least two Designated Rating Agencies, (b) are insured at all times by the Federal Deposit Insurance Corporation, for United States of America financial institutions or (c) are collateralized with Government Obligations at 102% of the value thereof, valued daily;
(iv)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Designated Rating Agency;
(v)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Designated Rating Agencies, and (iii) have portfolio assets of at least $5,000,000,000, including, without limitation, funds for which a Depository, its Affiliates and/or subsidiaries provide investment advisory or other management services;

(vi)non-U.S. money market funds that (i) are rated AAA and Aaa (or equivalent rating) by at least two Designated Rating Agencies and (ii) have portfolio assets of at least $5,000,000,000, including, without limitation, funds for which a Depository, its Affiliates and/or subsidiaries provide investment advisory or other management services;
(vii)other forms of investments (including repurchase agreements) which are not unacceptable to the Designated Rating Agencies;
(viii)repurchase agreements relating to securities described in clauses (i) and (ii) above, with a Qualified Investment Provider which agreement shall provide that (A) such securities have a value of at least 103% (valued daily) of the specified repurchase price and are deposited with the Depository on behalf of the Group Representative or with a third-party custodian approved by the Master Trustee (acting on the written instructions of the Group Representative, and in accordance with documentation satisfactory to the Master Trustee (acting on the written instructions of the Group Representative), (B) the provider will repurchase such securities without penalty upon request of the Master Trustee (acting on the written instructions of the Group Representative) in order to use the proceeds for any purpose for which the Fund or Account from which the investment was made may be used, and (C) the Master Trustee is expressly authorized to cause to be liquidated such securities upon the written direction of the Group Representative in the event of the insolvency of the provider or the commencement by or against the provider of a case under the Bankruptcy Code or the appointment or taking possession by a trustee or custodian of the assets of the provider;
(ix)a guaranteed investment contract with a defined termination date, secured by Government Obligations or other security not unacceptable to any Designated Rating Agency in an amount at least equal to the amount invested under the contract and pledged to the Master Trustee;
(x)deposit accounts with any commercial bank organized under the laws of the United States of America or any State thereof or by any Jurisdiction that has a combined capital and surplus and undivided profits of not less than €500,000,000 or the equivalent in the currency of such Jurisdiction, which provide for payment by such commercial bank to the depositor of a rate of return on uninvested funds based on a percentage (as agreed between such commercial bank and the Group Representative) of the European Central Bank deposit facility rate (in the case of Euros), The Bank of England Current Bank Rate (in the case of Pounds Sterling, the Secured Overnight Financing Rate (in the case of Dollars)] or similar benchmark rate (in the case of any currency other than Euros, Dollars or Pounds Sterling), in each case as in effect from time to time; and
(xi)any investment categories in any Jurisdiction other than the United States of America as may be permitted by a Supplemental Indenture hereto.
provided that all decisions as to the selection, acquisition and disposition of Investment Securities shall be made by the Group Representative or the Master Trustee shall act solely on the written instruction of the Group Representative in connection therewith, and the Master Trustee shall bear no liability for any investment made in accordance with such written instruction. For all purposes hereof, ratings on holding companies are not ratings on the banking subsidiaries.

“Irish Management Company” shall mean, initially and collectively, Live Nation Worldwide, Inc. and Live Nation Ireland Holdings, Ltd. or a replacement selected by the Group Representative in accordance with Section 12.6 hereof.
“Joinder Agreement” shall mean a written instrument by which a Person becomes a Member and thereby becomes subject to this Master Indenture and any Supplemental Indentures in accordance with the terms and provisions of Article X, substantially in the form of Exhibit D or in such other form approved by the Master Trustee acting on the written instructions of the Majority Applicable Holders.
“Joint Venture” shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Judgment Currency” shall have the meaning given such term in Section 5.16(f) hereof.
“Jurisdiction” shall mean any country or other governmental unit in which a Member or Participant, as applicable, is located or organized, as applicable. The initial Jurisdictions are set out on Exhibit A hereto.
“Kroll” means Kroll Bond Rating Agency, LLC.
“Laws” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.
“Lien” shall mean (i) any lien, mortgage, deed of trust, pledge, assignment for security purposes, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease (including any ground lease) or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Limited Special Purpose Entity” shall mean a corporation, limited partnership, limited liability company or comparable entity in any Jurisdiction which at all times from and after the date hereof:
(a)if a Member, is organized solely for the purpose of (i) consummating the transactions contemplated by this Master Indenture and the applicable Intercompany Loan Documents; (ii) guaranteeing, by entering into this Master Indenture or a Joinder thereto, the obligations hereunder and under the Intercompany Loan Documents, of the other Obligated Group Members; and/or (iii) becoming a Member of the Obligated Group, and in the case of the Group Representative, acting as Group Representative hereunder; for the avoidance of doubt, a

Member shall not (x) operate any business or own any assets, except with respect to financial assets in an account covered by an Account Control Agreement, to the extent required pursuant to its Organizational Documents or Applicable Laws in order to be a Limited Special Purpose Entity or (y) issue Equity Interests except to a Participant in its Jurisdiction.
(b)if a Participant, is organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating one of the Projects, Mortgaged Properties or Additional Properties and consummating the transactions contemplated by the applicable Intercompany Loan Documents and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; and/or (ii) owning a membership interest or comparable economic interest in the Member within its Jurisdiction;
(c)shall in its Organizational Documents or relevant Intercompany Loan Documents contain the then-applicable requirements given with respect to the “separateness covenants” contained therein; and
(d)has complied and will comply with all of the terms and provisions contained in its Organizational Documents or, if applicable, such “separateness covenants” in the applicable Intercompany Loan Documents.
“LNW” shall mean Live Nation Worldwide, Inc.
“Long-Term Indebtedness” means all of the following Obligations securing Secured Indebtedness that is:
(i)an obligation for the payment of principal and interest with respect to money borrowed for an original term, or renewable at the option of the borrower for a period from the date originally incurred, longer than one year;
(ii)an obligation for the payment of money under leases that are required to be capitalized under generally accepted accounting principles;
(iii)an obligation for the payment of money under installment purchase contracts having an original term in excess of one year;
(iv)an obligation that would constitute Short-Term Indebtedness if a credit facility were not in effect with respect thereto; or
(v)a Guaranty of any Indebtedness that would be described in item (i), (ii), (iii) or (iv) above if such Secured Indebtedness were incurred directly.
“Majority Applicable Holders” shall mean in the case of consent or direction to be given hereunder, the Holders of the majority in aggregate principal amount of Outstanding Senior Obligations or, if no Senior Obligation remains Outstanding, the Holders of the majority in aggregate principal amount Outstanding of Subordinate Obligations. Holders of Subordinated Bridge Loan Obligations shall have restricted rights to vote hereunder, having only the rights to vote on matters affecting Subordinate Obligations or Subordinated Bridge Loan Obligations.
“Management Company” shall mean a Person appointed in accordance with Section 12.6 hereof to perform certain management services on behalf of one or more Participants in a Jurisdiction pursuant to a Services Agreement acceptable to the Master Trustee acting on the written instructions of the Majority Applicable Holders.

“Master Indenture” shall have the meaning given such term in the preamble hereto.
“Master Servicer” shall mean, initially, Mount Street Mortgage Servicing Limited or a replacement servicer acting on behalf of the Master Trustee selected in accordance with Article IX hereof.
“Master Trustee” shall mean, initially, Mount Street Mortgage Servicing Limited, acting as trustee hereunder for the benefit of Holders, or a replacement Master Trustee selected in accordance with Article VIII hereof.
“Material Adverse Effect” shall mean (a) a material adverse effect on (i) the business, operations, properties, assets or financial condition of the Members and Participants, collectively, or (b) any event or occurrence of whatever nature which would materially and adversely change (i) the Participants’ ability, taken as a whole, to perform their obligations under the Related Ground Leases, Joint Venture Agreements or Intercompany Loan Documents; (ii) the Master Trustee’s security interests in the security pledged hereunder, including, by assignment, any Participant Collateral; (iii) the Members’ ability, taken as a whole, to perform their obligations under the Secured Indebtedness, Related Financing Documents and Intercompany Loan Documents; (iv) the legality, validity, binding effect or enforceability against any Member or Participants of the Intercompany Loan Documents or Related Financing Documents and this Master Indenture to which it is a party, other than any removal of a Participant in accordance with the terms thereof; or (v) the rights, remedies and benefits available to, or conferred upon, the Master Trustee or any Holder of an Obligation under the Intercompany Loan Documents, Related Financing Documents or Related Agreements.
“Maximum Annual Debt Service Requirements” shall mean, for any Obligation, as specified as of the date of calculation, the highest annual Debt Service Requirements payable during the then current or any succeeding Fiscal Year over the remaining term of such Obligation.
“Member” shall mean the Initial Members and any other Person which has become a Member in accordance with the provisions of Article XII hereof.
“Member Debt Service Requirement” shall have the meaning given such term in Section 5.17(b) hereof.
“Model” shall mean, initially, that certain Excel model created by the Placement Agents, with the input and underlying data provided by the Group Representative, the Members and the Participants or Elective Venue Units, as applicable, as it was last updated on April 30, 2026. It is understood that the Model will be updated periodically by the Group Representative with respect to the factual information underlying the Model at the specific Venues and to assist it with the preparation of Annexes 1 through 6, inclusive. At the time of issuance of additional Obligations, the version of the Model applicable thereto, including with respect to assumptions regarding Debt Service, shall be identified in the applicable Supplemental Indenture.
“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, charge, pledge, lien, deed of trust or other security documents as shall be executed to effect a security interest to secure the obligations of the applicable Participant(s) in a Project or Mortgaged Property as security for its obligations under the applicable Intercompany Loan Documents or any other agreement or arrangement having a similar effect.
“Mortgaged Property” shall mean any property that is covered by a Mortgage.
“MTI Administrative Costs” shall mean the fees, costs and out of pocket expenses of the Master Trustee, Master Servicer, or Other Agents, fees payable to a Reserve Account Credit Facility Provider and other similar fees and out-of-pocket expenses relating to the administration of the Indenture.
“Negative Monthly Adjusted Operating Income” means, for a Person, the absolute value of such Person’s Adjusted Operating Income in a calendar month, if such Adjusted Operating Income is less than zero (0).
“The Netherlands” means the Kingdom of the Netherlands.
“Net Change” shall have the meaning given in Section 5.2(b) hereof.
“Net Insurance/Condemnation Proceeds”1 means an amount equal to: (i) any Cash payments or proceeds received by (x) the Master Trustee in respect of a covered loss under any title insurance policy with respect to any deficiency or loss of title to any property or (y) any Member or any Participant (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the applicable Member or Participant by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) with respect to clause (y) above, (a) any actual costs incurred by the applicable Member or Participant in connection with the adjustment or settlement of any claims in respect thereof (including, but not limited to, attorney’s fees), (b) any bona fide direct (and, for purposes of income taxes described below, indirect) costs incurred by the applicable Member or Participant in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable by any Person holding direct or indirect interests in the applicable Member or Participant as a result of any gain recognized in connection therewith, (c) any actual restoration and repair costs incurred by the applicable Member or Participant (1) to demolish any damaged property and remove the same or to otherwise take actions to stabilize the property to remove any danger or potential injury to persons or property, (2) to comply with any Applicable Laws or (3) to comply with the requirements of any applicable leases or other obligations of the Persons owning or leasing the same and (d) a reasonable reserve to pay costs and expenses of the applicable Member or Participant arising and due to third parties in connection with the applicable assets; provided that upon release of any such reserve to the applicable Member or Participant, the amount released shall be considered Net Insurance/Condemnation Proceeds.
1 Subject to RE review

“Net Mark to Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from a Hedge or other Indebtedness of the type described in clause (k) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge or such other Indebtedness as of the date of determination (assuming the Hedge or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge or such other Indebtedness as of the date of determination (assuming such Hedge or such other Indebtedness were to be terminated as of that date).
“Net Operating Income“ means for any Person, for any period, an amount equal to (a) the aggregate Gross Revenues from operations of such Person during such period minus (b) the sum of all Operating Expenses of such Person during such period (including accruals for real estate taxes and insurance and property management fees, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with Applicable Accounting Standards. For purposes of the foregoing, debt service, including scheduled principal of and interest on, Acquired Indebtedness may be treated as part of Operating Expenses for the purposes hereof by the applicable Participant notwithstanding the treatment thereof under Applicable Accounting Standards.
“Net Revenues” shall mean, with respect to any computation period, the following for any one or more Participants or Elective Venue Units or, as the context requires, Obligated Group, Gross Revenues derived from the operation of a Project, Mortgaged Property or Additional Property in such Jurisdiction less (i) minus the actual Operating Expenses applicable to such Person(s), and (ii) plus or minus any other amount expressly agreed in a Supplemental Indenture hereto with the written consent of the Majority Applicable Holders, in each case Gross Revenues and Operating Expenses determined under Applicable Accounting Standards. For the avoidance of doubt, Net Revenues shall not include Deferred Revenues until they are recognized as part of Net Income under Applicable Accounting Standards. Additionally, debt service, including scheduled principal of and interest on, Acquired Indebtedness may be treated as part of Operating Expenses for the purposes hereof by the applicable Participant notwithstanding the treatment thereof under Applicable Accounting Standards.
“Non-Asset Costs” shall have the meaning given such term in Section 5.17(b) hereof.
“Non-Asset Costs Debt Service” shall have the meaning given such term in Section 5.17(b) hereof.
“Obligated Group” shall mean, collectively, all Members.
“Obligation” shall mean any evidence of Indebtedness of the Obligated Group in respect of its financial obligations in respect of an issuance of Secured Indebtedness, each such Obligation to be issued in the form approved in a Supplemental Indenture, including any Obligation issued to secure a Specified Hedging Agreement.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Certificate” shall mean a certificate signed by an Authorized Representative of the appropriate Member or Participant or the Group Representative, as applicable. When an Officer’s Certificate is required hereunder to set forth matters relating to more than one Member of the Obligated Group, such Officer’s Certificate shall be signed by an Authorized Representative of each such Member.
“Operating Expense Budget” shall have the meaning given such term in Section 6.9(e) hereof.
“Operating Expense Certificate” shall mean the certification of the Group Representative described in Section 5.4 hereof.
“Operating Expenses” shall mean all reasonable ordinary expenses of any Participant in operating and maintaining the physical plant of any Project, Mortgaged Property or Additional Property (including, without limitation, all reasonable customary fees paid to and out-of-pocket expenses reimbursed to any manager, including without limitation, a Management Company, under the terms of a management agreement and may include repair items that are capitalizable but does not include (i) Capital Expenditures, (ii) principal of (or amortization of principal, premium or discount on) and interest on Obligations or payments under the Intercompany Loan Documents, (iii) taxes on net income, taxable income, book income, net revenues, gross receipts, profits, equity, net book value, net worth or any combination thereof of such Participant, (iv) the amount of all costs and expenses incurred with the closing of the transactions contemplated hereunder, or (v) any non-cash impairment of goodwill or other intangibles required to be taken pursuant to Applicable Accounting Standards and any other non-cash charges; for purposes of the foregoing, debt service, including scheduled principal of and interest on Acquired Indebtedness, may be treated as Operating Expenses by the applicable Participant notwithstanding the treatment thereof under Applicable Accounting Standards.
“Opinion of Counsel” shall mean an opinion or opinions in writing, signed by legal Counsel reasonably acceptable to the Master Trustee. As to any factual matters involved in an Opinion of Counsel, such Counsel may rely, to the extent that they deem such reliance proper, upon a certificate or certificates setting forth such matters which have been signed by an official, officer, general partner or authorized representative of a particular Person.
“Optional Tender Indebtedness” means any Secured Indebtedness that is subject to optional or mandatory tender by the holder thereof (including, without limitation, any mandatory tender in connection with the expiration of any credit facility securing such Secured Indebtedness or any conversion of the interest rate thereon) for purchase or redemption prior to the stated maturity date thereof if the purchase or redemption price of such Secured Indebtedness is under any circumstances payable by the Obligated Group.

“Organizational Documents” shall mean for any Member or Participant the organizational documents governing the creation, existence and powers and capacity of such Member or Participant, as in effect on the date in question.
“Other Agent” shall mean each note agent, paying agent or registrar in its capacity as such under any Related Financing Document.
“Outstanding” shall mean all Obligations issued, authenticated and delivered hereunder other than (i) Obligations as to which all required payments of principal, premium and interest have been fully paid or have been duly provided for pursuant to Article XI hereof, and (ii) Obligations surrendered to and required to be cancelled by the Master Trustee or otherwise replaced, as provided in Article II hereof.
“Parallel Debt” shall mean, in the context of any Dutch law Pledge and Security Agreement and any Dutch law Mortgage, any amount equal to the aggregate of the Principal Obligations of any Dutch Participant or the Dutch Member or, in the context of another Parallel Debt Jurisdiction, any amount equal to the aggregate of the obligations of a Participant or the Member in such Parallel Debt Jurisdiction, in each case which is payable pursuant to the Parallel Debt Covenant.
“Parallel Debt Jurisdiction” shall have the meaning set forth in the Granting Clauses hereto.
“Parallel Debt Covenant” has the meaning ascribed to such term in Section 15.3.
“Participant” shall mean, with respect to a particular Member, each applicable Participant located in the same Jurisdiction as such Member which (i) other than a HoldCo Participant, owns and/or operates a Project or Projects, Mortgaged Property and/or Additional Property and (ii) is party to the Intercompany Loan Documents with respect to such Jurisdiction. The initial Participants as of the date hereof are listed on Exhibit B hereto. In all events, a determination as to whether, with respect to a Participant which does not own a particular Project or Projects, the related land-owning Person or Persons should also be included as a Participant shall be made, collectively, by the relevant Member in the applicable Jurisdiction and the Group Representative; provided, however, that in all events any Ground Lease shall satisfy the applicable criteria for Ground Leases set out on Schedule C hereto.
“Participant Collateral” shall have the meaning set forth in the Granting Clauses hereto.
“Participant Debt Service Requirement” shall have the meaning given such term in Section 5.17(b) hereof.
“Participant Loan” shall have the meaning assigned to the term “Loan” under each Intercompany Loan Agreement.
“Permitted Encumbrances” shall mean those encumbrances enumerated in Section 6.7 hereof.

“Person” shall mean an individual, a corporation, a limited partnership, a general partnership, a limited liability company, a limited liability partnership, a joint stock company, a Joint Venture, an association, a company, a trust, a bank, a trust company, a land trust, a business trust, a governmental unit or an agency, political subdivision or instrumentality thereof or any other group or organization of individuals, whether or not legal entities.
“Platform” shall mean Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Pledge and Security Agreement” shall mean each applicable pledge and security agreement, debenture or local law equivalent over the assets of a Participant or Participants within a Jurisdiction entered into or to be entered into by those Participant(s) in favor of the Master Trustee in an agreed form.
“Pledged Account” shall have the meaning given such term in Section 10.12 hereof.
“Primary Net Revenue Amount” shall have the meaning given in Section 5.2(b) hereof.
“Prior Quarter” shall have the meaning given such term in Section 5.17(b) hereof.
“Principal Obligations” shall mean, in relation to (i) any Dutch Participant and the Dutch Member and (ii) any Participant and Member in any other Parallel Debt Jurisdiction respectively and at any given time, each amount (whether matured or not) owing by such a Participant to the applicable Member under any Secured Indebtedness, any Intercompany Loan Document, this Master Indenture, any Sub-Program Agreement, any Obligation and any Supplemental Indenture (other than the Parallel Debt).
“Project” shall mean a facility for which one or more Participants is the owner in fee simple, operator or ground lessee, including (but not limited to) Venues the acquisition, construction or renovation of which is financed or refinanced by one or more Series of Secured Indebtedness.
“Project Criteria” shall mean each of the following criteria:
(a)The Project is a live entertainment Venue;
(b)Neither the Group Representative nor any associated Participant(s) has received written notice of any material violation of environmental laws or is actually remediating any portion of the prospective Mortgaged Property with respect to any environmental issues; and
(c)Each applicable Participant must have the ability to mortgage or otherwise pledge its interest in the Project as security for its Loan Obligations (as defined in the Intercompany Loan Agreement) under the respective Intercompany Loan Agreement and, if such interest is an interest in a Ground Lease, the term of such Ground Lease (without regard to renewals) must exceed at least 120% of the final maturity, in years, of all attributable Secured Indebtedness allocated thereto pursuant to a Sub-Program Agreement.
“Projected Combined Debt Service Coverage Ratio” shall mean, with respect to any computation period, the ratio determined by dividing (a) a numerator equal to the Projected

Revenues Available for Debt Service of the Obligated Group for such period by (b) a denominator equal to the Scheduled Debt Service Requirements for all Obligations (including with respect to proposed Obligations the expected amortization schedule for the proposed Secured Indebtedness relating thereto) for such period and calculated with all amounts expressed in Euros. Furthermore, for all purposes of calculating the Projected Senior Debt Service Coverage Ratio hereunder, the Group Representative shall perform such calculations in Euros, using the Alternative Currency Equivalent of each relevant currency as of the first Business Day of the period for which the calculation is being made.
“Projected Revenues Available for Debt Service” shall mean, with respect to any computation period, for any one or more Participants or Elective Venue Unit, as applicable, or, as the context requires, the entire Obligated Group, the following: (i) the Budgeted Net Revenues, less (ii) (A), without duplication for amounts subtracted in the calculation of Budgeted Net Revenues for such period, all projected Operating Expenses expected to be paid during such period out of the Current Revenue Account pursuant to Section 5.2(b) plus (B) any amount projected to be deposited to the Excess Operating Expense Fund during such period, in each case using reasonable, consistently applied and stated assumptions, including reasonable assumptions as to the Net Revenues to be deposited into the Current Revenue Account by any new or renovated Project or Participant becoming subject to any Intercompany Loan Documents and calculated with all amounts expressed in Euros. Furthermore, for all purposes of calculating the Projected Revenues Available for Debt Service hereunder, the Group Representative shall perform such calculations in Euros, using the Alternative Currency Equivalent of each relevant currency as of the first Business Day of the period for which the calculation is being made.
“Projected Senior Debt Service Coverage Ratio” shall mean, with respect to any computation period, the ratio determined by dividing (a) a numerator equal to the Projected Revenues Available for Debt Service of the Obligated Group for such period by (b) a denominator equal to the Scheduled Debt Service Requirements for all Senior Obligations (including, with respect to any proposed Senior Obligations, the expected amortization schedule for the proposed Secured Indebtedness relating thereto) for such period and calculated with all amounts expressed in Euros. Furthermore, for all purposes of calculating the Projected Senior Debt Service Coverage Ratio hereunder, the Group Representative shall perform such calculations in Euros, using the Alternative Currency Equivalent of each relevant currency as of the first Business Day of the period for which the calculation is being made.
“Qualified Investment Provider” shall mean a financial institution or insurance company which has (or the parent company or guarantor of which has) at the date of execution of the applicable investment agreement an outstanding issue of unsecured, uninsured and unguaranteed debt obligations or a claims paying ability rated in either of the two highest long-term rating categories by any Designated Rating Agency (without regard to gradations) or, if there is no such Designated Rating Agency, by such other nationally recognized rating service or services as may be acceptable to the Master Trustee, acting on the written instructions of the Group Representative.

“Qualified Reserve Account Credit Facility Provider” shall mean (i) in the case of a surety bond or insurance policy, an insurance company or association duly authorized to do business in the State in which it is domiciled and either (A) the claims paying ability of such insurance company or association shall be rated at the time such surety bond or insurance policy is delivered in the highest rating categories accorded by a nationally recognized insurance rating agency or (B) obligations insured by a surety bond or an insurance policy issued by such company or companies or association shall be rated at the time such surety bond or insurance policy is delivered in the highest or second highest rating category by a Designated Rating Agency; and (ii) in the case of a letter of credit, a bank, a trust company, a national banking association, a corporation subject to registration with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956 or any successor provision of law, or a domestic branch or agency of a foreign bank which branch or agency is duly licensed or authorized to do business under the laws of any state or territory of the United States of America and either (A) the unsecured or uncollateralized long term debt obligations of such entity are rated at the time such letter of credit is delivered in the highest or second highest rating category by a Designated Rating Agency or (B) long term obligations secured or supported by a letter of credit issued by such entity are rated at the time such letter of credit is delivered in the highest or second highest rating category by a Designated Rating Agency.
“Quarterly Member Difference” shall have the meaning given such term in Section 5.17(b) hereof.
“Ratification Agreement” means, for any Participant, the document or such name or of similar import pursuant to which a Participant joins the Intercompany Loan Agreement, the Guaranty and other applicable Intercompany Loan Documents for the applicable Jurisdiction.
“Rating” means a rating on any Secured Indebtedness by a Designated Rating Agency.
“Rating Agency” shall mean any rating agency or agencies rating any applicable Secured Indebtedness secured by Obligation(s) issued hereunder.
“Ratings Trigger Event” shall mean that, following a proposed action or event at the time a Confirmation of Rating is sought, the Rating assigned to an issuance of Secured Indebtedness is below BBB by Kroll or below an equivalent rating by another Designated Rating Agency then rating the Secured Indebtedness.
“Ratio Assumptions” shall mean, for purposes of calculating the Fixed Charge Coverage Ratio or any Historical Senior Debt Service Coverage Ratio or Historical Combined Debt Service Coverage Ratio with respect to which a portion of the applicable measurement period ends on or prior to the Closing Date, the numerators and denominators with respect to such calculations shall be assumed to be as follows:

Quarter Ending	Numerator[1]	Debt Service Requirements Senior[2]	Debt Service Requirements Combined[3]
Mar 31 – 2026	€13,006,618	€0	€0
Dec 31 – 2025	€17,203,552	€16,801,750	€16,801,750
Sep 30 – 2025	€33,260,181	€0	€0
Jun 30 – 2025	€19,310,181	€5,133,868	€5,133,868
Total	€82,780,531	€21,935,618	€21,935,618
1.This is actual AOI of all Participants for the relevant Fiscal Quarter.
2.For purposes of this calculation, Debt Service Requirements for the relevant Fiscal Quarter will be the expected Debt Service Requirements for all Senior Obligations for the corresponding Fiscal Quarter during the following Fiscal Year.
3.For purposes of this calculation, Debt Service Requirements for the relevant Fiscal Quarter will be the expected Debt Service Requirements for all Obligations for the corresponding Fiscal Quarter during the following Fiscal Year.

For any Fixed Charge Coverage Ratio calculations, separate tables shall apply for each Initial Participant. For each, the numerator, will equal the AOI of the Participant for the corresponding Fiscal Quarter of the prior Fiscal Year. The cash amount will be the cash held by the applicable Participant on the Closing Date (not the first day of the period), after all contemplated uses of funds on the Closing Date. The denominator will be the sum of annualized Debt Service Requirements and the Passed-Through Finance Charges (as defined in the Intercompany Loan Agreement) for the Participant for the corresponding Fiscal Quarter in the following Fiscal Year. The applicable per-Participant tables are as follows:

“Refinancing Indebtedness” shall mean the Assumed Principal Amortization at the Assumed Finance Rate based upon the Model at original time of issuance of an Obligation.
“Reimbursement Agreement” shall mean, with respect to any Reserve Account Credit Facility or a Back-up Letter of Credit, any agreement with the Reserve Account Credit Facility Provider or provider thereof, as applicable, governing the terms of any repayment to the Reserve Account Credit Facility Provider or Back-up Letter of Credit Provider for any advances made under the Reserve Account Credit Facility or Back-up Letter of Credit, as applicable, or setting out material terms and conditions with respect thereto.
“Register” shall have the meaning given such term in Section 2.4(a) hereof.
“Related Agreements” shall mean (i) any Ground Lease; (ii) any Services Agreement; (iii) any Joint Venture agreement for a Venue operating as a Joint Venture; (iv) any operating agreement for a Venue that is operated but not owned or ground leased; (v) any Related Agreements identified as such in the relevant Intercompany Loan Agreement or Sub-Program Agreement; (vi) any Related Financing Documents, and (vii) any easement that provides rights to access or for parking for the benefit of any portion of the Mortgaged Property.

“Related Financing Documents” shall mean all documents pursuant to which a tranche of Secured Indebtedness secured by an Obligation issued hereunder has been issued, the payment obligations evidenced by the Obligation have been created and any additional security for such tranche, if any, has been granted.
“Related Ground Lease” shall mean any Ground Lease related to a particular Project, Mortgaged Property or Additional Property, if any, as the context requires.
“Related Mortgage” shall mean the Mortgage related to a particular Project or Mortgaged Property, as the context requires.
“Release Conditions” shall mean that, for any step in the Waterfall (in each case, the “Applicable Step”), the following conditions have been met: (a) all steps under the Waterfall senior in position to the Applicable Step have been fully funded from the Waterfall or from excess amounts on deposit in the Surplus Fund as of a quarterly testing date), (b) no Event of Default or Default shall have occurred and be continuing, (c) the Obligated Group has, at the time of such proposed transfer, (1) a Historical Senior Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the then most recently-ended period of four (4) consecutive Fiscal Quarters and (2) a Projected Senior Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the four (4) Fiscal Quarter period beginning at the end of the most recently-ended Fiscal Quarter, and (d) the Obligated Group has, at the time of such proposed distribution, (1) a Historical Combined Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the then most recently-ended period of four (4) consecutive Fiscal Quarters and (2) a Projected Combined Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the four (4) Fiscal Quarter period beginning at the end of the most recently-ended Fiscal Quarter.
“Required Monthly Deposits” shall mean in any calendar month, with respect to an Outstanding Obligation: (i) the interest due with respect to the Secured Indebtedness secured thereby in such month (treating for these purposes net regularly-scheduled periodic payments under a Specified Hedging Agreement as interest); and (ii) the principal due on the Secured Indebtedness secured thereby in such month. In calculating the Required Monthly Deposits, the Master Servicer shall take into account, and credit as deposited towards the Required Monthly Deposit with respect to the applicable Secured Indebtedness, amounts required to be credited to any debt service fund or other similar fund or account held by the applicable Collateral Agent (e.g., in respect of capitalized interest), and may adjust for earnings and other surplus amounts held in the Current Revenue Account, the applicable Debt Service Reserve Fund and the Debt Service Fund hereunder. For the avoidance of doubt, “Required Monthly Deposits” shall not include (i) any prepayments of an Obligation required to be made in connection with any unscheduled mandatory prepayment or redemption of such Secured Indebtedness or any optional prepayment or redemption of such Secured Indebtedness for which irrevocable notice has been sent; or (ii) any termination payments due under any Hedge.
“Reserve Account Credit Facility” shall mean any letter of credit, surety bond or bond insurance policy held for the benefit of a Debt Service Reserve Fund and meeting the following criteria: (i) any such letter of credit, surety bond or bond insurance policy shall be issued or provided by a Reserve Account Credit Facility Provider that is, as of the date of delivery thereof with the Master Trustee, a Qualified Reserve Account Credit Facility Provider; (ii) in connection with the delivery of such letter of credit, surety bond or bond insurance policy, to the Master Trustee, the Master Trustee shall have received (A) an Opinion of Counsel in customary form acceptable to the Master Trustee to the effect that such letter of credit, surety bond or bond insurance policy has been duly authorized, executed and delivered by the Reserve Account Credit Facility Provider thereof and is valid, binding and enforceable in accordance with its terms, and (B) in the event such Reserve Account Credit Facility Provider is not a domestic entity, an opinion of foreign counsel in form and substance reasonably satisfactory to the Master Trustee; and (iii) for any Reserve Account Credit Facility obtained or maintained after the date that is two (2) years from the Closing Date, the obligations of the account party under the related Reimbursement Agreement shall be guaranteed by an entity other than any Members or any Participant
“Reserve Account Credit Facility Provider” shall mean the issuer or other provider of any Reserve Account Credit Facility.
“Restricted Junior Payment” shall mean (i) any dividend or other distribution, direct or indirect, on account of any membership interests (or other beneficial ownership interests) of any class of a Person now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any membership interests (or other beneficial ownership interests) of any class of the Person (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests (or other beneficial ownership interests) of any class of the Person (or any direct or indirect parent thereof) now or hereafter outstanding; and (iv) any management or similar fees payable by the Person to any direct or indirect holder of equity interests in the Person or any of their respective Affiliates.
“Revenue Fund” shall mean the Fund with such name authorized to be established pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.3(a) hereof.
“Revenues Available for Debt Service” shall mean, with respect to any computation period, the following for any one or more Members, Participants, Elective Venue Units or, as the context requires, the entire Obligated Group: the excess of (i) the total Net Revenues actually deposited into the Current Revenue Account plus the amount used to pay debt service on Acquired Indebtedness during such period over (ii) (A), without duplication for amounts subtracted in the calculation of Budgeted Net Revenues for such period, all Operating Expenses actually paid during the period under consideration out of the Current Revenue Account pursuant to Section 5.2(b) plus (B) any amount actually deposited to the Excess Operating Expense Fund during such period; provided that, solely for purposes of calculating the Historical Senior Debt Service Coverage Ratio under Section 6.4(a) hereof, the proceeds of capital contributions to and issuances of equity (other than Disqualified Equity Interests) by any Participant to an Affiliate other than a Member or another Participant, made within ten (10) days after delivery of financial statements in accordance with Section 6.9 hereof for the period ending on the applicable test date shall be included as a Net Revenue to the extent such amounts are deposited with the Depository, as applicable, into the Current Revenue Account.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the United States (including, but not limited to, the U.S. Department of Commerce, the U.S. Department of State, and OFAC), the United Nations Security Council, the European Union or any member state thereof, the United Kingdom, Canada or any other Governmental Authority with jurisdiction over any Member or Participant.
“Sanctions Event” shall mean, with respect to any holder of Secured Indebtedness (an “Affected Holder”), such holder being in violation of or subject to sanctions (a) under any Sanctions as a result of the Group Representative , any Member or any Participant becoming a Sanctions Target or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the affected Secured Indebtedness) with any Sanctions Target or (b) under any similar laws, regulations or orders adopted by any State within the United States as a result of the name of the Group, any Member or any Participant appearing on a Sanctions list.
“Sanctions Target” means any Person that is the subject or target of any Sanctions, including any Person (a) named in any Sanctions-related list, including the OFAC Specially Designated Nationals and Blocked Persons List; (b) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any comprehensive Sanctions (as of the date hereof, the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine; Cuba; Iran and North Korea) (each, a “Sanctioned Jurisdiction”); or (c) owned, 50% or more, directly or indirectly, or controlled by any such Person or Persons described in the foregoing clauses (a)-(b) such that dealings with such Person are restricted or prohibited pursuant to Sanctions.
“S&P” shall mean S&P Global Ratings, a division of S&P Global.
“Scheduled Debt Service Requirements” shall mean, for any period and with respect to any Obligation or Obligations, as the context may require, for purposes of calculating any Historical Senior Debt Service Coverage Ratio, any Historical Combined Debt Service Coverage Ratio, any Projected Senior Debt Service Coverage Ratio or any Projected Combined Debt Service Coverage Ratio, the Debt Service on then-outstanding Secured Indebtedness secured by such Obligation or Obligations, calculated on the same basis as the calculation of Debt Service on Obligations, mutatis mutandis, plus the amount of debt service on Acquired Indebtedness for such period.
“Secured Indebtedness” shall mean any bonds, notes, certificates or other Indebtedness issued from time to time by the Group Representative which are secured by the Trust Estate and/or the Parallel Debt and secured by one or more Obligations issued hereunder.
“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options,

warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Senior Obligations” shall mean an Obligation that is designated as “Senior” and is, therefore, secured by the superior liens (except with respect to Subordinated Bridge Participant Collateral) and has the preferences as to payment and rights specified herein with respect to Senior Obligations as compared to those of Subordinate Obligations.
“Series” shall mean that issuance or extension of Secured Indebtedness relating to a particular Obligation.
“Services Agreement” shall mean an agreement among a Management Company, any Sub-Management Company(ies), the Member and the Participants in a Jurisdiction pursuant to which the Management Company and any Sub-Management Companies agree to provide the services of such Management Company or any Sub-Management Company, as applicable to such Member and such Participant(s) in such Jurisdiction.
“Servicing Agreement” means that certain Servicing Agreement, dated as of April 30, 2026, by and among the Master Trustee, the Master Servicer and the Group Representative. In the event of a replacement of a Master Servicer, “Servicing Agreement” shall be deemed to refer to the Servicing Agreement entered into in connection with the engagement of such replacement Master Servicer.
“Settlement Account” shall mean the Account with such name within the Debt Service Fund, established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.10 hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Short-Term Indebtedness” means any Obligation relating to Secured Indebtedness (i) incurred or assumed by the Obligated Group for a term not exceeding 365 days, except any such Indebtedness with respect to which a credit facility is then in effect, and (ii) any Guaranty of any Indebtedness that would be described in clause (i) above if such Indebtedness were incurred. Optional Tender Indebtedness shall not be deemed to constitute Short-Term Indebtedness for the purposes hereof solely by reason of the option of the holder thereof to require the redemption or purchase thereof or any required redemption or purchase thereof in connection with the termination of any credit or liquidity facility securing such Optional Tender Indebtedness or any conversion of the interest rate thereon prior to the stated maturity thereof.
“Sinking Fund Installment” means the amount of money provided under the terms of any Obligation relating to an issuance of Secured Indebtedness to redeem or pay at maturity a portion of such Obligation at the times and in the amounts provided in such Obligation.

“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on any date of determination or with respect to any transaction contemplated to be undertaken thereafter; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other Applicable Laws relating to fraudulent transfers and conveyances.). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Special Prepayment Account” shall mean the special segregated Account within the Debt Service Fund, established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.5 hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Specified Hedge Agreement” shall mean a Hedge which is hedging interest rate exposure of the Member(s) with respect to Secured Indebtedness with respect to which an Obligation has been issued hereunder.
“Sub-Management Company” shall have the meaning given such term in Section 12.6 hereof.
“Sub-Program Agreement” shall have the meaning given such term in each applicable Intercompany Loan Agreement.
“Subordinated Bridge Indebtedness” shall have the meaning given such term in Section 3.2(g)(iii).
“Subordinated Bridge Loan Obligation” shall mean a Subordinate Obligation that is issued by the Group Representative to secure Subordinated Bridge Indebtedness.
“Subordinated Bridge Loan Participant” means the borrower under a Subordinated Bridge Participant Loan.
“Subordinated Bridge Participant Collateral” means the security granted by a Subordinated Bridge Loan Participant under its Participant Collateral Documents.
“Subordinated Bridge Participant Loan” shall have the meaning given such term in Section 3.2(g)(iii).

“Subordinate Obligation” shall mean an Obligation that is designated as “Subordinate” and is, therefore, secured by the subordinate liens and has the inferior and subordinate rights specified herein with respect to Subordinate Obligations as compared to those of Senior Obligations. Notwithstanding the foregoing, Subordinated Bridge Loan Obligations will be Subordinate Obligations, but with (A) the inferior and subordinate rights specified herein as compared to those of Senior Obligations and other Subordinate Obligations and (B) senior liens on the applicable Subordinated Bridge Participant Collateral financed therewith.
“Supplemental Indenture” shall mean an indenture supplemental to, and authorized and executed pursuant to, the terms of Article X of this Master Indenture.
“Surplus Fund” shall mean the named Fund established with the Depository pursuant to Section 5.2 of this Master Indenture in accordance with the requirements of Section 5.7 hereof and controlled by the Master Trustee in accordance with the terms and conditions hereof.
“Swapped Security” shall mean any security that, as of the date of the applicable closing with respect thereto, is subject to a swap agreement providing for the exchange of currency with respect thereto.
“Tax” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto and including all amounts in respect of a Tax previously paid or payable by a Holder or beneficiary of Related Financing Documents with respect to which such Person is to be indemnified under the Intercompany Loan Documents, applicable Supplemental Indenture or Sub-Program Agreement and applicable Related Financing Documents. Without limiting the generality of the foregoing, Tax shall include all Taxes which are the subject of a payment or indemnification obligation of a Participant arising under Section 2.13 of the Intercompany Loan Agreement with respect to the applicable Jurisdiction and which has been allocated to such Participant in accordance with the principles of Section 5.17(e) hereof.
“Tax and Claim Cap” shall mean, for any date of determination, the greater of (A) €1,000,000 and (B) 1.50% of the Adjusted Operating Income of the Participants for the immediately preceding Fiscal Year.
“Technical Report” means a report on the condition of each applicable Project, Mortgaged Property or Additional Property in a form and substance satisfactory to the Master Trustee and prepared by a reputable firm as proposed by the Group Representative and/or applicable Member and approved by the Master Trustee (such approval not to be unreasonably withheld or delayed).2
“Total Excess Operating Expense Deduction” shall have the meaning given such term in Section 5.17(b) hereof.
“Transfer Date” shall have the meaning given such term in Section 5.2(b) hereof.
2 Subject to review.

“True Sale Opinions” shall have the meaning given such term in Section 6.3(g) hereof.
“Trust Estate” shall have the meaning set forth in the Granting Clauses hereto.
“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
“Unavailable Proceeds” shall have the meaning set forth in Section 5.9(a).
“Unpaid Claims” shall have the meaning set forth in Section 6.3(f).
“Unpaid Taxes” shall have the meaning set forth in Section 6.2(e).
“Unspent Proceeds” shall have the meaning set forth in Section 5.8(a).
“US GAAP” means generally accepted accounting principles as from time to time in effect in the United States of America, applied on a consistent basis.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001), and the rules and regulations promulgated thereunder from time to time in effect.
“US Management Company” means, initially, each of LNW and Live Nation Marketing, Inc. or a replacement of either selected by the Group Representative in accordance with Section 12.6 hereof.
“US Participant” means a Participant the Project, Mortgaged Property or Additional Property of which, as the case may be, is located in the United States of America.
“Valuation Date” shall have the meaning set forth in Section 6.9(k) hereof.
“Variable Rate Indebtedness” shall mean any Long-Term Indebtedness, the rate of interest on which is subject to change on a periodic basis prior to maturity; provided, however, that Indebtedness shall not be deemed to be Variable Rate Indebtedness if the rate of interest thereon is subject to change solely by reason of the occurrence of an event of default or any other contingency which was not reasonably expected to occur at the time of incurrence of such Indebtedness.
“Venue” shall mean Project, Mortgaged Property or Additional Property.
“Venue Default” shall have the meaning set forth in each Intercompany Loan Agreement.
“Venue Event of Default” shall have the meaning set forth in each Intercompany Loan Agreement.

“Venue Group” means, with respect to a particular Venue, all of the Participants who own or control such Venue.
“Waterfall” shall have the meaning set forth in Section 5.3(a) hereof.
Section 1.2.Construction of References. References by number in this Master Indenture to any Article or Section shall be construed as referring to the Articles and Sections contained in this Master Indenture, unless otherwise stated. The words “hereby”, “herein”, “hereof”, “hereto”, and “hereunder” and any compounds thereof shall be construed as referring to this Master Indenture generally and not merely to the particular Article, Section or subdivision in which they occur, unless otherwise required by the context.
Section 1.3.Separability Clause. If any provision of this Master Indenture shall be held or be deemed to be, or shall in fact be, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because any provision conflicts with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable.
Section 1.4.Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation, combination or other accounting computation is required to be made for the purposes of this Master Indenture or any agreement, document or certificate executed and delivered in connection with or pursuant to this Master Indenture, such determination or computation shall be done in accordance with Applicable Accounting Standards.
Section 1.5.Interpretation of Principal and Interest. A reference to payment of principal or interest, or to the measurement of principal amount for determining Holder rights to consent or direct, with respect to an Obligation which requires payments which are not denominated as principal or interest shall, unless the context otherwise requires, be deemed to mean “interest” when such payments are periodic, and “principal” if such payments are the result of maturity, amortization, termination or acceleration. The principal amount of any Obligation securing a Hedge shall be treated as $0 until the Hedge is terminated, after which it shall be treated as equal to the termination value of such Hedge as determined in accordance with the provisions thereof.
Section 1.6.Dutch Terms. In this Master Indenture, any relevant Intercompany Loan Document, note purchase agreements or any other related document, to the extent that a term relates to a Dutch Member or a Dutch Participant, the use of the following terms shall have the following references:
(a)a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention-of-title arrangement (recht van retentie), right to reclaim goods (recht van reclame), privilege (voorrecht) and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(b)a director in relation to a Dutch Member or a Dutch Participant, means a managing director (bestuurder) and board of directors means its managing board (bestuur) and Authorized Representative and officers for a Dutch Member or a Dutch Participant includes a director;

(c)a receiver or trustee in bankruptcy includes a curator;
(d)an attachment includes a beslag and attaching or taking possession of (any of those terms) includes beslag leggen;
(e) gross negligence means grove schuld;
(f) indemnify means vrijwaren;
(g) negligence means schuld;
(h) wilful misconduct means opzet;
(i)in relation to any procedure or step taken in the Netherlands, legal proceedings or other procedures shall also mean:
(i)a bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency procedure (noodregeling), preparation of a restructuring procedure (akkoordprocedure) including for a preventive restructuring framework procedure (Wet Homologatie Onderhands Akkoord) or any other procedure having the effect that any relevant entity to which it applies loses the free management or ability to dispose of its property (irrespective of whether that procedure is provisional or final; and
(ii)a dissolution (ontbinding) or any other procedure having the effect that the relevant entity to which it applies ceases to exist.
(j)“trust” or “trustee” or a variation of that term shall be interpreted not to include or relate to any security, proceeds thereof or other assets held in the Netherlands or governed by Dutch law; and
(k)“assignment” or “assign” or a variation of that term, where the relevant assignment is for security purposes, shall be deemed to refer to a pledge or the appropriate variation of that term.
Section 1.7.Irish Terms.
(a) In this Master Indenture, any relevant Intercompany Loan Document, note purchase agreements or any other related document, to the extent that a term relates to the Irish Member or an Irish Participant, the use of the following terms shall have the following meanings:
(i) “unable to pay its debts” includes being unable to pay its debts within the meaning of Section 509(3) or Section 570 of the Irish Companies Act 2014;
(ii) a “process adviser” has the meaning given to that term in Part 2 of the Companies (Rescue Process for Small and Micro Companies) Act 2021 of Ireland; and

(iii) an “examiner” has the meaning given to that term in section 508 of the Irish Companies Act and “examinership” shall be construed in accordance with the Irish Companies Act 2014.
(b)     The obligations of the Irish Member under this Master Indenture do not apply to any liability to the extent that it would result in such obligation constituting unlawful financial assistance within the meaning of section 82 of the Irish Companies Act 2014 or would constitute a breach under section 239 of the Irish Companies Act 2014 or any equivalent provisions under laws applicable to the Irish Member.
Section 1.8.Treatment of Elective Venue Units.
For purposes hereof, except to the extent provided herein, calculations of ratios performed with respect to a Participant in an Elective Venue Unit shall be made with respect to the applicable Elective Venue Unit. In contrast, the provisions of Article XII shall be made based on the individual Participants within any Elective Venue Unit, except to the extent provided therein.
ARTICLE II
OBLIGATIONS
Section 2.1.Issuance of Obligations; Form and Terms Thereof. Subject to the further conditions specified in Article III hereof, the Group Representative, in such capacity and on behalf of the Obligated Group, shall be permitted to issue one or more Obligations hereunder. Each Obligation shall be issued in substantially such form as may be approved by the Group Representative and as set forth in the Supplemental Indenture providing for the issuance thereof. The Obligations shall be issued in fully registered form without coupons and, subject to the applicable provisions hereof, such Obligations shall be issued upon and contain such additional terms as may be set forth in the Supplemental Indenture providing for the issuance of the Obligation in question. Each Obligation shall be designated within a Class, “Senior” or “Subordinate.” Pursuant to the pledges made hereunder, the Obligations of each Class (except as provided herein for Subordinated Bridge Loan Obligations) shall be equally and ratably secured joint and several Obligations of the Members.
Any Hedge may be authenticated by the issuance of an Obligation of a particular Class hereunder. Upon authentication hereunder, such Obligation shall be equally and ratably secured hereunder with all other Obligations of such Class issued hereunder, except as otherwise expressly provided herein.
Section 2.2.Execution. Each Obligation shall be executed by an Authorized Representative of the Group Representative on behalf and as representative of the Obligated Group. If permitted by Applicable Law, facsimiles of the above-required signature may be imprinted on Obligations issued hereunder. The validity of any Obligation so executed shall not be affected by the fact that one or more of the officers whose signatures appear on such Obligation have ceased to hold office at the time of authentication or delivery to the applicable Holder or at any time thereafter.
Section 2.3.Authentication. No Obligation shall be valid for any purpose hereunder until the certificate of authentication printed thereon is duly executed by the manual signature of an Authorized Representative of the Master Trustee. Such authentication shall be proof that the Holder is entitled to the benefit of the trust hereby created. The Master Trustee shall authenticate each Obligation at the written direction of an Authorized Representative of the Group Representative, including in accordance with Section 3.1.
Section 2.4.Registration, Transfer and Exchange.
(a)The Obligation registration books of the Obligated Group (the “Register”) shall be maintained in electronic form by the Master Trustee. The Register shall contain (i) the names and addresses of all Holders of Obligations in fully registered form, including those who have filed their names and addresses with the Master Trustee for the purpose of receiving notices and principal amounts (and stated interest) owing to each Holder on the Obligations, and (ii) any other information which may be necessary for the proper discharge of the Master Trustee’s duties hereunder as trustee, registrar, paying agent and transfer agent in respect of such Obligations. A transfer or exchange that is not registered in the Register shall not be recognized by the Master Trustee or the Obligated Group or valid for any purpose.
(b)An Obligation may be transferred or exchanged in the manner specified in the Supplemental Indenture providing for the issuance thereof. Unless otherwise specified in the Supplemental Indenture providing for the issuance of the Obligations to be transferred or exchanged, the Master Trustee, on behalf of the Obligated Group, shall, only to the extent of funds received from the Group Representative (or on behalf of the Group Representative) and available for such purpose, pay all costs relating to such transfer or exchange, except for taxes or governmental charges related thereto, which shall be paid by the Holder requesting the transfer or exchange.
(c)The Person in whose name an Obligation is registered in the Register shall be treated for all purposes as the registered owner of such Obligation and the entries in the Register shall be conclusive absent manifest error. The Register shall be made available to the Obligated Group, at any reasonable time upon reasonable prior written request to the Master Trustee.
Section 2.5.Mutilated, Destroyed, Lost or Stolen Obligations.
(a)If any Obligation is mutilated, lost, stolen or destroyed, the Holder thereof shall be entitled to the issuance of a substitute Obligation only as follows:
(i)in all cases, the Holder shall provide indemnity against any and all claims arising out of or otherwise related to the issuance of substitute Obligations pursuant to this Section;
(ii)in the case of a mutilated Obligation, the Holder shall surrender the Obligation to the Master Trustee for cancellation; and
(iii)in the case of a lost, stolen or destroyed Obligation, the Holder shall surrender the Obligation (to the extent not lost, stolen or destroyed) and shall provide evidence, satisfactory to the Master Trustee, of the ownership of the affected Obligation and the loss, theft or destruction thereof.
Upon compliance with the foregoing, a new Obligation of like tenor and denomination executed by the Group Representative on behalf of the Members, shall be authenticated by the Master Trustee and delivered to the Holder, all at the expense of the Holder to whom the substitute Obligation is delivered. Notwithstanding the foregoing, the Master Trustee shall not be required to authenticate and deliver any substitute for an Obligation which has been called for redemption or which has matured or been prepaid and, in any such case, the principal or prepayment amount or redemption price then due or becoming due shall, only to the extent of funds received and available for such purpose, be paid by the Master Trustee, acting solely in its capacity as trustee, in accordance with the terms of the mutilated, lost, stolen or destroyed Obligation without substitution therefor.
(b)To the extent required by law, every substituted Obligation issued pursuant to this Section 2.5 shall constitute an additional Contractual Obligation of the Obligated Group, whether or not the Obligation alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Master Indenture equally and proportionately with any and all other Obligations duly issued hereunder of the same Class.
(c)All Obligations shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Obligations, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments, investments or other securities without their surrender.
Section 2.6.Payments of Principal, Interest and Other Amounts under Obligations. All payments under each Obligation shall be made in the manner set forth therein and in the Supplemental Indenture applicable thereto.
Section 2.7.Temporary Obligations. Pending preparation of definitive Obligations of any Series, temporary printed or typewritten Obligations may be issued, authenticated and delivered in lieu of definitive Obligations. At the written request of the Group Representative, the Master Trustee shall authenticate definitive Obligations in exchange for and upon surrender of an equal principal amount of temporary Obligations. Until so exchanged, temporary Obligations shall have the same rights, remedies and security hereunder as definitive Obligations.
Section 2.8.Cancellation and Destruction of Surrendered Obligations. The Master Trustee shall cancel and destroy (a) all Obligations surrendered for transfer or exchange and all Obligations surrendered for payment at maturity, prepayment or for redemption (if surrender for such payment is required under the terms of such Obligations), and (b) all Obligations purchased by the Group Representative and surrendered to the Master Trustee for cancellation. The Master Trustee shall deliver to the Group Representative a certificate of destruction in respect of all Obligations destroyed in accordance with this Section 2.8.
Section 2.9.Acts of Holders; Evidence of Ownership. Any action to be taken by Holders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Holders in person or by agent appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Any action by the Holder of any Obligation shall bind all future Holders of the same Obligation in respect of anything done or suffered by any Member or the Master Trustee in pursuance thereof.
ARTICLE III
INITIAL OBLIGATION AND ADDITIONAL OBLIGATIONS
Section 3.1.Initial Obligation Hereunder. The Initial Obligation shall be listed in the First Supplemental Indenture delivered shortly following the delivery of this Master Indenture.

Such Initial Obligation may be issued upon execution of this Master Indenture and of the First Supplemental Indenture. The Master Trustee shall authenticate and deliver each such Obligation at the written direction of the Group Representative.
Section 3.2.Additional Obligations - General Provisions. Except for the initial Secured Indebtedness secured by the Obligation issued pursuant to Section 3.1 hereof, the Members shall not be permitted to incur additional Obligations unless, as of the date of such incurrence, the Master Trustee shall have received the following:
(a)From the Group Representative and each Member, official action of the Governing Person of such Person approving (i) the incurrence of the Secured Indebtedness and the purposes thereof and (ii) the entry into the Supplemental Indenture and Obligation(s).
(b)From any new Member and each Participant being added in connection with the issuance of the additional Secured Indebtedness, official action of the Governing Person of such Person, approving (i) for any new Member, (A) the entry into the Joinder Agreement adding such Member to the Obligated Group and the Intercompany Loan Documents for the associated Jurisdiction, including, if applicable, any Sub-Program Agreement(s), and (B) all associated documentation relating to the foregoing and (ii) for each new Participant, official action of the Governing Person of such Person, approving (A) its entry into the Intercompany Loan Documents for the associated Jurisdiction, including, if applicable, any Sub-Program Agreement(s) and a Ratification Agreement, (B) for any Dutch Participant, its entry into this Master Indenture, and (C) all associated documentation relating to the foregoing.
(c)An Officer’s Certificate (i) attaching a copy of the Budget for any Participant(s) to be added in connection therewith, for the then current Fiscal Year, (ii) stating that no Default or Event of Default has occurred and is continuing under this Master Indenture or any Intercompany Loan Documents under any Jurisdiction, and (iii) stating that the applicable requirements for the issuance of the Obligation to be issued hereunder to secure such Secured Indebtedness and under all Related Financing Documents and Intercompany Loan Documents then in effect or being entered into in connection therewith have been satisfied, including, if applicable, the establishment of a new Class of Loans or Commitment Increase (each as defined under the Intercompany Loan Agreements).
(d)A fully executed counterpart or certified copy of any Intercompany Loan Documents (including a fully executed counterpart or certified copy of any applicable Joinder Agreements, Ratification Agreements, any Sub-Program Agreement(s) and all other deliverables required to be delivered under the Intercompany Loan Documents) to be delivered in connection with the incurrence of the Secured Indebtedness and the establishment of a new Class of Loans or Commitment Increase (each as defined under the Intercompany Loan Agreements). Such Intercompany Loan Documents shall be certified to be in substantially the forms of Intercompany Loan Documents entered into in connection with the execution of this Master Indenture and of the First Supplemental Indenture, subject to any changes required to reflect the Applicable Laws of each Jurisdiction and the commercial terms of the applicable Secured Indebtedness.
(e)A fully executed counterpart or certified copy of (i) the applicable Supplemental Indenture, which shall include, without limitation, provisions to increase the amount on deposit in the Debt Service Reserve Fund to meet the Debt Service Reserve Requirement following the incurrence of such Secured Indebtedness and the applicable Obligation(s), (ii) any applicable Joinder Agreement, Ratification Agreements, Sub-Program Agreements and other items required under Section 12.1 for any new Member and under Section 12.5 hereof and under the applicable Intercompany Loan Documents for any new Participant, (iii) all Related Financing Documents delivered in connection with the incurrence of the Secured

Indebtedness and (iv) any election for a group of Participants to be treated as an Elective Venue Unit.
(f)An Opinion or Opinions of Counsel addressed and reasonably satisfactory to the Master Trustee to the effect that (i) the entry into the Supplemental Indenture and incurrence of the Obligation(s) thereunder have been duly authorized by the Governing Person of each Member of the Obligated Group and the execution and delivery by the Group Representative of the Obligation(s) have been duly authorized by the Governing Person of the Group Representative, (ii) all applicable requirements for the execution and delivery of the Supplemental Indenture and the issuance of the Obligation(s) hereunder and under the terms of any Related Financing Documents and Intercompany Loan Documents, including in connection with the establishment of a new Class of Loans or Commitment Increase (each as defined under the Intercompany Loan Agreements) and the delivery of all Sub-Program Agreement(s) with respect thereto, have been satisfied, (iii) that the Supplemental Indenture, the Obligation(s) and each Intercompany Loan Document delivered in connection therewith are valid and binding documents of each of the parties thereto, and (iv) such bankruptcy, “true sale” and/or non-consolidation opinions as may then be required by any Rating Agency.
(g)(i)    An Officer’s Certificate of the Group Representative with a detailed report demonstrating and concluding that (A) after giving pro forma effect to the incurrence of any contemplated Secured Indebtedness secured by a Senior Obligation (as if such incurrence occurred on the first day of the measurement period) the Historical Senior Debt Service Coverage Ratio was no less than 2.00 to 1.00 for the most recently ended period of four (4) consecutive Fiscal Quarters ending prior to the incurrence of any contemplated Senior Obligation for which financial statements have been delivered in accordance with Section 6.9 and (B) following incurrence of any contemplated Secured Indebtedness secured by a Senior Obligation, after giving pro forma effect to the incurrence of such contemplated Secured Indebtedness and related Senior Obligation (as if such incurrence occurred on the first day of the measurement period), the Projected Senior Debt Service Coverage Ratio is projected or forecasted to be at least equal to 2.00:1.00 for the four (4) Fiscal Quarter period beginning on the first day of the most recently ended Fiscal Quarter; provided that, if a Confirmation of Rating is obtained evidencing a Rating of A- from Kroll or an equivalent rating from another Designated Rating Agency following the issuance of such Secured Indebtedness, the foregoing coverage levels shall be reduced to 1.75 to 1.00; and
(ii)An Officer’s Certificate of the Group Representative with a detailed report demonstrating and concluding that (A) after giving pro forma effect to the incurrence of any contemplated Secured Indebtedness secured by a Subordinate Obligation (as if such incurrence occurred on the first day of the measurement period) the Historical Combined Debt Service Coverage Ratio was no less than 1.75:1.00 for the most recently ended period of four (4) consecutive Fiscal Quarters ending prior to the incurrence of any contemplated Subordinate Obligation for which financial statements have been delivered in accordance with Section 6.9 and (B) following incurrence of any contemplated Secured Indebtedness secured by a Subordinate Obligation, after giving pro forma effect to the incurrence of such contemplated Secured Indebtedness and related Subordinate Obligation (as if such incurrence occurred on the first day of the measurement period), the Projected Combined Debt Service Coverage Ratio is projected or forecasted to be at least equal to 1.75:1.00 for the four (4) Fiscal Quarter period beginning on the first day of the most recently ended Fiscal Quarter; provided that, if a Confirmation of Rating is obtained evidencing a Rating of A- from Kroll or an equivalent rating from another Designated Rating Agency following the issuance of such Secured Indebtedness, the foregoing coverage levels shall be reduced to 1.50 to 1.00; and
(iii)Additionally, Subordinated Bridge Loan Obligations may only be issued in connection with the incurrence of additional Secured Indebtedness (“Subordinated

Bridge Indebtedness”) issued to fund a Participant Loan, on a subordinate basis as a “Subordinated Bridge Loan” under an Intercompany Loan Agreement (each, a “Subordinated Bridge Participant Loan”) to a Participant (a “Subordinated Bridge Participant”) if (x) such Subordinated Bridge Participant has either (A) a Fixed Charge Coverage Ratio (on a pro forma basis after giving effect to the incurrence and use of proceeds of the Subordinated Bridge Participant Loan) of at least 1.30 to 1.00 or (B) its Venue has a loan to value ratio not to exceed 60%, in each case, at the time such Subordinated Bridge Participant Loan is made, (y) the Subordinated Bridge Participant Loan has a maturity of not in excess of two (2) years, and (z) immediately after the incurrence of such Subordinated Bridge Indebtedness, the aggregate outstanding balance and/or commitments under all Subordinated Bridge Indebtedness does not exceed 10% of the aggregate outstanding balance and/or commitments under all Secured Indebtedness secured by Senior Obligations. Subordinated Bridge Participants may not receive additional funded Participant Loans other than Deemed Loans, as defined in the respective Intercompany Loan Agreement, until their Subordinated Bridge Participant Loans have been repaid in full (which repayment may be from the proceeds of such an additional Participant Loan). Furthermore, Holders of Subordinated Bridge Loan Obligations shall have restricted rights to vote hereunder, having only the rights to vote on matters affecting Subordinate Obligations and Subordinated Bridge Loan Obligations.
(h)Any Related Ground Lease shall meet the requirements set forth on Schedule C hereto.
(i)Evidence, including a certification of the Group Representative that all conditions precedent in the applicable Related Financing Documents have been satisfied (or will be satisfied simultaneously therewith).
(j)In connection with the issuance of any Obligation, a Confirmation of Rating shall be obtained.
Section 3.3.[Reserved].
Section 3.4.Specified Hedging Agreement. For Obligations securing a Hedge entered into by the Group Representative, the amount of net regularly-scheduled payments on such Obligation in any period during which such Hedge is in effect shall be equal to (i) the amount of regularly-scheduled periodic payments payable by the applicable Member under such Hedge at the rate stated in the Hedge, less (ii) the amount of interest payable by the Hedge counterparty under such Hedge to the Member at the rate therefor stated in such Hedge. An Obligation securing a Hedge may, at the option of the Group Representative, be secured by an Obligation of a specified principal amount; provided, however, that the Supplemental Indenture for such Obligation shall include any special provisions (if any) required for issuance of such Obligation. The form of Obligation for any Specified Hedging Agreement shall be set out in the applicable Supplemental Indenture with respect thereto.
Section 3.5.Security for Obligations. Obligations issued or incurred under this Master Indenture shall be secured by such liens, security interests or other similar rights and interests (hereinafter collectively referred as to as “liens”) as are set forth below:
(a)Obligations shall be secured by the Trust Estate (subject to such exceptions as required in accordance with applicable mandatory laws), including the liens created by the Mortgages, and the liens created by the Granting Clauses and Section 5.1 of this Master Indenture. Only Senior Obligations may be secured by a first lien.
(b)Upon payment or defeasance in full of any Obligation in accordance with Article XI hereof, all liens with respect to such Obligation shall, at the written request of the

Group Representative, be released (to the extent of security for such Obligation only) by the Master Trustee, which shall reconvey or reassign or terminate, as applicable, any corresponding security documents at the cost and expense of the Members.
Section 3.6.Tax Indemnification. Each Member covenants to pay, from its own assets, if applicable, or from amounts received by it from Participants in its Jurisdiction, all amounts in respect of Taxes that are imposed upon a payment due to any Holder or any beneficiary of Related Financing Documents with respect to which the Group Representative or any Member has agreed to indemnify such holder with respect thereto in a Supplemental Indenture or applicable Sub-Program Agreement or Related Financing Document.
ARTICLE IV
PREPAYMENT OR REDEMPTION OF OBLIGATIONS
Section 4.1.Prepayment or Redemption of Obligations. Obligations shall be subject to optional, extraordinary optional, mandatory or extraordinary prepayment or redemption in whole or in part as provided in this Master Indenture, the Obligations and the applicable Supplemental Indenture. Notice of any redemption or prepayment of Obligations shall be given in such manner and at such time as may be specified in the Obligations to be redeemed or the Supplemental Indenture applicable thereto.
Section 4.2.Reduction in Obligation in the Event of Paydown of Associated Secured Indebtedness.
No later than the first Business Day following the date of any voluntary or mandatory prepayment made by an Obligated Group Member (including the Obligated Group Representative) in respect of Secured Indebtedness, the associated Obligation shall be deemed prepaid and permanently reduced in an amount such that the Outstanding principal amount of the Obligation shall equal the outstanding principal amount of the associated Secured Indebtedness.
ARTICLE V
OBLIGATIONS CREATED HEREUNDER; SECURITY
THEREFOR; APPLICATION OF NET REVENUES
Section 5.1.Obligations Created Hereunder; Security Therefor. Pursuant to the pledges made herein, this Master Indenture and the Obligations issued hereunder are the joint and several general obligations of each Member. The full faith and credit of each Member is pledged for the payment of all sums due or to become due hereunder or under any Obligation. To secure the performance of such Obligations, (i) the Members have collaterally assigned or pledged (to the extent required under Applicable Law of a Jurisdiction) to the Master Trustee the Assigned Agreements and Intercompany Loan Documents and granted a security interest in and to the Trust Estate, to have and to hold in trust for the benefit of the Holders from time to time of all Obligations issued and Outstanding hereunder, without preference or priority of any one Obligation over any other Obligation except (x) that subject to clause (y), each and every Senior Obligation shall have a preference and priority over each and every Subordinate Obligation, (y) that Subordinated Bridge Participant Collateral will secure the applicable Subordinated Bridge Loan Obligation and other Senior Obligations on a senior basis and (z) as otherwise expressly provided herein.
Section 5.2.Establishment of Funds and Accounts.
(a)The Group Representative shall establish and the Depository shall maintain each of a Revenue Fund, a Debt Service Reserve Fund, an Excess Operating Expense Fund, a Debt Service Fund, a Capital Expenditure Fund, a Surplus Fund, a Settlement Account

and an Acquisition Fund. The Revenue Fund shall include each of a Current Revenue Account and a Deferred Revenue Account and, within each such account, such currency subaccounts as may be required in accordance with Section 5.16 hereof. Each of the foregoing Accounts and Funds shall be held in the name of the Group Representative, on behalf of the Obligated Group. For the avoidance of doubt, the provisions hereof with respect to Funds or Accounts shall apply both to those opened in connection with the issuance of the first Obligation as well as those opened subsequent thereto. The Debt Service Fund shall include a Payment Account for Senior Obligations, a Capitalized Interest Account for Senior Obligations and a Special Prepayment Account, and within each such account such currency subaccounts as may be required or necessary in accordance with Section 5.16 hereof; a separate Payment Account and/or Capitalized Interest Account for Subordinate Obligations (other than Subordinated Bridge Loan Obligations) and for Subordinated Bridge Loan Obligations will be created at the time of issuance of any such Subordinate Obligations, as applicable. The Acquisition Fund shall include an Unspent Proceeds Account and a Casualty and Condemnation Proceeds Account. At the direction of the Master Trustee, the Group Representative shall establish and the Depository shall maintain separate Accounts or subaccounts (if necessary for operational purposes) within each named Fund or Account to account for payments and/or deposits by each Participant. Additional Funds or Accounts may be created by a Supplemental Indenture, including, but not limited to, in connection with the issuance of Subordinate Obligations.
(b)The Intercompany Loan Documents shall provide that each Participant shall transfer to the Depository, for deposit to the Deferred Revenue Account, all of its cash Deferred Revenues on (x) May 15, 2026 for the Initial Participants and (y) on the Transfer Date immediately succeeding the date that such Participant enters into the applicable Intercompany Loan Document. Thereafter, on a monthly basis no later than the 15th day of each calendar month (each a “Transfer Date”), each Participant (other than any Participant included in an Elective Venue Unit) and Elective Venue Unit, if any, shall make the calculations and transfers set out in this clause (b).
The Participant or Elective Venue Unit, as applicable, shall calculate:
(i)the amount of the Net Revenues received during the immediately preceding calendar month (the “Primary Net Revenue Amount”) and (ii) the net change in the amount of cash Deferred Revenues during the immediately preceding calendar month, which shall be equal to the amount of cash Deferred Revenues as of the end of such immediately preceding month, minus the amount of cash Deferred Revenue as of the beginning of such immediately preceding month (the “Net Change”). (For the avoidance of doubt, a negative Net Change means that the amount of cash Deferred Revenues during such calendar month decreased, and a positive Net Change means that the amount of cash Deferred Revenues during such calendar month increased).
(ii)If the Net Change for a calendar month is a negative number, then (x) if the absolute value of the Net Change is less than or equal to the Primary Net Revenue Amount for such calendar month, (1) an amount equal to the absolute value of the Net Change shall be transferred from the Deferred Revenue Account to the Current Revenue Account and (2) an amount equal to the difference between the Primary Net Revenue Amount and the absolute value of the Net Change shall be transferred by the Participant to the Current Revenue Account, but (y) if the absolute value of the Net Change is greater than the Primary Net Revenue Amount (including, for the avoidance of doubt, if the Primary Net Revenue Amount is zero (0)), (1) an amount equal to the Primary Net

Revenue Amount (if greater than zero (0)) shall be transferred from the Deferred Revenue Account to the Current Revenue Account and (2) an amount equal to the difference between the absolute value of the Net Change and the Primary Net Revenue Amount shall be transferred to the Participant from the Deferred Revenue Account.
(iii)If the Net Change for a calendar month is a positive number or is zero (0), (1) an amount equal to the Primary Net Revenue Amount shall be transferred from the Participant to the Current Revenue Account; and (2) an amount equal to the Net Change shall be transferred from the Participant to the Deferred Revenue Account;
provided, however, with respect to any Participant in a Jurisdiction being serviced by a Management Company, any amount of any Operating Expenses previously advanced by such Management Company on behalf of such Participant and not previously reimbursed out of the prior month’s Net Revenues may also be retained and not transferred as a part of the immediate transfers of Net Revenues or Deferred Revenues described above.
(c)The Intercompany Loan Documents shall provide that, on a monthly basis no later than the 15th day of each calendar month, (i) each Participant (other than any Participant included in an Elective Venue Unit) and Elective Venue Unit, if any, shall deliver to the Member in the Participant’s or Elective Venue Unit’s Jurisdiction and the Master Trustee a certificate, on which the Master Trustee can conclusively rely, summarizing the transfers and deposits to be made by it pursuant to clause (b) above and (ii) each Member shall perform certain calculations (including, but not limited to, the amount of Deferred Revenues in its Jurisdiction that have become Gross Revenues during such period) and deliver a Member Revenue Transfer and Withdrawal Certificate, in the form of Annex 1 hereto, on which the Master Trustee can conclusively rely, with respect to the relevant Participants in its Jurisdiction or Elective Venue Unit, as applicable, to the Master Trustee and relevant Participant(s) and/or Elective Venue Unit(s). The Master Trustee shall direct the Depository to transfer the aggregate amount of such Deferred Revenues set out in such certificates (less any portion of the Operating Expenses or, with respect to any Participant in a Jurisdiction being serviced by a Management Company, other Operating Expenses described in the proviso to clause (b) above for such period) that, in each case, have not been retained by the Participants as part of the calculation of Net Revenues for such period or pursuant to clause (b) to the Current Revenue Account.
(d)The following shall apply for purposes of the transfers in clause (b):
(i)Interest income which accrues on amounts deposited in the Deferred Revenue Account shall be transferred by the Depository, at the direction of the Master Trustee, to the Current Revenue Account monthly, no later than the 15th day of each calendar month.
(ii)In the event that the amounts on deposit in the Current Revenue Account, together with any amounts allocable to a Series which will be deposited for the payment of interest of such Series from the Capitalized Interest Account, are not sufficient to make the transfers provided for in clauses (i) through (viii) of the Waterfall, the Master Trustee shall direct the Depository to transfer such amounts from the Deferred Revenue Account to the Current Revenue Account as is needed to provide for such purpose. In such event, the amounts so transferred shall not be taken into account for purposes of calculating the Historical Senior Debt Service Coverage Ratio or the Historical Combined Debt Service Coverage Ratio.
(iii)Prior to transfer to the Depository in accordance with clause (b) above, except to the extent permitted under Section 5.2(b), all Gross Revenues, Deferred

Revenues and amounts retained by a Participant or Elective Venue Unit (but, for the avoidance of doubt, not amounts being held on behalf of any Participant or Elective Venue Unit by the US Management Company) shall be retained in a Participant or Elective Venue Unit, as applicable, account covered by an Account Control Agreement.
(iv)To the extent that, if required by Applicable Law in its Jurisdiction relating to the operation of Account Control Agreements, a Participant or Elective Venue Unit is unable to account for its Gross Revenues as provided in clause (b) above, all Gross Revenues shall be deposited into an account covered by an Account Control Agreement upon receipt. Thereafter, the transfers in clause (b) above shall take place except that, the amount of Operating Expenses subtracted as part of the calculation of Net Revenues for such period or pursuant to Section 5.2(b) for such Participant or Elective Venue Unit for such calendar month shall be transferred to a separate, segregated account not subject to an Account Control Agreement for the payment of Operating Expenses.
(e)For any Pledged Account that arises from, results from or relates to the Trust Estate and which is to be held by a Depository, prior to the deposit of any monies in such Pledged Account, the Group Representative shall, pursuant to an Account Control Agreement or Supplemental Indenture hereto, or, where the relevant Pledged Account is held in the Netherlands or other Jurisdiction in which Account Control Agreements cannot be entered into, such alternative arrangements as reasonably satisfactory to the Master Trustee, and with respect to which the Master Trustee shall have received an Opinion of Counsel addressed and reasonably satisfactory to the Master Trustee to the effect that such Account Control Agreement or this Master Indenture, as applicable, is (or relevant alternative arrangements are) sufficient to perfect the Master Trustee’s interest in such Pledged Account. The Depository agrees to comply at any time with instructions from the Master Trustee to such Depository directing the disposition of funds from time to time credited to such Pledged Account, without further consent of the Group Representative.
(f)Nothing in this Section 5.2 restricts any Member or the Group Representative from establishing, and any Member or the Group Representative may from time to time establish, other accounts with financial institutions other than the Depository, which accounts (a) will not be subject to the restrictions set forth herein, and (b) will not constitute a part of the Trust Estate, provided that no Member nor the Group Representative shall at any time deposit in any such account or subaccount any Net Revenues or any amounts received from any Participant or Elective Venue Unit under any Intercompany Loan Documents.
(g)In each case, the Master Trustee shall direct the Depository to transfer amounts in accordance with this Section 5.2.
Section 5.3.Revenue Fund.
(a)The Group Representative shall deposit or cause to be deposited into the Current Revenue Account and the Deferred Revenue Account all Net Revenues required to be deposited therein pursuant to Section 5.2 above. All such Net Revenues shall be deposited in the appropriate currency subaccount of such Accounts, if applicable. On or before the twentieth (20th) of each month, the Master Servicer or Group Representative, as applicable, shall perform, or cause to be performed, the calculations required under Section 5.17 hereof and provide such notices as required under Section 5.17(b) hereof to the Members and the Master Trustee; the Members shall each forward such calculations to their respective Participants or Elective Venue Unit, as applicable. The Management Company in any Jurisdiction shall assist the Master Servicer or the Group Representative, as applicable, with respect to aspects of such calculations relating to the Participants, Elective Venue Units Projects, Mortgaged Properties and Additional Properties in such Jurisdiction. On or before the twenty-fifth (25th) day of each month or, if such twenty-fifth (25th) day is not a Business Day, the next Business Day, the Master Trustee shall direct the Depository (x) to withdraw, from the amounts on deposit in the Current Revenue Account (without regard to which Participant or Elective Venue Unit provided which amounts), and (y) pay or transfer, or cause to be paid or transferred, as described below, the following amounts in the order of priority indicated (such transfers, the “Waterfall”):
(i)pay to the Master Trustee, the Master Servicer, the Depository, each Collateral Agent and each Other Agent amounts equal to all fees, costs or expenses, including fees of Counsel, which are then due and payable to such Person in accordance with this Master Indenture, the Related Financing Documents or the Intercompany Loan Documents;
(ii)transfer to the Payment Account of the Debt Service Fund for Senior Obligations, an amount which, together with any amounts then available in the Capitalized Interest Account for the payment thereof, is sufficient to make all Required Monthly Deposits, based upon actual amounts due, for the immediately succeeding calendar month with respect to Senior Obligations;
(iii)transfer to the Excess Operating Expense Fund the amount required to make the amount on deposit therein equal to the sum (expressed as a positive number), for all Participants and Elective Venue Units (without duplication), of the amount of Negative Monthly Adjusted Operating Income, calculated using for these purposes in Euros, projected to be realized in any one or more of the twelve (12) consecutive calendar months commencing with the immediately succeeding calendar month (the “Excess Operating Expense Amount”);
(iv)transfer to the Payment Account of the Debt Service Fund for Senior Obligations, until the amount on deposit therein, together with any amounts then available in the Capitalized Interest Account (without duplication of amounts counted in clause (ii)), is sufficient, based upon the Budget, to pay fifty percent (50%) of the Debt Service Requirements with respect to all Senior Obligations Outstanding during the next twelve (12) consecutive calendar months, commencing with the immediately succeeding calendar month;
(v)to each Reserve Account Credit Facility Provider as reimbursement for any amounts advanced under its Reserve Account Credit Facility relating to Senior Obligations during a prior period and not previously reimbursed to the Reserve Account Credit Facility Provider, including paying interest thereon, in accordance with the terms of such Reserve Account Credit Facility and any related Reimbursement Agreement, if any, and to the extent that on any date the amounts available for such reimbursement payments are insufficient to make all such payments, including interest thereon, the amounts actually available shall be paid, pro rata, to each Reserve Account Credit Facility Provider in proportion to the payments then due under the terms of the respective Reserve Account Credit Facilities; provided however, that if any such payment shall not result in the reinstatement of a portion of such Reserve Account Credit Facility in an amount equal to such payment (excluding the portion thereof representing interest on such advance), such reimbursement payment shall be made only after the transfers and payments otherwise required by clauses (i) through (vi) of the Waterfall; for the avoidance of doubt, a Back-up Letter of Credit shall not receive reimbursement under this clause (v);
(vi)transfer to the Debt Service Reserve Fund with respect to Senior Obligations an amount sufficient to make the balance in the Debt Service Reserve Fund equal the Debt Service Reserve Requirement therefor, taking into consideration any Reserve Account Credit Facilities therein;

(vii)transfer to the Capital Expenditure Fund an amount sufficient to cause (x) the aggregate amount transferred to the Capital Expenditure Fund during the current Fiscal Year plus (y) the amount remaining therein on the first day of a Fiscal Year equal the then-applicable Annual Capital Expenditure Fund Deposit;
(viii)following the date two (2) years after the Closing Date, if the Release Conditions are satisfied, payment of amounts owed to a Reserve Account Credit Facility Provider with respect to a Senior Obligation pursuant to the Reimbursement Agreement related thereto; provided that this Waterfall Step shall only be in effect for the first two (2) years following the Closing Date; for the avoidance of doubt, a Back-up Letter of Credit does not get reimbursement in this Step (viii);
(ix)if the Release Conditions are satisfied, to the provider of any Back-up Letter of Credit as reimbursement for any amounts advanced under its Back-up Letter of Credit relating to Senior Obligations during a prior period and not previously reimbursed to the provider thereof, including paying interest thereon, in accordance with the terms of such Back-up Letter of Credit and any related Reimbursement Agreement; provided that this Waterfall Step shall only be in effect for the first two (2) years following the Closing Date;
(x)if the Release Conditions are satisfied, transfer to the Payment Account of the Debt Service Fund with respect to Subordinate Obligations (other than Subordinated Bridge Loan Obligations), an amount which, together with any amounts then available in the Capitalized Interest Account for the payment thereof on deposit therein, is sufficient to make all Required Monthly Deposits for the immediately succeeding calendar month with respect to Subordinate Obligations (other than Subordinated Bridge Loan Obligations);
(xi)if the Release Conditions are satisfied, transfer to the Payment Account of the Debt Service Fund with respect to Subordinate Obligations (other than Subordinated Bridge Loan Obligations), the amount which, together with any amounts then available in the Capitalized Interest Account (without duplication of amounts counted in clause (viii)), is required to make the amount on deposit therein equal to fifty percent (50%) of the Debt Service requirements payable, with respect to all Subordinate Obligations Outstanding (other than Subordinated Bridge Loan Obligations), during the next twelve (12) consecutive calendar months, commencing with the immediately succeeding calendar month;
(xii)if the Release Conditions are satisfied, transfer to any Debt Service Reserve Fund for any Subordinate Obligations (other than Subordinated Bridge Loan Obligations), if any, an amount sufficient to make the balance in such Debt Service Reserve Fund equal to the Debt Service Reserve Requirement, therefor, taking into consideration any Reserve Account Credit Facilities therein;
(xiii)if the Release Conditions are satisfied and if any Subordinated Bridge Loan Obligations are Outstanding, transfer to the Payment Account of the Debt Service Fund with respect thereto, until the amount on deposit therein is equal to fifty percent (50%) of the Debt Service requirements payable, with respect to all Subordinated Bridge Loan Obligations Outstanding during the next twelve (12) consecutive calendar months, commencing with the immediately succeeding calendar month; and
(xiv)if the Release Conditions are satisfied, transfer to the Surplus Fund, the balance, if any, of such moneys after making the payments or deposits required under clauses (i) through (xiii) above.

To the extent that amounts are insufficient for the transfers set out in clauses (i) through (viii) above, amounts shall be transferred (to the extent of amounts on deposit therein) to fund such deficiencies from the Deferred Revenue Account.
(b)Amounts required to fund (i) any prepayments of an Obligation required to be made in connection with any unscheduled mandatory prepayment or redemption of Secured Indebtedness or any optional prepayment or redemption of such Secured Indebtedness for which irrevocable notice has been sent; (ii) any breakage amount in respect of a Swapped Security; or (iii) any termination payments due under a Specified Hedging Agreement shall be paid either from the Special Prepayment Account of the Debt Service Fund (as described in Section 5.5(b) below) or, otherwise, from the Surplus Fund.
(c)Upon the acceleration of the principal of all Obligations Outstanding pursuant to Section 7.1(b) hereof, the Master Trustee shall immediately cause to be transferred, all amounts in the Revenue Fund to the Debt Service Fund for application pursuant to Section 5.5 hereof.
Section 5.4.Excess Operating Expense Fund.
(a)The Master Trustee shall direct the Depository to deposit into the Excess Operating Expense Fund the amounts required pursuant to Section 5.3(a) hereof; on the Closing Date, the Excess Operating Expense Amount shall be deposited into the Excess Operating Expense Fund. The Master Trustee shall cause the withdrawal of amounts from the Excess Operating Expense Fund to pay Operating Expenses then due and payable by any Participant at any time upon written direction to the Master Trustee accompanied by an Operating Expense Certificate from the Group Representative and a Transfer and Withdrawal Certificate in the form of Annex 6. The Master Trustee shall direct the Depository to transfer amounts as provided in such Transfer and Withdrawal Certificate. Except as permitted under Section 5.2(e), such amount shall be deposited into an account of such Participant or Elective Venue Unit, as applicable, covered by an Account Control Agreement. For purposes of the foregoing, an “Operating Expense Certificate” is a certification from the Group Representative to the Master Trustee to the effect that such expenditures constitute Operating Expenses and are consistent with normal operations and maintenance requirements for the applicable Participant or Elective Venue Unit.
(b)The Master Trustee shall determine the market value of any Investment Securities in the Excess Operating Expense Fund (i) monthly, on the last Business Day of each calendar month, commencing on the last Business Day of the month of May 2026, (ii) at the time of any withdrawal from the Operating Expense Fund, and (iii) at such other times as the Master Trustee deems appropriate. Any obligation of the Master Trustee to provide valuation of any investments hereunder shall be (i) based on valuation criteria and methods prescribed by the Group Representative and acceptable to the Master Trustee; and (ii) delegated to any third party service provider to the extent and pursuant to terms determined by the Master Trustee, with the approval of the Group Representative (which shall not be unreasonably delayed or withheld), from time to time at the sole expense of the Group Representative.
(c)Investment earnings on amounts in the Excess Operating Expense Fund shall be retained therein, until withdrawn or transferred as provided herein.
(d)Following all transfers and deposits required to be made pursuant to Section 5.3(a) hereof, any amounts held in the Excess Operating Expense Fund in excess of the amount required to be retained therein shall be transferred at the direction of the Master Trustee to the Surplus Fund and applied or released in accordance with Sections 5.7 and 5.11 hereof.

(e)Upon the acceleration of the principal of all Obligations Outstanding pursuant to Section 7.1(b) hereof, the Master Trustee shall cause the transfer of, all amounts in the Excess Operating Expense Fund to the Payment Account of the Debt Service Fund with respect to Senior Obligations, if any, and, when the Secured Indebtedness secured by those Senior Obligations have been paid in full, to the Payment Account of the Debt Service Fund with respect to Subordinate Obligations.
Section 5.5.Debt Service Fund.
(a)There shall be deposited by the Depository into the Payment Account of the Debt Service Fund, or, if applicable, the respective currency subaccounts therein, all amounts required to be deposited therein from the Revenue Fund and the Capitalized Interest Account of the Debt Service Fund and any other amounts paid to or recovered for deposit in the Debt Service Fund which are not expressly required to be credited to another Account in the Debt Service Fund.
(i)Payment of Debt Service on a Series of Senior Obligations when due shall be made at the direction of the Master Trustee to the Holder of such Series of Senior Obligations from amounts credited to or held in the Payment Account with respect thereto; payment of Debt Service on a Series of Subordinate Obligations when due shall be made at the direction of the Master Trustee to the Holder of such Series of Subordinate Obligations from amounts credited to or held in the Payment Account with respect thereto. In the event of any shortfall in the Payment Account of the Debt Service Fund with respect to a Series of Obligations, following such transfers and exchanges as may be undertaken in accordance with Section 5.16 hereof, at the time payment is required on any Obligation, an amount equal to such shortfall shall be transferred at the direction of the Master Trustee, first, from any amounts in the Capitalized Interest Account, for such Series of Obligations (if any), then from the Debt Service Reserve Fund, if any, applicable to such Class of Obligations to the Payment Account of the Debt Service Fund with respect to such Class of Obligations, in each case to the extent necessary (and such amounts are available). Except as otherwise provided in this Master Indenture, including without limitation in clause (ii) below, moneys deposited in the Debt Service Fund shall be used solely for the payment of Debt Service, as the same shall become due and payable at maturity (including accelerated maturity), upon earlier prepayment, redemption or otherwise, and during the continuance of an Event of Default, payment of the fees and expenses of the Master Trustee, the Master Servicer, the Depository, Collateral Agents and Other Agents, in accordance with the provisions of this Master Indenture and the Related Financing Documents.
(ii)To the extent any amounts deposited to the Debt Service Fund are in respect of the amount of Taxes that are required to be indemnified to a Holder or beneficiary of Related Financing Documents pursuant to Section 3.6 hereof that are not then currently payable (in accordance with Section 5.17(e) hereof), such amounts shall be retained in the Debt Service Fund until applied to such payment. Following such exchanges as may be required in accordance with Section 5.16 hereof, at the time payment is required on any Tax, an amount equal to such payment shall be transferred at the direction of the Master Trustee (acting on the written instructions of the Group Representative) from the Debt Service Fund to the applicable payee to the extent necessary (and such amounts are available). Any shortfall in amount required for the payment of a Tax may be funded by a transfer in the amount of such shortfall solely from the Surplus Fund.
(b)All amounts (other than amounts transferred to the Special Prepayment Account from the Acquisition Fund or otherwise as described in accordance with subsection (c) below, credited to the Special Prepayment Account in accordance with subsection (d) below or deposited from time to time to a Capitalized Interest Account) deposited into the Debt Service Fund shall be applied at the direction of the Master Trustee (without regard to source of revenues) to the payment of principal of and interest on Obligations of the applicable Class, as well as any associated prepayment fees, make-whole amounts or breakage amounts on a Swapped Security, in accordance with their respective terms in the following order of priority:
(i)first, to payment of all Debt Service due and payable with respect to Senior Obligations without priority or preference;
(ii)second, to payment of all Debt Service due and payable with respect to Subordinate Obligations (other than Subordinated Bridge Loan Obligations) without priority or preference; and
(iii)third, to payment of all Debt Service due and payable with respect to Subordinated Bridge Loan Obligations without priority or preference.
Pending such application, and subject to the proviso below, all moneys and investments in the Debt Service Fund shall be held for the equal and ratable benefit of all Obligations issued and Outstanding hereunder; provided, that each and every Senior Obligation issued and Outstanding hereunder shall have priority and preference over each and every Subordinate Obligation.
(c)Any amount transferred to the Debt Service Fund from the Acquisition Fund for the prepayment or redemption of a Series of Obligations, or held by the applicable Holder in any similar account established under any applicable Related Financing Documents as excess or surplus proceeds, if applicable, or as amounts required or permitted to be applied to mandatory or optional redemption or prepayment of any Secured Indebtedness under the applicable Related Financing Documents shall be credited (but amounts held by the applicable Holder need not be actually transferred) to a subaccount of the Special Prepayment Account, to be used solely for the purpose of prepaying or redeeming the Series of Obligation(s) related to such Secured Indebtedness (including any Specified Hedging Agreement related thereto), in a notional amount equal to the principal amount of Secured Indebtedness to be prepaid or redeemed (and breakage amount in connection with any Swapped Security or termination payment under any Specified Hedging Agreement payable in connection therewith) on the date such Obligations are permitted or required to be so prepaid or redeemed under the applicable Related Financing Documents.
(d)Except as otherwise expressly provided herein or in any Supplemental Indenture, amounts held in the Debt Service Fund (other than amounts in the Capitalized Interest Account which have been specified, as of the date of their deposit therein, for the payment of specified interest payments on Obligations(s)) may be applied to the optional prepayment of a Series of Obligations which are then optionally prepayable at the election of the Group Representative as indicated to the Master Trustee in writing by the Group Representative; provided that Senior Obligations shall be prepaid in whole prior to prepayment of any Subordinate Obligations except for Subordinated Bridge Loan Obligations. To the extent not otherwise expressly provided herein or in any Supplemental Indenture or any Related Financing Document, any optional prepayment of Obligations of a Series shall be in any order of maturity among all Obligations Outstanding of that Series as may be directed by the Group Representative from time to time accompanied by an Officer’s Certificate of the Group Representative to the effect that the Projected Senior Debt Service Coverage Ratio and the Projected Combined Debt Service Coverage Ratio (in each case as of the date of such prepayment after giving effect to such prepayment on the applicable prepayment date) will be at least equal to the Historical Senior Debt Service Coverage Ratio and Historical Combined Debt Service Coverage Ratio, respectively (in each case as of the date of such prepayment, without giving effect to such prepayment).

(e)All amounts deposited into the Capitalized Interest Account for a specified Series of Obligations in the Supplemental Indenture relating thereto shall be applied at the direction of the Master Trustee to the payment of interest on such Obligations by transfer to the Payment Account in the amounts prescribed in Sections 5.3(a)(ii) and 5.3(a)(iv), in the case of Senior Obligations, Sections 5.3(a)(vi) and 5.3(a)(viii) in the case of Subordinate Obligations (other than Subordinated Bridge Loan Obligations) and Section 5.3(a)(x) in the case of Subordinated Bridge Loan Obligations.
Section 5.6.Capital Expenditure Fund.
(a)The Master Trustee shall cause the transfer of, the amounts required pursuant to Section 5.3(a) hereof to the Capital Expenditure Fund from Net Revenues.
(b)Any moneys deposited into the Capital Expenditure Fund pursuant to Section 5.3(a) shall be disbursed and expended at the direction of the Master Trustee solely for the payment of Capital Expenditures designated in writing by the Group Representative to be paid from the Capital Expenditure Fund in accordance with the Capital Expenditure Budget, accompanied by a completed Transfer and Withdrawal Certificate in the form set out in Annex 6; the Master Trustee shall direct the Depository to transfer amounts in accordance with such Transfer and Withdrawal Certificate. Moneys in the Capital Expenditure Fund may also be used to pay Debt Service becoming due on Senior Obligations to the extent that the amount in the Capital Expenditure Fund exceeds the amount required to be maintained therein.
(c)The Master Trustee shall determine the market value of the Investment Securities in the Capital Expenditure Fund (i) monthly, on the last Business Day of each calendar month, commencing on the last Business Day of the month immediately following the month in which this Master Indenture is executed, (ii) at the time of any withdrawal from the Capital Expenditure Fund, and (iii) at such other times as the Master Trustee deems appropriate. Any obligation of the Master Trustee to provide valuation of any investments hereunder shall be (i) based on valuation criteria and methods prescribed by the Group Representative and acceptable to the Master Trustee; and (ii) delegated to any third party service provider to the extent and pursuant to terms determined by the Master Trustee, with the approval of the Group Representative (which shall not be unreasonably delayed or withheld), from time to time at the sole expense of the Group Representative.
(d)Investment earnings on cash and Investment Securities in the Capital Expenditure Fund shall be retained in the Capital Expenditure Fund, until withdrawn or transferred as provided herein.
(e)Upon the acceleration of the principal of all Obligations Outstanding pursuant to Section 7.1(b) hereof, the Master Trustee shall cause the transfer of all amounts in the Capital Expenditure Fund to the Payment Account of the Debt Service Fund with respect to the Senior Obligations, if any, and, when the Secured Indebtedness secured by those Senior Obligations has been paid in full, to the Payment Account of the Debt Service Fund with respect to Subordinate Obligations.
(f)Any amounts remaining in the Capital Expenditure Fund upon discharge of this Master Indenture shall be transferred to the Surplus Fund.
Section 5.7.Surplus Fund.
(a)The Surplus Fund is a Pledged Account subject to the terms of this Master Indenture. Any moneys deposited into the Surplus Fund shall be applied (i) to cure any deficiency in any of the scheduled payments or deposits required to be made pursuant to Section

5.3(a), (ii) to fund any prepayments of an Obligation required to be made in connection with any unscheduled mandatory prepayment or redemption of Secured Indebtedness or any optional prepayment or redemption of such Secured Indebtedness for which irrevocable notice has been sent which is not paid from the Special Prepayment Account of the Debt Service Fund (as described in Section 5.5(b) above), (iii) to fund any termination payments due under a Specified Hedging Agreement (iv) to fund any shortfall in amounts owed in respect of the amount of Taxes required to be indemnified to a Holder pursuant to Section 3.6 hereof, (v) to replenish certain steps within the Waterfall as set out in Section 5.11 below or (vi) to reimburse a Reserve Account Credit Facility Provider for advances made under a Reserve Account Credit Facility in a manner similar to clause (b). Upon the acceleration of the principal of all Obligations Outstanding, the Master Trustee shall cause the transfer of all amounts in the Surplus Fund to the Payment Account of the Debt Service Fund with respect to Senior Obligations. To the extent such amounts are to be applied to Operating Expenses or amounts described in clauses (iii), (iv) or (v) above, such request shall be accompanied by an Operating Expense Certificate accompanied by a Transfer and Withdrawal Certificate in the form of Annex 6. The Master Trustee shall direct the Depository to transfer amounts in accordance with such Transfer and Withdrawal Certificate.
(b)Amounts in the Surplus Fund may be used, at the direction of the Group Representative, for reimbursement of each Reserve Account Credit Facility Provider for any amounts advanced under its Reserve Account Credit Facility, including paying interest thereon, in accordance with the terms of such Reserve Account Credit Facility and any reimbursement agreement between the Group Representative or Obligated Group and the Reserve Account Credit Facility Provider.
(c)Amounts in the Surplus Fund may also be released or transferred as provided in Section 5.11 hereof.
Section 5.8.Acquisition Fund.
(a)Except as provided in Section 6.5 hereof, the proceeds of any insurance (other than business interruption insurance) or condemnation award which are required to be paid to the Master Trustee pursuant hereto and to Related Financing Documents shall be deposited into a separate, segregated Account within the Acquisition Fund (the “Casualty and Condemnation Proceeds Account”). Additionally, proceeds of a Series of Secured Indebtedness with respect to which the Group Representative has not yet determined the final application thereof (“Unspent Proceeds”) shall be deposited into a separate, segregated Account within the Acquisition Fund (the “Unspent Proceeds Account”). Amounts on deposit in the Acquisition Fund shall be (i) disbursed from time to time at the direction of the Master Trustee from the Casualty and Condemnation Account in accordance with the provisions of Section 6.5 hereof to pay for the cost of constructing or acquiring replacement facilities for any Project or Mortgaged Property or repairing any Project or Mortgaged Property to which such proceeds relate, (ii) transferred to the Debt Service Fund from the Casualty and Condemnation Account to be used in connection with a prepayment of Obligations to the extent permitted or for payment of Debt Service, in each case as determined pursuant to Section 6.5 hereof, or (iii) with respect to amounts constituting Unspent Proceeds, applied to (A) the financing or refinancing of the construction, acquisition, renovation and/or equipping of Project(s), or (B) such other lawful purposes of the Participants or any Affiliate thereof (other than any Member or Participant) as may be permitted under such Person’s Organizational Documents, in each case in accordance with Section 5.8(b) below; provided that such intercompany loan to an Affiliate (other than any Member or Participant) shall be made by a particular Participant, selected by the Group Representative in its sole discretion.

(b)Provided that a Participant or Elective Venue Unit shall have a Fixed Charge Coverage Ratio as of the last day of the most-recent period of four (4) consecutive Fiscal Quarters for which financial statements have been delivered in accordance with Section 6.9 hereof (on a pro forma basis after giving effect to the borrowing and intended application of an advance of moneys from the Acquisition Fund on the intended application date thereof) of at least 1.30 to 1.00 at the time of such advance, amounts in the Unspent Proceeds Account of the Acquisition Fund may be applied by a Participant (other than a Subordinated Bridge Loan Participant) to the costs of Project(s) of such Participant or for any lawful purpose of such Participant (as further described in clause (iii) below), with the approval of the Group Representative, following submission of the required documentation under the applicable Intercompany Loan Agreement and a requisition to the Master Trustee as further described below; it being understood that for disbursements with respect to Project(s) only, the requisition shall be accompanied by a Certificate of the Member of the related Jurisdiction, Participant(s) associated therewith and the Group Representative to the effect that the Project Criteria and, if applicable, the provisions of Article XII relating to the admission of a Member and/or Participant, as applicable, have been satisfied and a copy of the relevant calculations demonstrating compliance with the Fixed Charge Coverage Ratio requirement, accompanied by an Officer’s Certificate of the Group Representative. Prior to the application of any amounts in the Acquisition Fund to any lawful purposes of any Affiliate of the Group Representative (other than any Member or a Participant) as may be permitted under such Person’s Organizational Documents, including, but not limited to, any dividend or intercompany loan from a Participant to an Affiliate, at such time the Obligated Group must then be in compliance with the debt service coverage ratio requirement set out in Section 6.4 hereof, as evidenced by delivery to the Master Trustee, a copy of the certification demonstrating compliance, accompanied by an Officers Certificate of the Group Representative.
(i)Prior to the advance to any Participant, as applicable, of moneys in the Acquisition Fund, a copy of the relevant Sub-Program Agreement(s) advancing the funds under the applicable Intercompany Loan Agreement to such Participant, the applicable notice required under Section 2.3 of the applicable Intercompany Loan Agreement and evidence that all the conditions under the applicable Intercompany Loan Agreement have been satisfied shall be provided to the Master Trustee, along with all documentation relating to the Project(s), if any, as may be required thereunder or under the Related Financing Documents with respect to the Secured Indebtedness funding such advance. If the advance is for lawful purposes of any Affiliate of the Group Representative (other than a Member or Participant) as may be permitted under such Person’s Organizational Documents including by dividend or intercompany loan from a Participant, a copy of the relevant Sub-Program Agreement(s) advancing the funds pro rata under each of the then in effect Intercompany Loan Agreements (and within the same, to the Participants in such amounts as may be determined by the Group Representative) in the case of dividends or to the specific Participant in the case of a loan from a Participant to the Group Representative or an Affiliate, the applicable notice required under Section 2.3 of the Intercompany Loan Agreements and evidence that all the conditions under the Intercompany Loan Agreements have been satisfied shall be provided to the Master Trustee. All advances shall be in a principal amount of $1,000,000 or €1,000,000, as applicable, or such other amount as may be specified in the applicable Sub-Program Agreement(s), or a whole multiple of $1,000,000 or €1,000,000, as applicable, or such other amount as may be specified in the applicable Sub-Program Agreement(s), in excess thereof, or, if less, the remaining amount available to be borrowed, unless otherwise specified in the applicable Sub-Program Agreement(s). Each advance shall be made upon irrevocable notice given in accordance with the Intercompany Loan Agreement(s), which notice must be received by the applicable Member(s)not later than 9:00 a.m. New York time three (3) Business Days prior to the requested date of any advance.

(ii)Following the submission of the documentation in clause (i) above, the Master Trustee is hereby directed to make, or cause to be made, payments from the Unspent Proceeds Account of the Acquisition Fund to the applicable Participant (or, in the event of an advance for lawful purposes of an Affiliate of the Group Representative (other than a Member or Participant), as directed by the Group Representative):
(A)For such costs of a qualifying Project or with respect to repairs or improvements to a Mortgaged Property upon receipt of (x) a requisition signed by the applicable Member and countersigned by the Authorized Representative of the Group Representative, stating with respect to each payment to be made: (1) the requisition number, (2) the name and address of the Person to whom payment is due, (3) the amount to be paid and (4) that each obligation mentioned therein has been properly incurred, is a proper charge against Unspent Proceeds and has not been the basis of any previous withdrawal, which requisition shall be accompanied by copies of bills, invoices or receipts (as appropriate) for each payment made; (y) an Officer’s Certificate of the Group Representative certifying that, respect to the applicable Participant, the applicable conditions of Section 5.8(b) have been satisfied and (z) a completed Transfer and Withdrawal Certificate in the form of Annex 6; or
(B)For any lawful purpose of a Participant or an Affiliate of the Group Representative (other than a Member or Participant), upon receipt of an Officer’s Certificate of the Group Representative certifying that the application thereof is permitted under its Organizational Documents and that the applicable conditions of Section 5.8(b) have been satisfied and a completed Transfer and Withdrawal Certificate in the form of Annex 6.
(C)In each case, the Master Trustee shall direct the Depository to transfer amounts in accordance with such Transfer and Withdrawal Certificate.
(iii)The Master Trustee shall make, or cause to be made, the advance available to the requesting Person in immediately available funds at the appropriate payee’s principal place of business not later than 1:00 p.m. New York time on the Business Day specified in the applicable notice upon satisfaction of the conditions set forth in the Intercompany Loan Agreement.
Section 5.9.Debt Service Reserve Fund.
(a)Except as described below, moneys on deposit in the Debt Service Reserve Fund, including moneys deposited therein pursuant to a draft on a Reserve Account Credit Facility, shall only be used at the direction of the Master Trustee to make up any deficiencies in the Payment Account of the Debt Service Fund in accordance with Section 5.5(a) above with respect to the relevant Class of Obligations; provided, however, that no payment under a Reserve Account Credit Facility on deposit in the Debt Service Reserve Fund shall be sought unless and until monies are not available therein and the amount required to be withdrawn from the Debt Service Reserve Fund cannot be withdrawn therefrom without obtaining payment under such Reserve Account Credit Facility; provided, further, that, if more than one Reserve Account Credit Facility is held for the credit of the Debt Service Reserve Fund at the time of a withdrawal therefrom, the Master Trustee shall obtain payment under each such Reserve Account Credit Facility, pro rata, based upon the respective amounts then available to be paid thereunder.

(b)Investment Securities in the Debt Service Reserve Fund shall be valued by the Group Representative on each Valuation Date on the basis of fair market value (which valuation shall take into account any accrued and unpaid interest).
(i)If on any Valuation Date the fair market value of the amounts on deposit in the Debt Service Reserve Fund (taking into account any Reserve Account Credit Facility) is less than 90% of the Debt Service Reserve Requirement as of the Valuation Date exclusively on account of a net decline in the market value of investments on deposit in the Debt Service Reserve Fund, the Group Representative shall give notice of such deficiency to the Master Trustee on such date. Commencing on the immediately succeeding date on which transfers are made under Section 5.3(a) hereof, amounts shall be deposited in accordance with such Section as necessary to restore the amount on deposit in the Debt Service Reserve Fund to an amount at least equal to the Debt Service Reserve Requirement (taking into account the then-current valuation).
(ii)If on any date the amount on deposit in the Debt Service Reserve Fund is less than 100% of the Debt Service Reserve Requirement (as of the immediately prior Valuation Date) on account of the Debt Service Reserve Fund having been drawn upon, the Group Representative and the other Members shall deposit or cause to be deposited amounts into the Debt Service Reserve Fund to cause the amount therein to at least equal to the Debt Service Reserve Requirement within five (5) Business Days.
(c)Interest, profits and other income received from the investment of moneys in the Debt Service Reserve Fund shall be transferred when received to the Revenue Fund provided that the Debt Service Reserve Requirement is met at the time of transfer.
(d)(i)    In the event that a Debt Service Reserve Requirement for the Senior Obligations increases, such increase shall be (x) effectuated by and increase in the amount of a Reserve Account Credit Facility or a deposit of cash and investments in an aggregate amount required to satisfy such increase, as applicable, and (y) completed no later than five (5) Business Days after the date set out in the applicable supplemental indenture.
(ii)In the event there is a surplus on deposit in the Debt Service Reserve Fund as a result of (x) a change in the fair market value of investments on deposit therein or (y) the occurrence of a Force Majeure Event Cure, the full amount of the excess over the fair market value of the amount of moneys then on deposit (as of the most-recent Valuation Date) and/or any excess amount of any Reserve Account Credit Facility may be released from the applicable Debt Service Reserve Fund, first by transferring moneys on deposit therein to the Revenue Fund for application under the Waterfall described in Section 5.3 hereof and then, when all Steps in the Waterfall are filled, by reduction in the amount of any Reserve Account Credit Facility to the Group Representative. In the event that a surplus occurs within the six (6) month period following a draw on the Debt Service Reserve Fund, such surplus shall be retained therein until such sixth (6th) Valuation Date following the month in which the draw occurred and, if a surplus remains as of that Valuation Date, such surplus may be transferred to the Revenue Fund for application in the Waterfall described in Section 5.3 hereof.
(e)In lieu of or in substitution for moneys on deposit in or to be deposited in the Debt Service Reserve Fund pursuant to any provision of hereof, the Group Representative may deposit or cause to be deposited with the Master Trustee a Reserve Account Credit Facility for the benefit of the Holders of Obligations secured by all or any part of the applicable Debt Service Reserve Requirement. Notwithstanding the foregoing, if, at any time after a Reserve Account Credit Facility is deposited with the Master Trustee the Reserve Account Credit Facility Provider therefor ceases to be a Qualified Reserve Account Credit Facility Provider or if the Reserve Account Credit Facility is not, at any time after the date that is two (2) years after the

Closing Date, guaranteed by LNW, the Group Representative shall, within an aggregate period of not in excess of ten (10) Business Days of the Group Representative having actual knowledge thereof, (i) replace or cause to be replaced said Reserve Account Credit Facility with another Reserve Account Credit Facility issued or provided by a Qualified Reserve Account Credit Facility Provider, (ii) deposit or cause to be deposited in the applicable Debt Service Reserve Fund an aggregate amount of moneys equal to the value of the affected Reserve Account Credit Facility, or (iii) instruct the Master Trustee to draw on such Reserve Account Credit Facility in the amount of the applicable Debt Service Reserve Requirement (or applicable portion thereof).
Each Reserve Account Credit Facility shall be payable (upon the giving of such notice as may be required thereby) on any date on which (i) moneys are required to be withdrawn from such the Debt Service Reserve Fund pursuant to the terms hereof and (ii) such withdrawal cannot be made without obtaining payment under such Reserve Account Credit Facility, or on a date not more than ten (10) days prior to the expiration date of the Reserve Account Credit Facility then in effect if no substitute Reserve Account Credit Facility meeting the requirements of this Master Indenture has been deposited with the Master Trustee. In the event that the Master Trustee and/or Group Representative (which the Group Representative shall promptly forward to the Master Trustee) obtains notice from the Reserve Account Credit Facility Provider that the Reserve Account Credit Facility is going to expire or otherwise terminate, the Master Trustee (following receipt of notice from the Group Representative or the Reserve Account Credit Facility Provider) shall promptly notify the Group Representative (if required) and the Holder of each Obligation of such expiration and/or other termination.
For the purposes of this Section 5.9, in computing the amount on deposit in the Debt Service Reserve Fund, a Reserve Account Credit Facility shall be valued at the amount available to be paid thereunder on the date of computation; provided, however, that, if the Reserve Account Credit Facility Provider thereof ceases to be a Qualified Reserve Account Credit Facility Provider, such Reserve Account Credit Facility shall be valued at the amount available to be drawn thereunder on the date of calculation.
(f)With respect to any demand for payment under any Reserve Account Credit Facility, the Master Trustee shall make such demand for payment in accordance with the terms of such Reserve Account Credit Facility at the earliest time provided therein to ensure the availability of monies on the interest payment date, principal payment date or the redemption date for which such monies are required, but in no event more than ten (10) days or less than two (2) Business Days prior to the applicable interest payment date, principal payment date or redemption date. All amounts drawn in respect of a Reserve Account Credit Facility shall be deposited into the Debt Service Reserve Fund upon receipt.
Section 5.10.Settlement Account. The Settlement Account shall be used for purposes of receiving the proceeds of issuances of Secured Indebtedness secured by Obligations hereunder and making appropriate transfers to other Funds or Accounts hereunder or making other payments required to be made therefrom in accordance with the applicable Flow of Funds Memorandum.
Section 5.11.Quarterly Distributions of Surplus Funds; Offer; Final Balances.
(a)Upon delivery to the Master Trustee by the Group Representative of a Distribution Notice prepared in accordance with Section 5.17(c), and so long as the Release Conditions are met, all or a portion of the moneys in the Surplus Fund not required to be transferred to any other Fund or Account in accordance with the other provisions of this Article V shall be remitted to or at the direction of the Members, for further distribution to the Participants in their respective Jurisdiction at the direction of the Master Trustee promptly in accordance with the calculations provided by the Group Representative in the applicable Distribution Notice prepared in accordance with Section 5.17(c) below. Notwithstanding the foregoing, in the event of a shortfall as against the then-applicable requirement with respect to any of clauses (i) to (viii) of the Waterfall, amounts in the Surplus Fund can be applied to replenish such shortfalls prior to the release of funds in the Surplus Fund as provided in this Section 5.11(a) provided all of the other Release Conditions are satisfied. Only one Distribution Notice may be delivered with respect to any particular Fiscal Quarter.
(b)For the avoidance of doubt, amounts shall be retained in the Surplus Fund if, at the time of any quarterly distribution referenced in clause (a), the Release Conditions are not satisfied.
(c)In the event that the Release Conditions shall not have been met for a period of six (6) consecutive Fiscal Quarters, the Group Representative shall cause there to be an offer of prepayment made to holders of Secured Indebtedness secured by Senior Obligations in an amount equal to 100% of the amount on deposit in the Surplus Fund. Such offers shall be conducted in accordance with the terms of the Related Financing Documents with respect to such issue of Secured Indebtedness and the applicable Supplemental Indenture. Following the completion of such offers, the principal amount of each affected Obligation shall be reduced in accordance with Section 4.2 hereof.
(d)In addition, upon final payment of all principal and interest on the Obligations, and upon satisfaction of all claims against the Obligated Group and Participants hereunder and under all Related Financing Documents (in each case other than any claims for indemnity or expense reimbursement that have not been asserted in writing against the Obligated Group or Participants), including the payment of all fees, charges and expenses of the Master Trustee, the Depository, the Collateral Agents and the Other Agents that are properly due and payable hereunder or under the Related Financing Documents, or upon the making of adequate provision for the payment of such amounts as permitted hereby or thereby, and upon payment and performance of all other obligations of the Member or Member, or Participant or Participants as applicable, under the Related Financing Documents and all Intercompany Loan Documents, all moneys remaining in all Funds and Accounts under this Master Indenture shall be remitted as directed by the Group Representative at the direction of the Master Trustee.
Section 5.12.Reports and Notices by Master Trustee.
(a)The Master Trustee shall, within fifteen (15) Business Days after the end of each calendar month, furnish to the Master Servicer, each Management Company, the Group Representative, each Member and each Holder of an Obligation Outstanding hereunder, an accounting statement on the status of each of the Funds or Accounts within Funds established under this Article V that are held by the Depository and controlled by the Master Trustee, showing the balance in each such Fund or Account as of the first day of the preceding month, the deposits to (including interest on investments), the disbursements from each such Fund or Account during such preceding month, and the balance in each such Fund or Account on the last day of the preceding month. To the extent a Fund or Account has no activity during any given month, no monthly statement need be produced.
(b)The Master Trustee shall also furnish to the Master Servicer, each Management Company, the Group Representative, each Member and each Holder of an Obligation Outstanding hereunder, within 30 days after the end of each Fiscal Year, an annual accounting statement for such Fiscal Year of the status of each of the Funds or Accounts established under this Article V that are held by the Depository and controlled by the Master Trustee, showing the balance in each Fund or Account, as applicable, as of the first day of such Fiscal Year, the deposits to (including interest on investments) and the disbursements from each such Fund or Account during such Fiscal Year, and the balance in each such Fund or Account on the last day of such Fiscal Year.
(c)The Master Trustee shall promptly give notice to the Master Servicer, each Management Company, the Group Representative, each Member and each Holder of an Obligation Outstanding hereunder of (i) any withdrawal from the Debt Service Reserve Fund or any decline in the fair market value of investments in such Fund resulting in the amount therein being less than the applicable Debt Service Reserve Requirement and (ii) any withdrawal from the Surplus Fund to pay Debt Service.
(d)The Master Trustee shall give notice to the Master Servicer, each Management Company, the Group Representative, each Member and each Holder of an Obligation Outstanding hereunder at such time as the requirements for discharge of the Master Indenture set forth in Article XIII hereof have been satisfied in full.
Section 5.13.Investment of Funds. Moneys held in the Funds or Accounts established hereunder shall be invested and reinvested in Investment Securities available for investment through the Depositary and which mature or are redeemable at the option of the holder not later than such times as shall be required to provide moneys needed to make payments or transfers therefrom. Notwithstanding the foregoing, Investment Securities in the Debt Service Reserve Fund shall not have a tenor in excess of five (5) years unless consented to by the Majority Applicable Holders. Unless an Event of Default has occurred and is continuing, the Group Representative shall direct the making of all such investments and shall direct the Depository to sell or otherwise dispose of any such investments. All such directions shall be in writing and shall be delivered to the Depository, with a copy to the Master Trustee, at least one (1) Business Day in advance of the making of such investment. If an Event of Default has occurred and is continuing, or in the absence of specific instructions during any time when an Event of Default has not occurred and is continuing, the Depository shall invest all available moneys in the Funds or Accounts in Investment Securities described in category (v) of the definition thereof pursuant to standing instructions from the Group Representative provided to the Depository and the Master Trustee. An investment direction from the Group Representative that is countersigned by the Master Trustee shall constitute a written direction of the Master Trustee to the Depositary to make, sell or dispose of any investment. Neither the Master Trustee nor the Depository shall be liable or responsible for any losses resulting from the making of any such investment or any sale or other disposition thereof in the manner provided above. All investment income and any gain from the sale or other disposition of any Investment Securities in any Fund or Account hereunder shall be credited to and retained in such Fund or Account and shall be deemed income of the Group Representative for tax purposes. All losses realized upon the sale or other disposition of such Investment Securities in any Fund or Account hereunder shall be charged to such Fund or Account and added to the amount next becoming due in respect of each Outstanding Obligation hereunder. Any obligation of the Depository or the Master Trustee to provide valuation of any investments under this Master Indenture shall be (i) based on valuation criteria and methods prescribed by the Group Representative and acceptable to the Master Trustee; or (ii) delegated to any third party service provider to the extent and pursuant to terms determined by the Master Trustee, with the approval of the Group Representative (which shall not be unreasonably delayed or withheld), from time to time at the sole expense of the Group Representative.
Section 5.14.Security for Obligations. This Master Indenture secures the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payments of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), or any

successor provision thereto or comparable provision of other Applicable Law in any Jurisdiction), of the Obligations in the order of priority and preference set forth in the Granting Clauses hereto and Section 7.6 hereof.
Section 5.15.Financing Statements. Each Member will prepare for execution and filing, and shall file or cause the filing of such financing statements and other documents under the Uniform Commercial Code or such other Applicable Law of such Jurisdictions as may be applicable for the purpose of perfecting any security interests granted hereunder, under any Supplemental Indenture, any Account Control Agreement or any Intercompany Loan Document and will pay or cause to be paid the costs of filing the same in such public offices as may be required in connection with the same. All financing statements and other documents under the Uniform Commercial Code or such other Applicable Law of the Jurisdictions of the Initial Members shall be filed in connection with the establishment of the Trust Estate by counsel to the Group Representative and, for non-US Jurisdictions, by such notaries or other professionals as selected by Counsel to the Group Representative in such Jurisdictions. To the extent necessary, the Master Trustee will, at the cost and expense of the Group Representative, join with the Members and Participants, as applicable, in executing and filing, at their request, all such financing statements and other documents in connection with Joinders hereto, the issuance of Secured Indebtedness or addition of a Participant; the particular filings shall be determined by Counsel to the Group Representative. The Master Trustee will, at the cost and expense of the Group Representative, join with the Members and Participants, as applicable, in executing and filing, at their request, all such continuation statements under the Uniform Commercial Code or other comparable extensions in other Jurisdictions as directed by Counsel to the Group Representative; provided that the Master Trustee shall have no responsibility for the sufficiency, adequacy or priority of any initial filing and, in the absence of written notice to the contrary by the Members or the Group Representative, may rely and shall be protected in relying on all information and exhibits in such initial filings for the purposes of any continuation statements or other filings. Except as described above, the Master Trustee shall be under no duty to perform any act for the better maintenance of any liens or security interests granted in connection herewith, including the preparation or filing of any initial filings of financing statements or other filings. Each Member will pay or cause to be paid (or will reimburse the Master Trustee, if applicable, for paying) all out-of-pocket costs, fees and expenses (including but not limited to filing fees) associated with the filing of any filings of financing statements under the Uniform Commercial Code or similar filings under any applicable Jurisdiction, and any continuations or amendments thereto, in any public offices where the same shall have been or are to be filed in any applicable Jurisdiction. In carrying out its duties under this Section, the Master Trustee shall receive and be entitled to rely on an Opinion of Counsel addressed and satisfactory to the Master Trustee specifying what actions are required to comply with this Section in each applicable Jurisdiction.
Section 5.16.Provisions Relating to Currencies.
(a)General Principles Relating to Currency Subaccounts.
(i)If necessary or desirable in order to minimize the number of currency exchange transactions required in connection with the administration of this Master Indenture, at any time when there is a Participant operating a Project in a currency other than Euros, the Master Trustee may direct the Depository to open, within each Fund and Account hereunder into which or from which moneys will be transferred to or from such Participant (or other Participants which, from time to time, may use that currency), a separate currency subaccount for the currency in which such Participant operates its Project. At the time of the admission of the Initial Members, there shall be no subaccounts.

(ii)Furthermore, to the extent that the transfers from the Revenue Fund pursuant to Section 5.3(a) hereof can be administered so that the amounts required can be funded with funds in the corresponding currency otherwise on deposit in the Current Revenue Account or the Deferred Revenue Account, as applicable (or from a corresponding currency subaccount thereof), such amount shall be so transferred.
(iii)If there are multiple Jurisdictions having Members using the same currency (e.g., the use of the Euro), in making any transfers required hereunder, any shortfall in the amounts available to be transferred by one such Member in the related currency (as determined pursuant to calculations performed in accordance with Section 5.17) shall be treated as having been supplemented, first, from any surplus amounts (also as determined pursuant to calculations performed in accordance with Section 5.17) available to Members of other Jurisdictions using the same currency; transfers from one currency subaccount, if any, to another are to be done in accordance with clause (b) below. Thus, for example, if Debt Service on an Obligation is payable in Euros and there are two Jurisdictions the Members in which have Participants owning or operating Projects in Euros, any Euros in the Payment Account of the Revenue Fund shall be so applied to the extent of available funds. Since there are, in this example, two Projects operating in Euros, each related Participant shall be treated as paying its share of such Debt Service from the Net Revenues generated by its Project. However, if one of the Projects experiences a shortfall in such Net Revenues in the Current Revenue Account, moneys generated by the other Project operating in Euros shall be applied to fund such shortfall, to the extent of available funds; only in the event that, together, the two Euro-operating Projects do not generate sufficient Euro-denominated Net Revenues in the Current Revenue Account shall non-Euro denominated moneys be applied to fund any shortfall, such exchange being effectuated in accordance with clause (b) below.
(b)Principles Relating to Article V and Related Exchanges from One Currency to Another. In the event that, in connection with any transfer required under this Master Indenture, the amount in the one currency is insufficient for making one or more transfers, the Master Trustee shall cooperate with the Group Representative to exchange sufficient amounts of one or more other currencies within the relevant Fund or Account from which such transfer is to be made such that the requisite transfer can be made in the appropriate currency. Amounts required for the making of Participant Loans in a currency other than Euros shall be converted at the time of making of the Loan at the then-actual exchange rate obtainable by the Depository if such amounts are not available in the requisite currency in the Acquisition Fund. At the time of determination of amounts to be deposited in the various levels of the Waterfall, the Master Trustee or Depository shall use one of the exchange rates specified in the definition of “Alternative Currency Equivalent”, as selected by the Group Representative, or, if selected by the Group Representative, the spot exchange rate obtainable by the Depository as of a date and time as the Group Representative requests. To the extent that there have been currency movements after such date and prior to the application thereof the following shall apply: (i) to the extent that debt service payments on Secured Indebtedness are required at an exchange rate that results in the amounts transferred to the Debt Service Fund therefor being insufficient, the then-actual exchange rate shall then be used and the currencies which shall be exchanged in connection with any such requirement shall be determined at the direction of the Group Representative, taking into account such factors as the Group Representative shall consider in its sole discretion, and the shortfall shall be funded by a transfer, directed by the Master Trustee to the Depository, of moneys held hereunder which are available for such purpose; and (ii) to the extent that, conversely, the exchange rate has caused there to be a surplus, the amount of such surplus funds shall be applied, to the extent necessary, to fill other requirements in the Waterfall in the order prescribed therein. Changes and applications of reserves resulting from such currency movements shall be the subject of adjustment on the succeeding Transfer Date as prescribed by the Waterfall. The Master Trustee and the Group Representative shall maintain a ledger keeping track of such inter-currency exchanges and shall provide a record thereof to the Members with respect to all affected Jurisdictions.
(c)Principles Relating to the Calculation of Historical and Projected Debt Service Coverage Ratios. For all purposes of calculating the Historical Senior Debt Service Coverage, the Historical Combined Debt Service Coverage Ratio, the Projected Senior Debt Service Coverage Ratio or the Projected Combined Debt Service Coverage Ratio hereunder, the Group Representative shall perform such calculations in Euros, using the Alternative Currency Equivalent of each relevant currency as of the last Business Day of the period for which the calculation is being made (for calculations of a debt service coverage ratio on a historical basis) and the first Business Day of the period for which the calculation is being made (for calculations of a projected debt service coverage ratio).
(d)Principles Relating to the Incurrence of Indebtedness and Similar Basket Measurements. For purposes of any representation, warranty, covenant, prepayment event or Event of Default under this Master Indenture, any Supplemental Indenture or any Intercompany Loan Document) (any of the foregoing, a “specified transaction”), in a currency other than Euros, (i) the equivalent amount in Euros of a specified transaction in a currency other than Euros shall be calculated based on the Alternative Currency Equivalent for such foreign currency on the date of such specified transaction (which, in the case of any Restricted Junior Payment (or any analog under any Supplemental Indenture or Intercompany Loan Document), shall be deemed to be the date of the declaration thereof, in the case of an asset sale or other disposition, shall be the date of closing thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Euros, and the relevant refinancing or replacement would cause an applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i); provided further, for the purpose of calculating any aggregate Fiscal Year limits on asset sales or dispositions across all Participants or Elective Venue Units, the aggregate shall be calculated as of the most recent closing date of an asset sale or disposition for the entire Fiscal Year at then applicable Alternative Currency Equivalent on the date of such closing and the amount of any excess which need be applied to any redemption or prepayment of Obligation(s) determined with respect thereto and, for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any prior asset sale or disposition so long as any required redemption or prepayment of Obligation(s) was effectuated at the time of such prior transaction based upon the then-applicable Alternative Currency Equivalent. Analogous principles shall apply for the measurements of compliance with other baskets, thresholds in Events of Default and financial covenants (except for the financial covenant described in (c) above).
(e)Currency exchange on payments. Notwithstanding anything to the contrary contained herein, if at any time (i) the Depository, on behalf of the Master Trustee, or any Holder receives any payment (including by exercise of remedies) in respect of any Obligation from any source in a currency other than the applicable currency in which such Obligation is denominated or (ii) a Member receives any payment (including by exercise of remedies) in respect of any payment under the applicable Intercompany Loan Documents from any source in a currency other than the applicable currency in which such Intercompany Loan Agreement payment is denominated, then such payment will be given effect as a payment to the Depository, on behalf of the Master Trustee, Holder or Member, as applicable, of an amount in the currency in which such Obligation or Intercompany Loan Agreement payment is denominated which the Depository, on behalf of the Master Trustee, Holder or Member, as applicable, is able to purchase (after deduction of any relevant fees, costs and expenses) with the amount of the payment so received at the estimated spot rate of exchange obtainable by the Depositary for such purchase in the New York foreign exchange market at or about 11:00 a.m. on the date of receipt of such payment. If such amount is less than the sum originally due in the applicable currency in which the Obligation is denominated, each Member agrees, as a separate obligation, to indemnify the Holder of such Obligation against such loss. If the amount is greater than the sum originally due to the Holder of the Obligation in such currency, the Holder agrees to return the amount of any excess to, or to the direction of, the Master Trustee (or to any other Person who may be entitled thereto under Applicable Law). In the case of payments to a Member under any Intercompany Loan Document, comparable principles to the immediately preceding sentences shall apply.
(f)Judgment Currency. Furthermore, if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any Intercompany Loan Document in one currency into another currency, the rate of exchange used shall be the spot rate of exchange for such amount in the New York foreign exchange market at or about 11:00 a.m. on the date of the proposed judgment. The obligation of each Member in respect of any such sum due from it to any Holder or of any Participant to any Member under any Intercompany Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Master Indenture (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the relevant payee of any sum adjudged to be so due in the Judgment Currency, such payee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to such payee in the Agreement Currency, each Member or Participant, as applicable, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the payee against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the payee in such currency, the payee agrees to return the amount of any excess to, or to the direction of, the Master Trustee or Participant, as applicable (or to any other Person who may be entitled thereto under Applicable Law).
(g)Each provision of this Section 5.16 relating to currencies shall be subject, without a Confirmation of Rating or Holder consent, to such reasonable changes of construction as the Master Trustee may from time to time specify with the Group Representative’s written consent to appropriately reflect a change in currency of any Jurisdiction and any relevant market convention or practice relating to such change in currency. Actual conversions of one currency to another by the Depositary shall in each case (including pursuant to Section 5.16(b) in connection with the making of Participant Loans) be effected at the written direction of the Master Trustee (which may be included in the applicable Withdrawal Certificate).
Section 5.17.Calculations to be Performed by Master Servicer, the Group Representative and/or Management Company; Notices Thereof by Master Trustee.
(a)Monthly waterfall calculations. No later than the twentieth (20th) day of each calendar month, the Master Servicer, or, at the election of the Master Servicer, the Group Representative, shall perform the following calculations to enable the Waterfall described in Section 5.3(a) hereof to operate:

(i)determine (x) the Required Monthly Deposits for the immediately succeeding calendar month, broken down separately for Senior Obligations and Subordinate Obligations (other than Subordinated Bridge Loan Obligations), and (y) an amount equal to fifty percent (50%) of the Debt Service Requirements with respect to all Obligations Outstanding during the next twelve (12) months, broken down separately for Senior Obligations, Subordinate Obligations (other than Subordinated Bridge Loan Obligations) and Subordinated Bridge Loan Obligations, and commencing with the immediately succeeding calendar month;
(ii)determine, for each Participant (other than any Participant included in an Elective Venue Unit) and Elective Venue Unit, if any, the sum (expressed as a positive number) of the Negative Monthly Adjusted Operating Income projected to be realized in any one or more of the twelve (12) consecutive calendar months, commencing with the immediately succeeding calendar month (such sum, the “Excess Operating Expense Deduction”);
(iii)as necessary, determine the amount of any increase or decrease in any Debt Service Reserve Requirement; and
(iv)as necessary, determine the then-applicable Annual Capital Expenditure Fund Deposit and any changes therein.
Each such set of monthly determinations shall be accompanied by a certificate in the form of Annex 2 attached hereto executed by the Master Servicer or at the election of the Master Servicer, the Group Representative.
(b)Periodic Inter-Member and Inter-Participant Allocations. The Master Servicer, or at the election of the Master Servicer the Group Representative shall perform the following calculations in order to permit implementation of the Intercompany Loan Agreements and Sub-Program Agreement(s) in the various Jurisdictions:
(i)No later than the twentieth (20th) day of each calendar month, determine the amount of Net Revenues deposited with respect to each Jurisdiction into the Current Revenue Account, and, within each Jurisdiction, by each Participant (other than any Participant included in an Elective Venue Unit) and Elective Venue Unit, if any, during the prior calendar month in accordance with Section 5.2(b);
(ii)Determine the Debt Service and certain other payment obligations and calculations, as further described below, as follows:
(A)    Based upon the relevant Sub-Program Agreements for each Jurisdiction, determine no later than the twentieth (20th) day of each calendar quarter, for each Participant or Elective Venue Unit, as applicable, the sum of the amounts derived (such sum, the “Participant Debt Service Requirement”), with respect to each and every Obligation, by calculating the product obtained by multiplying (X) twenty-five per cent (25%) of the Debt Service Requirements payable with respect to related Secured Indebtedness and, if applicable, any Specified Hedge Agreements, during the twelve (12) months commencing on the first day of the Prior Quarter by (Y) a fraction, the numerator of which is the principal amount owed by such Participant (if any) on the first day of the Prior Quarter under an Intercompany Loan Agreement with respect to the Class (as defined in such Intercompany Loan Agreement) of Loans (as defined in such Intercompany Loan Agreement) funded from the proceeds of such Secured Indebtedness, and the denominator of which is the principal amount of the related Secured Indebtedness outstanding as of the first day of the Prior Quarter. For the avoidance of doubt, such Participant Debt Service Requirement shall include any amount in respect of the amount of Taxes required to be indemnified to a Holder or beneficiary of Related Financing Documents pursuant to Section 3.6 hereof, if any, as calculated in accordance with Section 5.17(e).

(B)    For each Member, determine, no later than the twentieth (20th) day of each calendar quarter, the sum (such sum, the “Member Debt Service Requirement”) of the Participant Debt Service Requirements for all Participants in such Member’s Jurisdiction as of the first day of the Prior Quarter. The foregoing calculations may be performed on an Elective Venue Unit basis, where applicable.
(C)    No later than the twentieth (20th) day of each calendar quarter, determine, for each Member, an amount (such amount, the “Total Excess Operating Expense Deduction”) equal to twenty-five per cent (25%) of the sum of the Excess Operating Expense Amounts for all Participants in such Member’s Jurisdiction calculated during the Prior Fiscal Year.
(D)     Based upon the foregoing calculations, no later than the twentieth (20th) day of each calendar quarter, calculate, for each Member, the difference between (i) the aggregate amount of Net Revenues deposited by the Participants or Elective Venue Units in such Member’s Jurisdiction into the Current Revenue Account with respect to the Prior Quarter, less (ii) the sum of (X) the Member Debt Service Requirement for the Prior Quarter, (Y) the Allocated Non-Asset Cost of the Participants or Elective Venue Units in such Member’s Jurisdiction for the Prior Quarter and (Z) the Total Excess Operating Expense Deduction for the Prior Quarter (such difference, the “Quarterly Member Difference”).
Each such set of quarterly determinations in this clause (b)(ii) shall be accompanied by a certificate in the form of Annex 3 attached hereto executed by the Master Servicer or, at the election of the Master Servicer, the Group Representative, and delivered to the applicable Member.
(c)Calculations of Quarterly Distributions from Surplus Fund.
(i)No later than ten (10) days after the delivery of the financial statements and other information required under Section 6.4 and 6.9(c), the Master Servicer, or at the election of the Master Servicer, the Group Representative, shall calculate the respective quarterly distributions from the Surplus Fund and the respective Quarterly Member Differences for the Prior Quarter and prepare a notice (a “Distribution Notice”) for delivery to the Master Trustee and the Members by the Group Representative. The amounts to be distributed to the Members may be determined by the Master Servicer, or at the election of the Master Servicer, the Group Representative, in its sole discretion, with consideration given to whether a Member has a positive Quarterly Member Difference for the Prior Quarter, of any prior negative Quarterly Member Differences of such Member and other factors determined to be relevant from time to time.
(ii)Only one Distribution Notice may be delivered with respect to any particular Fiscal Quarter.
(iii)The determinations made for any quarter pursuant to this clause (c) shall be set out in a certificate in the form of Annex 4 attached hereto executed by the Master Servicer or, at the election of the Master Servicer, the Group Representative and delivered to each Member and the Master Trustee.
(d)Calculations of the Debt Service Reserve Requirement and Funding Obligations with Respect Thereto. The Master Servicer, or at the election of the Master Servicer, the Group Representative, shall calculate, on the 20th of each calendar month, simultaneously with the delivery of Annex 2, the Debt Service Reserve Requirement for the Senior Obligations and with respect to any Subordinate Obligations, if applicable, and shall incorporate such calculations, as well as the information specified under Section 6.9(k) with respect to the amounts on deposit therein on each Valuation Date, in the calculations specified in Section 5.17(a) and, if not performed by the Group Representative, share such information with the Group Representative. Each such set of monthly determinations shall be accompanied by a certificate in the form of Annex 5 attached hereto executed by the Master Servicer or, at the election of the Master Servicer, the Group Representative and delivered to each Member and the Master Trustee.
(e)Calculations Relating to Taxes. To the extent that any Taxes are due to any governmental authority by any Holder or any beneficiary of Related Financing Documents with respect to which the Group Representative has agreed in a Supplemental Indenture or applicable Sub-Program Agreement to indemnify such Holder or beneficiary of Related Financing Documents, the Master Servicer, or at the election of the Master Servicer, the Group Representative, shall, monthly or as needed in accordance therewith, perform such calculations as to such Taxes, the allocable portions thereof attributable to each Member and, within such Member’s Jurisdiction, any Participant, using principles applicable to the method of assessment of such Tax, the timing thereof, the Jurisdiction(s) impacted thereby, the Jurisdiction(s) of residence of such Holder or beneficiary and such other factors as may be relevant in the particular situation. Such amounts allocable to particular Participants shall be payable by such Participants in accordance with Section 2.13 of the Intercompany Loan Agreement with respect to the applicable Jurisdiction. To the extent that any Taxes are not payable on a monthly basis, the Group Representative shall determine with the consent of the Master Servicer, an appropriate methodology for the timing and accrual of such Taxes throughout each applicable payment period therefor such that the estimated amount(s) thereof shall be accrued and included in appropriate calculations of Required Monthly Deposits, Participant Debt Service Requirements and Member Debt Service Requirements in such a manner as to make such accruals as level as possible during the applicable payment period.
(f)Notices to Management Companies and Members. No later than the 22nd of each calendar month, the Master Trustee, upon receipt of the calculations required under Section 5.17(a)-(e) above, shall send a copy of such calculations to each Management Company and Member.
Section 5.18.Transfer and Withdrawal Directions. All transfers and withdrawals from the Funds or Accounts established hereunder shall be made by the Depository pursuant to a written Transfer and Withdrawal Certificate from the Master Trustee in substantially the form of Annex 6 hereto (or, in the case of applicable transfers pursuant to Section 5.2(b), a Member Revenue Transfer and Withdrawal Certificate in the form of Annex 1 hereto), delivered to the Depository no later than two Business Days prior to requested date of transfer or withdrawal. For the avoidance of doubt, delivery to the Depositary of a Transfer and Withdrawal Certificate in the form of Annex 6 hereto or Member Revenue Transfer and Withdrawal Certificate in the form of Annex 1 hereto that, in each case, is originated by the Group Representative and countersigned by the Master Trustee, shall constitute a direction by the Master Trustee to the Depositary to make the transfers and withdrawals provided therein.
Section 5.19.Allocation of Non-Asset Costs.
(a)As of each date that there is an issuance of an Obligation, whether Senior or Subordinated, to secure an issuance of Secured Indebtedness, the Allocated Non-Asset Costs shall be redetermined by the Group Representative along the lines set out below.
(i)First, the Group Representative shall calculate, if there is a new Obligation and related Secured Indebtedness, as of the date of such issuance, with respect to such Obligation, (1) the amount of any Unspent Proceeds of the Secured Indebtedness related thereto on deposit in the Unspent Proceeds Account as of the date of such calculation and (2) the aggregate amount of any proceeds of the Secured Indebtedness related thereto that is (X) in a Debt Service Reserve Fund (or other comparable reserve), (Y) applied to costs of issuance of the related Secured Indebtedness and to any other costs similarly reducing the amount of proceeds available to the Members or (Z) deposited in the Capitalized Interest Account of the Debt Service Fund for such Obligation (the amounts in clause (2), collectively, the “Unavailable Proceeds”; and the amounts in clauses (1) and (2), together, “Non-Asset Costs”).
(ii)Second, the Group Representative shall determine how, in its judgment, it wishes to allocate those Non-Asset Costs to the Members, taking into consideration remaining unamortized Allocated Non-Asset Costs, who will reallocate the amount to their respective Participants, including any Additional Participants, other factors in its judgment and ensuring that the full amount of such Non-Asset Costs are allocated to Members (and as described below, Participants) in order to provide sufficient loans (or Deemed Loans (as defined in the Intercompany Loan Agreement)) to pay the debt service on all Obligations, as and when due, in full. Such allocations are the Allocated Non-Asset Costs to Members, which will further allocate their Allocated Non-Asset Costs to their respective Participants which are entering into or have entered into the applicable Sub-Program Agreement(s) (as defined in the Intercompany Loan Agreement) with respect to such Secured Indebtedness.
(b)In the event of an addition of a Participant to an existing Sub-Program Agreement, if moneys are used in the Acquisition Fund relating to an issue of Secured Indebtedness Secured by an Obligation, the Group Representative shall determine whether and how to adjust the previously determined Allocated Non-Asset Costs to take into account the reduction of the amount of Unspent Proceeds by allocating the remaining Non-Asset Costs to Members and Participants which are entering into or have entered into the Sub-Program Agreement with respect to such Secured Indebtedness.
(c)Upon the withdrawal of a Participant, the Participant shall repay its then-Allocated Non-Asset Costs as part of the requirements for withdrawal.
(d)On each allocation or reallocation under this Section 5.19, the Group Representative shall provide an Officer’s Certificate to the Master Trustee to the effect that (1) the sum of (x) the outstanding balances of all Loans then outstanding for all Participants and (y) the amount allocated to the Participants in respect of Allocable Non-Asset Costs equals the then outstanding principal amounts of Secured Indebtedness secured by all outstanding Obligations, Senior and Subordinated and (2) within each Sub-Program Agreement the amount of Deemed Loans is fully allocated to Participants and the principal of, interest on and any additional amounts payable with respect to the related Secured Indebtedness.
(e)Each Intercompany Loan Agreement shall provide that the amount of Allocated Non-Asset Costs of each Participant or Elective Venue Unit shall be a Deemed Loan to such Participant or Elective Venue Unit (made to one or more of the Participants included in such Elective Venue Unit), as applicable, upon which interest shall accrue until repaid pursuant to the applicable Sub-Program Agreement. Upon any redetermination of the Non-Asset Costs in accordance with this Section 5.19, the Group Representative will notify the Master Trustee, the Master Servicer and the Lender under the applicable Intercompany Loan Agreement as to the updated Allocated Non-Asset Costs for each Participant (other than any Participant included in an Elective Venue Unit) and Elective Venue Unit, if any, which shall continue in effect until the next calculation thereof under this Section 5.19.
(f)Each Supplemental Indenture shall set out the initial allocation of Non-Asset Costs with respect to the issuance of a new Obligation.

ARTICLE VI
REPRESENTATIONS AND COVENANTS
Section 6.1.Payment of Principal, Premium, Interest and Other Amounts. Each Member will duly and punctually pay, the principal of, premium, if any, and interest on all Obligations issued under this Master Indenture, and any other payments required by the terms of such Obligations, on the dates, at the times and at the place and in the manner provided in such Obligations, the applicable Supplemental Indenture and this Master Indenture, when and as the same become payable, whether at maturity, upon call for redemption, by acceleration of maturity or otherwise, according to the true intent and meaning hereof.
Section 6.2.Representations of Members. Each Member represents as follows (for purposes of the foregoing, Live Nation VenueCo, LLC, makes each such representation in its capacity both as a Member and as Group Representative hereunder):
(a)Organization, Power and Authority. Each Member has been duly formed and is validly existing and in good standing (to the extent the concept of good standing exists in the jurisdiction of formation of the applicable Member) under the laws of this Master Indenture, Supplemental Indentures and jurisdiction of formation as identified in Exhibit A, with the power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified to do business in each jurisdiction in which such qualification is required by law, except where the failure to obtain such qualification would not have a Material Adverse Effect. Each Member has the power and authority to own the properties it purports to own, to transact the business it transacts and proposes to transact, to execute and deliver this Master Indenture, any Supplemental Indenture, any Assigned Agreements and all applicable Intercompany Loan Documents, including Sub-Program Agreements, and to perform the provisions hereof and thereof. The Group Representative has the power and authority to execute and deliver this Master Indenture, Supplemental Indentures and Obligations on behalf and as representative of the Members, and to perform the provisions thereof. All equity interests of each Member have been duly and validly authorized and issued in accordance with its respective Organizational Documents and Applicable Law.
(b)Due Authorization of Documents. Each Member hereby represents that (i) it is duly authorized under the laws of the Jurisdiction under which it is organized and under all Applicable Law to execute and deliver this Master Indenture, any Supplemental Indenture, any Assigned Agreements and all applicable Intercompany Loan Documents, including Sub-Program Agreements, and to provide for the creation and issuance of Obligations hereunder as permitted by this Master Indenture and Supplemental Indentures hereto; and (ii) prior to the creation and issuance of each Obligation hereunder and the execution and delivery of each Supplemental Indenture hereunder, internal official action on the part of the Governing Person of each Member required therefor will have been duly and effectively taken by the Member thereof. The Group Representative hereby represents that it is duly authorized under the laws of the United States of America and under all Applicable Law to execute and deliver each Obligation to be issued hereunder.
(c)Compliance with Laws, Other Instruments, Etc. Neither the execution, delivery and performance by the Members of this Master Indenture, any Assigned Agreements, any Obligation nor any Intercompany Loan Documents to which they are a party, and the consummation by the Members of the transactions contemplated thereby, will (A) violate (i) in any material respect any provision of any Applicable Law, (ii) any of the Organizational Documents of any Member, or (iii) in any material respect, any order, judgment or decree of any governmental authority or body binding on any Member or any of its properties; (B)  except as would not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual

Obligation of any Member, any Participant, or any direct or indirect stockholder, member or parent of any Member or Participant; (C) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company (other than any Liens created under any of the Collateral Documents in favor of the Master Trustee and Liens permitted hereunder); (D) require (x) any approval of any direct or indirect stockholder, member or parent of any Member or Participant or (y) any approval or consent of any Person under any Contractual Obligation of the Company or any direct or indirect stockholder, member or parent of any Member or Participant except for (i) such approvals or consents which have been obtained on or prior to the date hereof and (ii) with respect to clause (y), any such approvals or consents the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect; or (E) require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority or other Persons other than (i)(x) filings and recordings with respect to the Trust Estate or corresponding security documents to be made, or otherwise delivered to the Master Trustee for filing and/or recordation, in accordance with the terms hereof, (y) such registrations, filings, recordations, notices or other actions that have been made, including, in respect of the Irish Member, registration as a ‘schedule 2 firm’ for the purposes of the Criminal Justice (Money Laundering and Terrorist Financing) Act 2010 (as amended) and (z) such consents and approvals that have been obtained and (ii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if not obtained or made.
(d)Compliance with Applicable Laws. Each Member is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property or governing its business and, if applicable, the requirements of the USA Patriot Act or any of the other laws and regulations referred to in this Section 6.2 except such noncompliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(e)Taxes. All federal income, if applicable, and other material Tax returns and reports of each Member required to be filed in its Jurisdiction (including federal, state and local Tax returns, or analogous political subdivisions in a Member’s Jurisdiction, as applicable) have been timely filed with the appropriate governmental authorities or an extension has been obtained or granted, and all Taxes shown on such Tax returns to be due and payable and all other material assessments, fees and other governmental charges upon each Member and upon its properties, assets, income, businesses and franchises which are due and payable have been paid prior to delinquency (other than any Unpaid Taxes permitted under Section 6.3(e)). To the knowledge of the Group Representative, other than Unpaid Taxes permitted under Section 6.3(e), there is no proposed Tax assessment presently sought by any governmental authority against any Member which is not being paid when due or contested in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with Applicable Accounting Standards shall have been made or provided therefor.
(f)Title to Property. No Member has any direct interest in real property (fee, leasehold, possessory or otherwise), other than to the extent it has been granted any such direct interest pursuant to the Participant Collateral. With respect to its personal property, each Member has (i) valid possessory, leasehold or licensed interests in (in the case of possessory, leasehold or licensed interests in personal property, if any), (ii) valid licensed rights in (in the case of licensed interests in intellectual property, if any) and (iii) good title to (in the case of all other personal property, all of its material properties and assets reflected in the most recent financial statements delivered pursuant to Section 6.10 hereof, in each case, except for assets disposed of as permitted under Section 6.8 hereof. Except as expressly permitted hereby, all such properties and assets are free and clear of Liens.

(g)Licenses, Permits, Etc. Each Member owns or possesses all licenses, permits, franchises, authorizations or rights thereto, that are used in its business, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Member has no reason to believe that other necessary permits, licenses and approvals will not be available as and when required, except where the failure to obtain any such other necessary permit, license or approval as and when required would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(h)No Adverse Proceedings. Each Member represents that there is no action, suit, proceeding or investigation at law or in equity before or by any court or governmental agency or body pending or threatened, wherein an adverse decision, ruling or finding that, individually or in the aggregate, could reasonably be expected to materially impair the transactions contemplated by this Master Indenture, any Supplemental Indenture, any Obligations, any Assigned Agreements, any Related Agreements or any applicable Intercompany Loan Documents. No Member is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any governmental agency that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(i)Solvency. Each Member is, and, immediately following the incurrence of any Obligations hereunder, will be, Solvent.
(j)Financial Statements. All historical financial statements and projections delivered in connection with the issuance of the Initial Obligation were prepared in good faith and with commercially reasonable assumptions; provided, such projections are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from such projections and that the differences may be material.
(k)Each Dutch Participant and any subsequent Participant(s) in a Parallel Debt Jurisdiction make the foregoing representations, mutatis mutandis (except that, with respect to any Participant that is the owner of a Venue, the first sentence of clause (f) above shall be qualified to refer to the ownership of the real property associated with such Venue).
Section 6.3.Covenants of Members. Each Member shall (for purposes of the foregoing, Live Nation VenueCo, LLC, makes each such covenant in its capacity both as a Member and as Group Representative hereunder):
(a)Preservation of Existence. Preserve its formal legal existence and all its rights and licenses to the extent necessary or desirable in the operation of its business affairs and be qualified to do business in each jurisdiction where the conduct of its business and its ownership of its property requires such qualification, except where the failure to obtain such qualification would not have a Material Adverse Effect; provided, however, that nothing herein contained shall be construed to obligate it to retain or preserve any of its rights or licenses no longer used or, in the judgment of its Governing Person, useful and desirable in the conduct of its business. No Member shall (i) agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents or any of its rights under any Related Agreement, in each case, if such action would reasonably be expected to result in a Material Adverse Effect, without, in each case, obtaining the prior written consent of the Majority Applicable Holders to such amendment, restatement, supplement or other modification or waiver, or (ii) agree to any amendment, restatement, supplement or other modification to, or waiver of, the Limited Special Purpose Entity provisions contained in any of its Organizational Documents, or otherwise, if applicable, or any amendments to any Services Agreement that, by the terms thereof, require the consent of the Majority Applicable Holders, without obtaining the prior written consent of the Majority Applicable Holders to such amendment, restatement, supplement or other modification or waiver;
(b)Conduct of Business; Licenses, Permits and Approvals. Not engage in any business other than the businesses permitted under the terms of this Master Indenture, or as may be consented to by the Majority Applicable Holders; each Member shall obtain and maintain all licenses, permits, approvals and other governmental authorizations necessary to operate its business and properties in accordance in all material respects with Applicable Law;
(c)Maintenance of Property. At all times cause its business to be carried on and conducted in an efficient manner and cause each of its properties, if any, and the Participants’ properties to be maintained and kept in good repair, working order and condition in all material respects (casualty, condemnation and ordinary wear and tear excepted) and all needful and proper repairs, renewals and replacements thereof to be made (and in any case, in compliance with any applicable Related Agreements); provided, however, that nothing herein contained shall be construed to require it to preserve, repair, renew or replace any personal property, leases on personalty, rights, privileges or licenses no longer used or, in the good faith business judgment of its Governing Person, useful and desirable in the conduct of its business;
(d)Compliance with Laws. Comply in good faith with all Applicable Laws and will obtain and maintain and/or cause to be obtained and maintained all governmental authorizations, and all consents of other Persons, necessary or desirable in the operation of its business affairs, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
(e)Payment of Taxes.
(i)(A) Prior to the date on which any interest or penalties shall commence to accrue thereon, pay and discharge, or cause to be paid and discharged of, all Taxes (including but not limited to ad valorem taxes) which are or may have been, or may hereafter be, charged, assessed, levied, or imposed upon or against the Member or any of its income, businesses or franchises, or upon any of its properties or assets, or any part thereof, by any lawful authority, or which may become a lien thereon; provided, no such Tax need be paid (any such unpaid Tax, an “Unpaid Tax”) if it is (x) not, individually or in the aggregate, together with all other Unpaid Taxes and all Unpaid Claims for all Members, in excess of the Tax and Claim Cap or (y) being contested in good faith by appropriate proceedings, so long as (a) adequate reserve, surety bond or other appropriate provision, as shall be required in conformity with Applicable Accounting Standards shall have been made therefor, (b) the Group Representative or the applicable Member promptly institutes, maintains and prosecutes with diligence such contest, (c) in the case of an Unpaid Tax which has or may become a Lien against any portion of the Trust Estate, such contest proceedings conclusively operate to stay the sale of any portion of the Trust Estate to satisfy such Unpaid Tax (or alternatively the Group Representative or the applicable Member has furnished such security as may be required to stay any such sale), and (d) the applicable Member shall pay such contested Tax and all costs and penalties in the event that such contest is terminated or determined adversely to such Member and in any event prior to the date any portion of the associated Projects, Additional Properties or Mortgaged Properties may be sold or otherwise transferred because of non-payment of the Tax, and shall deliver to the Master Trustee evidence reasonably acceptable to the Master Trustee of such payment.
(f)Payment of Other Claims.
(i)Promptly pay or otherwise satisfy and discharge all of its obligations, Indebtedness and all demands and claims, including, without limitation, assessments, water and sewer rents and charges and all license or permit fees, levies, and governmental charges (any such obligation, Indebtedness, demands and claims being “Claims”) against it as and when the same become due and payable, other than any thereof whose validity, amount or collectability is being contested in good faith by appropriate proceedings as described below; provided, that no such Claim need be paid (any such unpaid Claim, an “Unpaid Claim”), if it is (x) not, individually or in the aggregate together with all other Unpaid Claims and all Unpaid Taxes for all Members, in excess of the Tax and Claim Cap or (y) being contested in good faith by appropriate proceedings, so long as (a) adequate reserve, surety bond or other appropriate provisions, as shall be required in conformity with Applicable Accounting Standards shall have been made therefor, the Member maintains and prosecutes with diligence such contest; and (c) in the case of a Claim which has or may become a Lien against any portion of the Trust Estate, such contest proceedings conclusively operate to stay the sale of any portion of the Trust Estate to satisfy such Claim (or alternatively the Member has bonded or insured over, discharged or otherwise furnished such security as may be required to stay any such sale);
(g)Special Purpose Entity/“Separateness”/Insolvency Opinions. Until all Secured Indebtedness secured by the Obligations have all been indefeasibly paid in full, represent, warrant and covenant, as applicable, that:
(i)It is and shall continue to be a Limited Special Purpose Entity;
(ii)The representations, warranties and covenants set forth in this Section shall survive for so long as any of the Obligations remain outstanding; and
(iii)The Member within the United States of America represents that: the factual assumptions made in the non-consolidation opinions delivered in connection with the Initial Obligation (the “Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinions required to be delivered in connection with this Master Indenture (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Such Member has complied and will comply with, all of the assumptions made with respect to such Member in the Insolvency Opinion. Furthermore, such Member shall comply with all of the assumptions made with respect to Member in any Additional Insolvency Opinion; such Member shall cause the US Participants to comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.
(iv) The Members in the United States of America represent that the factual assumptions made in the “true sale” opinions delivered in connection with the Initial Obligation (the “True Sale Opinions”), including, but not limited to, any exhibits attached thereto, are true and correct in all respects. Each Member represents that any assumptions made in any subsequent “true sale” opinions required to be delivered in connection with this Master Indenture, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects.
(h)Licenses, Permits and Approvals. Except as would not have a Material Adverse Effect, each Member shall obtain and maintain all licenses, permits, approvals and other governmental authorizations necessary to operate its business and properties in accordance in all respects with Applicable Law in its Jurisdiction.
(i)Dutch Representations and Covenants. Each Dutch Participant and any subsequent Participant(s) in a Parallel Debt Jurisdiction make the foregoing representations, mutatis mutandis, except for the opinion requirements in (g)(iii) and (g)(iv) above.

Section 6.4.Debt Service Coverage Ratio Covenants.
(a)Debt Service Coverage Ratio.
(i)With the first test date occurring on December 31, 2026, the Obligated Group shall maintain a Historical Senior Debt Service Coverage Ratio of at least 1.35:1.00 for each applicable test period specified in subsection (b) below; provided, however, that, to the extent not in compliance, the Obligated Group may exercise the DSCR Cure Right provided under and in accordance with Section 7.12.
(ii)With the first test date occurring on July 1, 2026, the Obligated Group shall maintain a Projected Senior Debt Service Coverage Ratio of at least 1.35:1.00, determined as of the beginning of each Fiscal Quarter, for the four (4) Fiscal Quarter period beginning at the first day of the then-current Fiscal Quarter.
(b)Testing Compliance. In order to measure compliance with the covenant set forth in subsection (a), the Historical Senior Debt Service Coverage Ratio shall be calculated (and certified as so calculated) in accordance with the requirements of the definition thereof, by the Group Representative, in the format specified on Exhibit E hereto: (i) quarterly (as of the end of each Fiscal Quarter for the respective periods specified in paragraph (a) above) for the twelve-month period ending on the last day of such Fiscal Quarter; each quarterly testing shall be performed within forty-five (45) days of the end of the applicable Fiscal Quarter and shall be based upon the quarterly unaudited financial reports for the immediately preceding four Fiscal Quarters required by Section 6.9 hereof; and (ii) annually (as of the end of each Fiscal Year) for such Fiscal Year; each annual testing shall be performed within one hundred twenty (120) days of the end of the Fiscal Year, beginning with the Fiscal Year ending December 31, 2026, on the basis of the annual financial statements for such Fiscal Year required to be delivered to the Master Trustee pursuant to Section 6.9(b) hereof.
Section 6.5.Insurance.
(a)Each Member will maintain insurance and will cause the respective Participants within its Jurisdiction to maintain insurance, in amounts and form, sufficient to cover the risks associated with their respective business operations. Such coverages shall protect such Person and the agents, officers, employees, contractors and invitees thereof from potential exposures that may be associated with its activities. Such specific coverages shall be determined upon the written recommendation of an Independent insurance professional prior to the Member or Participant, as applicable, having joined this Master Indenture or Intercompany Loan Agreement, as applicable, as provided to the Master Trustee. The Master Trustee shall be named as additional insured and loss payee under such policies (unless not customary in a particular Jurisdiction, so long as the Group Representative shall have used commercially reasonable efforts to nonetheless obtain the same), except where it concerns public or third party liability insurance; it being understood that copies of any such endorsements may be delivered within a forty-five day period following the Effective Date in the case of the Initial Members and their initial Participants. All insurance coverages shall be reviewed by an Independent insurance professional every Fiscal Year and shall be updated in accordance with the written recommendations of such Independent insurance professional, with the first such update to be effective for the Fiscal Year commencing January 1, 2027.
(b)All such policies of insurance shall be issued by and maintained in responsible insurance companies, organized under the laws of the respective Jurisdictions and of credit ratings reasonably acceptable to an Independent insurance professional selected by the Master Trustee in its sole discretion. All such policies shall be carried in the name of the Person(s) covered and shall name as additional insureds the Master Trustee (unless not customary in a particular Jurisdiction, so long as the Group Representative shall have used commercially reasonable efforts to nonetheless obtain the same). Each policy shall (unless not customary in a particular Jurisdiction, so long as the Group Representative shall have used commercially reasonable efforts to nonetheless obtain the same) contain a provision that the insurer shall not cancel it without giving prior written notice to each insured named therein, at least thirty (30) days before the cancellation becomes effective. Not less than thirty (30) days prior to the expiration of any policy or any modification of the policy in a manner which would cause it to be out of compliance with the requirements of this Section (unless otherwise required by law), the Group Representative shall furnish or cause to be furnished to the Master Trustee evidence reasonably satisfactory to the Master Trustee that the policy will be renewed or replaced in conformity with the applicable provisions of this Section and the Intercompany Loan Agreement and/or Sub-Program Agreement(s) (unless otherwise required by Applicable Law) no later than the date on which the policy then in effect shall expire, or that there is no necessity therefor under the terms hereof, and shall furnish proof of such renewal upon its effectiveness. In lieu of separate policies, a Member and/or its Participants, as applicable, may maintain one or more single policy covering it and the Participants within its Jurisdiction blanket or umbrella policies, or a combination thereof, in which event the Group Representative shall deposit with the Master Trustee a certificate stating the amount of such insurance, the insurance provided, and the amount of coverage in force upon the property of each covered Member and/or Participant(s). The Group Representative shall promptly notify the Master Trustee and each Holder of any change in insurance.
(c)If at any time the Master Trustee has received notice of cancellation or non-renewal of any policy, or a notice from any insurance consultant, insurance company or any other party that any insurance required for any Member, Participant, Project, Mortgaged Property or Additional Property is not in full force and effect, the Master Trustee shall have the right (if so requested by the Majority Applicable Holders) to take such action as it reasonably determines to be necessary to protect the interest of the Holders, including the obtaining of such insurance coverage as the Master Trustee (acting at the direction of the Majority Applicable Holders) deems appropriate. All premiums incurred by the Master Trustee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Member and/or applicable Participant upon demand and, until paid, shall be secured hereby.
Section 6.6.Damage, Destruction and Condemnation.
(a)In the event of any damage, destruction, condemnation, taking under the threat of condemnation or other similar action by a governmental entity requiring surrender of a property, or loss of title (including the realization of title insurance by the Master Trustee with respect to any deficiency or loss of title) (including, without limitation, contractual arrangement under a Ground Lease which results in the termination at the option of the landlord under any Ground Lease or a Ground Lease for a negotiated payment to the related Participant) with respect to a Project, (i) any Net Insurance/Condemnation Proceeds shall be promptly following receipt deposited into the Casualty and Condemnation Proceeds Account, (ii) within five (5) Business Date of the receipt of such amounts, notices of any proposed prepayment, offer or prepayment or reinvestment must be delivered in accordance with the Related Financing Documents, (iii) within 60 days following receipt of such Net Insurance/Condemnation Proceeds, any required prepayment described in the Related Financing Agreements shall be made and (iv), if reinvestment is elected (and permitted under the Related Financing Documents), the reinvestment provisions below apply. If reinvestment does not occur within the period set forth below, any subsequent prepayments or offers of prepayment will be initiated in accordance with the Related Financing Documents.
(b) If the affected Member or Participant elects to exercise its option under clause (iv) above, the applicable Member or Participant shall commence the diligent reinvestment of such Net Insurance/Condemnation Proceeds within three hundred sixty-five (365) days following receipt of such Net Insurance/Condemnation Proceeds and the Group Representative shall deliver a certificate of an Authorized Representative of the applicable Member or Participant to the Note Agent and the Master Trustee, within five hundred forty (540) days following such date of receipt thereof, detailing how and when such Net Insurance/Condemnation Proceeds were reinvested. In the event that such Net Insurance/Condemnation Proceeds are not timely applied to prepayment of the Secured Indebtedness or reinvested in accordance with the terms of this section (b), or the Group Representative fails to timely deliver the aforementioned certificates of an Authorized Representative, the Group Representative will send a new Casualty Prepayment Notice to the Note Agent and the Master Trustee and such Net Insurance/Condemnation Proceeds, to the extent not applied pursuant to the preceding sentence, shall be applied to the prepayment of Secured Indebtedness in accordance with the terms thereof. Any balance of the Net Insurance/Condemnation Proceeds remaining after the Damaged Property has been repaired, restored or replaced to a state substantially like that prior to the event of damage, destruction or taking, as certified by the Group Representative, as described above, shall be transferred to the Revenue Fund for application in accordance with Section 5.3(a) hereof.
(c)The occurrence of a casualty to, condemnation of or loss of title to any Project or Mortgaged Property or any portion thereof shall not entitle the Obligated Group to any abatement, postponement or reduction in the amounts payable under any Obligation or under any Related Financing Documents. Each Member hereby acknowledges and waives, to the extent permitted by law, the benefits and provisions of all laws and rights which, by reason of such casualty, condemnation or loss of title, might relieve the Member from any of such obligations.
Section 6.7.Permitted Encumbrances. Other than Liens granted (or to be granted) pursuant hereto or pursuant to the documents related to Secured Indebtedness permitted hereunder or Permitted Encumbrances, no Member has agreed or consented to cause or permit any of its property, whether now or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now or hereafter acquired, to be subject to a Lien that secures Indebtedness. No Member, nor any Dutch Participant or Participant in a Parallel Debt Jurisdiction, will create or suffer to be created or exist upon any property now owned or hereafter acquired by it any lien, security interest or other similar right or interest which by any Applicable Law may be or become superior, or on a parity with or junior to, either in lien or in distribution out of the proceeds of any judicial sale, the liens granted to the Master Trustee under this Master Indenture and, by means of the Assigned Agreements, the Participant Collateral, other than liens comprising Permitted Encumbrances. For the purposes hereof, Permitted Encumbrances shall include the following:
(a)liens in favor of the Master Trustee arising under this Master Indenture and under the Assigned Agreements;
(b)liens for Unpaid Taxes permitted under Section 6.3(e);
(c)liens arising by reason of good faith deposits by any Member in the ordinary course of business to secure public or statutory obligations, or to secure or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of Taxes or assessments or other similar charges;
(d)any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business permitted hereunder or the exercise of any privilege or license;
(e)any judgment lien against any Member permitted by Section 6.3(e) or 6.3(f) hereof not constituting an Event of Default;
(f)rights reserved to or vested in any governmental authority by the terms of any right, power, franchise, grant, license, permit or provision of Applicable Law to (i) terminate such right, power, franchise, grant, license or permit, provided that the exercise of such right would not materially impair the use of any property for its intended purpose or materially and adversely affect the value thereof, or (ii) purchase, condemn, appropriate or recapture, or designate a purchaser of such property;
(g)statutory liens or liens imposed pursuant to general conditions or in the ordinary course of trade of landlords, banks, suppliers of goods, mechanics, materialmen and laborers for work or services performed or materials furnished in connection with such property, and other similar liens imposed by law, in each case (i) which are not due and payable or are not delinquent, or (ii) the amount or validity of which are being contested in accordance with the requirements of Section 6.3(e) or Section 6.3(f) hereof;
(h)any lien in favor of the provider of a Reserve Account Credit Facility with respect to a Debt Service Reserve Fund;
(i)any lien consented to by the Master Trustee following consent of the Majority Applicable Holders to the same;
(j)with respect to the Dutch Member and each Dutch Participant, any account bank’s lien for account related costs and fees over any bank accounts held in the Netherlands; and
(k)any precautionary attachment (conservatoir beslag) that is uncovered in connection with the notarial searches which attachment prevents the repayment of the (A) EUR 116,500,000 facility agreement between, amongst others, LN VL Venues Holdings B.V. as company and borrower, Amsterdam Music Dome Properties B.V. and Amsterdam Music Dome Exploitatie B.V. as guarantors and Goldman Sachs Bank Lending Partners LLC as agent and security agent dated December 20, 2022 as amended and restated from time to time and (B) vendor loan agreement between Amsterdam Music Dome Properties B.V. as borrower and Stichting Amsterdam Music Dome dated December 16, 2022 provided that such attachment is lifted within thirty (30) days after the date of this Agreement.
Section 6.8.Fundamental Changes; Disposition of Assets; Acquisitions. No Member will:
(a) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution);
(b)convey, sell, lease, or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, except for:
(i)transfers in connection with the posting of collateral under an Obligation securing a Hedge to the extent required under the Hedge and this Master Indenture;

(ii) transfers involving property which is retired, replaced or otherwise disposed of in the ordinary course of business for fair cash consideration, including but not limited to property which has become or is reasonably expected to become, within twenty-four (24) months, inadequate, obsolete or unnecessary and that is replaced with personal property of no less value within 365 days of such disposition;
(iii)transfers involving only cash and Investment Securities excluded from Gross Revenues (other than, for the avoidance of doubt, any Deferred Revenues not yet recognized as Gross Revenues under Applicable Accounting Standards) or being distributed or paid from the Surplus Fund in accordance herewith; for the avoidance of doubt, Deferred Revenues may not be the subject of the transfers described in the preceding clause and shall be retained in the Deferred Revenue Account until required to be transferred hereunder or by the Participant prior to their deposit in the Deferred Revenue Account; or
(c)acquire by purchase, lease, license or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except for Investments made in accordance with Section 6.22.
Section 6.9.Books and Records, Filing of Financial Statements, Certificate of No Default, Other Information; Copies to Holders.
(a)Each Member shall keep proper books of record and account, in which full, true and correct entries in conformity with Applicable Accounting Standards shall be made of all dealings and transactions of or in relation to the business and activities of the Member in accordance with Applicable Accounting Standards. Each Member shall cause its respective Participants and Elective Venue Units, if applicable, to keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the properties, business and affairs of such Participant in accordance with Applicable Accounting Standards.
(b)No later than one hundred twenty (120) days after the end of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2026, the Group Representative shall deliver to the Master Trustee, the Master Servicer and each Rating Agency combined financial statements for itself, each other Member and each Participant, prepared in reasonable detail (including standalone financial information for each Member and each Participant), in Euros, and in accordance with either US GAAP or IFRS, in either case applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and accompanied by a report or opinion of an Independent Public Accountant (and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the audited entity in accordance with US GAAP or IFRS, as applicable, consistently applied. Such financial statements shall include a balance sheet as at the end of such Fiscal Year and the related statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form both the figures for the previous Fiscal Year and the applicable Budget for such Fiscal Year. At such time and based on such financial statements, the Group Representative shall deliver to the Master Trustee, the Master Servicer and each Rating Agency a Compliance Certificate in the form attached hereto as Exhibit E, stating that, to the best knowledge of the signer, no event which constitutes a Default, a Venue Default, an Event of Default or a Venue Event of Default has occurred and is continuing, or if such an event has occurred and is continuing, specifying each such default of which the signer may have knowledge, and including the items required by Sections 6.4 and 6.9(l) hereof.

(c)No later than forty-five (45) days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2026, the Group Representative shall deliver to the Master Trustee and Master Servicer combined financial statements for itself, each other Member and each Participant, prepared in reasonable detail (including standalone financial information for each Member and each Participant), in the local currency of such Participant and in Euros and in accordance with either US GAAP, IFRS or Applicable Accounting Standards, in each case applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements). Such financial statements shall include a balance sheet as at the end of such Fiscal Quarter and the related statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, in each case setting forth in comparative form, as applicable, both the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and a comparison to the applicable Budget for such period. At such time and based on such financial statements, the Group Representative shall deliver to the Master Trustee and the Master Servicer a Compliance Certificate in the form attached hereto as Exhibit E, certifying that such financial information fairly presents in all material respects the combined financial condition, results of operations, shareholders’ equity and cash flows of such Persons in accordance with US GAAP, IFRS or Applicable Accounting Standards, in each case consistently applied, subject only to normal year-end audit adjustments and the absence of notes and including (i) a report on Gross Revenues and Net Revenues for each Member and/or Participant, as applicable, and a comparison to the applicable Budget; (ii) a table updating Exhibit C hereto; and (iii) the items required by Sections 6.4 and 6.9(l) hereof. Upon receipt of the updated Exhibit C, the Master Servicer shall review such information for accuracy and perform such diligence as may be reasonably required with respect thereto.
(d)Each Member shall (i) deliver or cause to be delivered with the Master Trustee and/or Master Servicer such other financial statements (as described and in the form set out in clauses (b) and (c) above) and information concerning the financial affairs of such Member and/or the applicable Participants of its Jurisdiction as the Master Trustee, the Master Servicer or any Holder may from time to time reasonably request, and (ii) provide access to its financial and accounting records, and to discussion of its affairs, finances and accounts with its officers and independent public accountants, by the Master Trustee, the Master Servicer or any Holder or their representatives during regular business hours or at such other times as the Master Trustee or such Holder may reasonably request.
(e)As soon as practicable and at least fifteen (15) days prior to the start of each Fiscal Year, each Member shall deliver a copy, or cause to be delivered, to each of Agent, the Master Trustee and the Master Servicer, an initial projected annual budget (in substantially the form of the applicable schedule to the Jurisdiction’s Intercompany Loan Agreement). As soon as practicable and at least thirty (30) days after the first day of each Fiscal Year, each Member shall deliver a copy, or cause to be delivered, to each of the Agents, the Master Trustee and the Master Servicer, a final annual budget (in substantially the form of the applicable schedule to the Jurisdiction’s Intercompany Loan Agreement). The budget shall set forth separate annual budgets for each Participant showing (on a calendar monthly basis and in both the local currency of such Participant and in Euros), (x) a forecast of Gross Revenues and Net Revenues, (y) required Operating Expenses, including separate line items for Fixed Expenses (the “Operating Expense Budget”) and (z) Capital Expenditures (the “Capital Expenditures Budget” and, collectively with the Operating Expense Budget and the forecast of Gross Revenues and Net Revenues, the “Budget”), separately, and any amendments to such Budget within thirty (30) days of approval thereof by an applicable Governing Person. For purposes of the foregoing, debt service, including scheduled principal of and interest on, Acquired Indebtedness shall be treated as Operating Expenses by the applicable Participant for purposes of this Section notwithstanding the treatment thereof under Applicable Accounting Standards. The Budget shall be updated and delivered to each of the Collateral Agents and Other Agents, the

Master Trustee and the Master Servicer within 15 days after the end of each Fiscal Quarter if, as of the end of such Fiscal Quarter, management projections indicate that (x) aggregate Fixed Expenses or Capital Expenditures for the period of four consecutive Fiscal Quarters beginning on the first day of the next succeeding Fiscal Quarter are projected to exceed the amounts projected for such items (on the same four Fiscal Quarter look-forward basis) as of the last day of the previous Fiscal Quarter by more than 25% or (y) aggregate Gross Revenues or Net Revenues for the period of four consecutive Fiscal Quarters beginning on the first day of the next succeeding Fiscal Quarter are projected to be less than the amounts projected for such items (on the same four Fiscal Quarter look-forward basis) as of the last day of the previous Fiscal Quarter by more than 25%. Promptly upon any new Participant (and associated Elective Venue Unit, if applicable) joining its applicable Intercompany Loan Agreement in accordance with Section 12.5 hereof, each Member shall deliver, or cause to be delivered, with each of the Master Trustee and the Master Servicer, a Budget for such new Participant and/or Elective Venue Unit.
(f)Promptly upon its receipt by any Member or the Group Representative from the Securities Exchange Commission or any comparable securities regulation body of any applicable Jurisdiction concerning any disclosure relating to any Secured Indebtedness, the Group Representative shall deliver a copy of the same with the Master Trustee. Promptly upon their becoming available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Member with any securities exchange or with the Securities and Exchange Commission or any comparable securities regulation body of any applicable Jurisdiction or any other governmental authority shall be delivered to the Master Trustee.
(g)Promptly upon any officer of the Group Representative or a Member obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by such Member to the Master Trustee or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or by any Related Financing Document, shall deliver to the Master Trustee written notice thereof together with such other information as may be reasonably available to the Members and Participants to enable the Master Trustee to evaluate such matters.
(h)Promptly upon any officer of any Member becoming aware of (x) the existence of any condition or event which constitutes a Default or an Event of Default hereunder or a default or an event of default under any Secured Indebtedness, any Related Financing Document, any Intercompany Loan Agreement (including any Venue Default or Venue Event of Default), any Sub-Program Agreement, any Intercompany Loan Document or any Ground Lease, (y) any Person has given notice to any Member or any Participant or taken any other action with respect to any event or condition in respect of an Act of Bankruptcy, or (z) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, the applicable Member will cause the Group Representative to deliver to the Master Trustee an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by such Person and the nature of such claimed Default, Event of Default, default, event of default, event, condition or change, and what action the applicable Members and Participants have taken, are taking and propose to take with respect thereto.
(i)Promptly upon any change in the properties producing Net Revenues from Additional Properties, a new Schedule B, and promptly upon any change or new information that would make the information on any other Schedule untrue or incomplete, the Group Representative shall deliver to the Master Trustee and the Master Servicer an appropriately revised version of such Schedule containing the corrected and updated information. Promptly upon receipt of any information regarding additional collateral in accordance with Section 6.13 hereof, the Group Representative shall deliver such information to the Master Trustee and the Master Servicer.
(j)Prior to any new Member joining the Obligated Group, the Group Representative shall deliver to the Master Trustee the items required in subsections (b), (c) and (e) above with respect to the new Member and its respective Participants, to the extent the same are available or can reasonably be made available.
(k)On or before the date of delivery of Annex 2 (each, a “Valuation Date”), the Group Representative shall provide to the Master Trustee and the Master Servicer a valuation of the amounts on deposit in any Debt Service Reserve Fund, which shall be compared to the then-applicable Debt Service Reserve Requirement calculated in accordance with Section 5.17(d) and the amount of any surplus or shortfall determined.
(l)Together with each delivery of financial statements or information, as applicable, for a Fiscal Quarter or Fiscal Year under Section 6.9(b) and (c) above, the Group Representative shall deliver to the Master Trustee and the Master Servicer a copy of the Compliance Certificate and related calculations required under Section 6.4 hereof.
(m)The Group Representative shall cause to be delivered to the Master Trustee on behalf of each Member the respective items required to be delivered pursuant to the Related Financing Documents to the Holders.
(n)The Group Representative shall deliver the quarterly notice provided for under Section 5.17(c) hereof in the form of Annex 4.
(o)Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to paragraph (b) above, each Member shall deliver to Master Trustee a certificate of its Authorized Officer (i) either confirming that there has been no change in the Participant Collateral since the date hereof or, if later, the date of its Joinder Agreement or the date of the most recent certificate delivered pursuant to this Section 6.9(o) and/or identifying such changes and (ii) certifying that all applicable financing statements or comparable security instruments have been delivered of record in each governmental, municipal or other appropriate office in its Jurisdiction to the extent necessary to effect, protect and perfect the security interests delivered against it and/or the Participants in its Jurisdiction for a period of not less than 18 months after the date of such certificate.
(p)As soon as practicable and in any event no later than the last day of each Fiscal Year, each Member will provide a certificate from such Member’s insurance broker(s) (or, if applicable, the insurance brokers of the Participants in its Jurisdiction) in form and substance reasonably satisfactory to the Master Trustee evidencing compliance with the requirements of Section 6.5 hereof and the applicable provisions of the applicable Intercompany Loan Documents and any Sub-Program Agreements. Promptly upon receipt of the recommendations of the Independent insurance professional required under Section 6.5 hereof, the Group Representative shall cause to be delivered to the Master Trustee a copy of such recommendations.
(q)If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements delivered prior to the Effective Date, any pro forma financial statements of the Obligated Group delivered to the Holders on or prior to the date hereof, the financial statements of the Obligated Group delivered pursuant to Section 6.9(b) and (c) will differ in any material respect from the financial statements that would have been delivered pursuant to such subsections had no such change in Applicable Accounting Principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Master Trustee, in its sole discretion.
(r)Except in the context of a Framework Restructuring Event, promptly upon any officer of any Member obtaining knowledge of any Change of Control or any other material change in the ownership of any Member or Participant, written notice thereof, a Consultant Report and such other information (including the date of commencement thereof) as may be reasonably requested by the Master Trustee.
(s)Promptly upon their becoming available, copies of (i) all information provided by any Member to the holders of any Secured Indebtedness and (ii) such other additional information and data with respect to any Member or Participant as from time to time may be reasonably requested by the Master Trustee.
(t)Copies of all reports, calculations and other information required to be provided under this Section 6.9 and all reports, calculations and other information required to be provided to any Member or the Master Trustee under all Intercompany Loan Documents shall be promptly distributed to the Holders by the Master Trustee and to each Rating Agency.
Section 6.10.Compliance with Related Financing Documents, Intercompany Loan Documents; Related Agreements.
(a)Nothing herein contained shall be construed as relieving any Member of any of its obligations under the terms of any Related Financing Documents and the applicable Intercompany Loan Documents. Without limiting the generality of the foregoing, the Members shall not take or cause or permit to be taken any action permitted pursuant to the terms hereof except upon compliance with such additional requirements as may be applicable thereto under the terms of such Related Financing Documents and the applicable Intercompany Loan Documents.
(b)The Group Representative shall ensure that any Intercompany Loan Documents, including Sub-Program Agreement(s) and Services Agreements, entered into after the date hereof shall be in substantially the forms of Intercompany Loan Documents entered into in connection with the execution of this Master Indenture and of the First Supplemental Indenture, subject to any changes required to reflect the laws of the applicable Jurisdiction or the terms of any Framework Restructuring Event.
(c)Each Member shall keep, or cause to be kept by the Participants in its Jurisdiction through the applicable Intercompany Loan Agreement, each Related Agreement in full force and effect until expiration in accordance with its terms or full performance by such party of its obligations thereunder. Each Services Agreement shall provide that the Management Company(ies) party thereto may be removed with cause with the consent of the Majority Applicable Holders, with a copy of such consent delivered to the Group Representative and the Master Trustee. Upon termination of any Services Agreement and/or the replacement thereof, in addition to the consent of the Majority Applicable Holders, a Confirmation of Rating with respect to then-Outstanding Secured Indebtedness shall be obtained.
Section 6.11.Filing and Recording. Each Member covenants that (i) upon the execution and delivery hereof (and any applicable Joinder Agreement) and the Assigned Agreements, each applicable Account Control Agreements (or other permissible documents in accordance with Section 5.3(e) hereof) and other element constituting Participant Collateral and thereafter, from time to time, it will cause any amendment and supplement thereto (or a memorandum with respect thereto or to such amendment or supplement) to be filed, registered and recorded and to be refiled, reregistered and rerecorded in such manner and in such places as may be required in order to publish notice of and fully to protect the liens, or to perfect or continue the perfection of the security interests, created thereby and (ii) it shall perform or cause to be performed from time to time any other act as required by law, and it will execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.
Section 6.12.Transactions with Affiliates. No Member shall enter into any transaction, agreement or contract with any Affiliate on terms which are less favorable to such Member than those that might be obtained at the time from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to (a) compensation arrangements for officers and other employees of the Company entered into in the ordinary course of business; (b) the Intercompany Loan Documents in its Jurisdiction; (c) the Related Agreements to which the applicable Member is a counterparty and (d) this Master Indenture and any Joinder Agreements relating thereto. Notwithstanding the foregoing, to the extent any transaction is not prohibited by this Section 6.12, the parties thereto shall enter into such transaction in their names and shall formally document such transaction in writing.
Section 6.13.Additional Collateral.
(a)In connection with each issuance of Secured Indebtedness secured by an Obligation, the Members shall take such actions as required to effectuate the pledge of additional Participant Collateral and other collateral pledged hereunder and as required hereunder, pursuant to the applicable Supplemental Indenture, Intercompany Loan Documents and Related Financing Documents.
(b)No Additional Property shall be removed from Schedule B without the Master Trustee or Group Representative, as applicable, obtaining a Confirmation of Rating with respect to then-Outstanding Secured Indebtedness, to the extent required under Section 12.5. On any date an Additional Property is added to or removed from Schedule B, a new Schedule B shall be concurrently delivered to the Master Trustee by the Group Representative.
(c)In the event that any Participant acquires an additional real estate property, the Member within the applicable Jurisdiction shall cause the Participant to promptly (and in any event, within 45 days thereafter, or such longer period as the Master Trustee may approve in its sole discretion) take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates with respect to such property that the Master Trustee shall reasonably request to cause such property to become Participant Collateral in each case in form substantially identical to any existing mortgages, documents, instruments, agreements, opinions and certificates in such jurisdiction, except as otherwise agreed by the parties thereto.
Section 6.14.Extensions of Ground Leases. Each of the Members indicated on Exhibit C hereby covenants to cause the applicable Participant to extend its Ground Lease to the date indicated on Exhibit C hereto on or before the last day on which such extension is permitted indicated on said Exhibit C. On any date a Mortgaged Property, Project or Additional Property that is subject to a Ground Lease is added to or removed from Exhibit C, a new Exhibit C shall be concurrently delivered to the Master Trustee by the Group Representative.
Section 6.15.Incurrence of Indebtedness. No Member shall, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)the Secured Indebtedness and Initial Obligation entered into on the date hereof;
(b)Secured Indebtedness and Obligations entered into in accordance with Article III hereof;
(c)Reserve Account Credit Facilities obtained by the Group Representative, after the date hereof in accordance with this Master Indenture; and
(d)if required by a Qualified Reserve Account Credit Facility Provider in connection with the termination of its Reserve Account Credit Facility, a Back-up Letter of Credit.
Section 6.16.No Further Negative Pledges. No Member shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure any Obligation or Secured Indebtedness, other than customary provisions in leases, licenses or other contracts restricting the assignment thereof.
Section 6.17.No Restricted Junior Payments. No Member shall through any manner or means or through any other Person, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that Members may transfer funds to Participants, solely to the extent expressly contemplated under the terms of this Master Indenture and made using amounts released from the Acquisition Fund in compliance with Section 5.8 hereof or from the Surplus Fund in compliance with Section 5.11 hereof.
Section 6.18.Restrictions on Subsidiaries. No Member shall create or acquire any subsidiaries.
Section 6.19.Investments. No Member shall, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except for:
(a)Investments in cash and Investment Securities;
(b)Loans from a Member to Participants within its Jurisdiction pursuant to the applicable Intercompany Loan Documents; and
(c)Hedges which constitute Investments, each of which is for the purpose of hedging exposure associated with operations and not for speculative purposes.
Section 6.20.Fiscal Year. No Member shall change its Fiscal Year-end from December 31.
Section 6.21.Accounts. A Member shall not open, maintain or instruct any other Person to open any deposit accounts or securities accounts other than a deposit account or securities account covered by an Account Control Agreement (or other permissible documents in accordance with Section 5.3(e) hereof).
Section 6.22.Further Assurances. At any time or from time to time upon the request of the Master Trustee, each Member will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Master Trustee may reasonably request in order to effect fully the purposes of any Related Financing Documents. In furtherance and not in limitation of the foregoing, each Member will take such actions as the Master Trustee may reasonably request from time to time to ensure that the Obligations are secured by all of the Trust Estate of the Members and all of the Collateral (as defined on the Intercompany Loan Agreements) of the Participants.
Section 6.23.Amendments to Budget.
(a)No Member shall permit any modification or supplement to the Fixed Expense Budget or the Capital Expenditures Budget that increases Fixed Expenses or Capital Expenditures by more than 25% in the aggregate of all items without the approval of Majority Applicable Holders and the Master Trustee, which approval will not be unreasonably withheld, delayed or conditioned; provided, that such approval shall not be required so long as (i) no Default or Event of Default hereunder has occurred and is then continuing, (ii) the Obligated Group has, at the time of such modification or supplement, (A) a Historical Senior Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the then most recently-ended period of four (4) consecutive Fiscal Quarters for which financial statements have been delivered in accordance with Section 6.9 hereof and (B) a Projected Senior Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the four (4) Fiscal Quarter period beginning at the first day of the then-current Fiscal Quarter, (iii) the Obligated Group has, at the time of such modification or supplement, (A) a Historical Combined Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the then most recently-ended period of four (4) consecutive Fiscal Quarters for which financial statements have been delivered in accordance with Section 6.9 hereof and (B) a Projected Combined Debt Service Coverage Ratio of not less than 1.50 to 1.00 for the four (4) Fiscal Quarter period beginning at the first day of the then-current Fiscal Quarter and (iv) the Agents and the Master Trustee shall have received an Officer’s Certificate of the Group Representative certifying that conditions (i)-(iii) above have been satisfied.
(b)Notwithstanding the foregoing, a modification or supplement to the Fixed Expense Budget or the Capital Expenditures Budget may be made to increase Fixed Expenses or Capital Expenditures by more than 25% in the aggregate of all items without the approvals described in the preceding sentence if the amount of any excess over such 25% is contributed to the applicable Participant by its direct or indirect owners and such amounts have been deposited into the Current Revenue Account, as certified in writing to the Agents and the Master Trustee by an Authorized Representative of the Group Representative.
Section 6.24.Technical Reports.
(a)The Member in each Jurisdiction shall, at its own cost, deliver an updated Technical Report to the Master Trustee at least once every five (5) years.
(b)The Group Representative and applicable Member shall take, or shall cause the applicable Participants to take, appropriate action to remedy any defects identified in a Technical Report and implement all reasonable recommendations within the recommended timescales set out in that Technical Report (or, if no timescale is specified, within a reasonable timescale).
ARTICLE VII
DEFAULTS AND REMEDIES
Section 7.1.Events of Default.
(a)“Event of Default”, as used herein, shall mean any of the following events of which the Master Trustee has received actual written notice (provided that the Master Trustee shall be deemed to have received written notice with respect to any event specified in subsection (a)(i)), unless in each case cured within any applicable grace period, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
(i)if the Obligated Group shall fail to make any payment of principal, prepayment or redemption price or interest when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, under the terms of any Obligation and such failure continues to exist upon the expiration of any applicable grace period; or
(ii)(x) the failure by any Member to perform or comply with any term or condition contained (x) in Sections 3.2, 6.3(a)(i), 6.3(b), 6.3(g), 6.4, 6.5, 6.6, 6.7, 6.8, 6.9(b), (c), (e), (h) or (l), 6.12, 6.15, 6.17, 6.19, 6.23 or 6.24 of of this Master Indenture; (y) any of Sections 6.9(k), (p) or (r) of this Master Indenture and, in the case of this clause (y), such default shall not have been remedied or waived within five (5) days after the earlier of (i) an officer of any Member becoming aware of such default or (ii) receipt by any Member of written notice from the Master Trustee, any Holder or any or the holder of any Secured Indebtedness of such default or (z) Sections 5.17, 5.19, 6.9 (other as set forth in clause (x) or (y) above), 6.10(b), 6.10(c), 6.13, 6.14, 6.16, 6.18, 6.20, 6.21 or 6.22 of this Master Indenture and in the case of this clause (z), such default shall not have been remedied or waived within twenty (20) days after the earlier of (i) an officer of such Member becoming aware of such default or (ii) receipt by any Member of written notice from the Master Trustee, any Holder or the holder of any Secured Indebtedness of such default;
(iii)the failure by any Member to observe or perform any covenant or agreement contained in this Master Indenture, any Assignment Agreement or any Account Control Agreement other than those set out in clause (ii) above, and, in each case, such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of any Member becoming aware of such default or (ii) receipt by the Member of written notice from the Master Trustee, an Agent or a Holder of such default; provided that, so long as the applicable Member has commenced all reasonable curative efforts with respect to any such failure within such thirty (30) day period and diligently and expeditiously continues its curative efforts, such Member shall have further time to cure the same, not to exceed a total of sixty (60) days; or
(iv)if any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of the greater of (A) €2,000,000 and (B) 2.5% of the Adjusted Operating Income of the Group Participants for the immediately preceding Fiscal Year or (ii) in the aggregate at any time an amount in excess of the greater of (A) €5,000,000 and (B) 6.50% of the Adjusted Operating Income of the Participants for the immediately preceding Fiscal Year (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be entered or filed against any Member or any of its assets and shall remain undischarged, unpaid, unvacated, unbonded and unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or
(v)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Member or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Member or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(vi)any Member shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (iii) hereof, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Member or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
(vii)any Member shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or
(viii)if any order, judgment or decree shall be entered against any Member decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of forty-five (45) days; or
(ix)if an event of default or termination event under any Related Financing Document shall occur with respect to which all grace and cure periods have expired, and such event of default or termination event has not been waived by the holders of the applicable Secured Indebtedness and has resulted in the acceleration (or in the case of Hedges, termination) of such Secured Indebtedness (or any series thereof); or
(x)if a Venue Event of Default shall occur and be continuing with respect to a Participant and each affected Participant in the affected Venue Group is not released as a Participant within thirty (30) days thereafter in accordance with Section 2.12(b) of the applicable Intercompany Loan Agreement and Section 12.5(b) of this Master Indenture; or
(xi)if any warranty, representation, certification, financial statement or other information made or deemed made or furnished to induce the Master Trustee to enter into this Master Indenture, any Supplemental Indenture, any Assignment Agreement or allow any Obligation to be issued by the Group Representative or any Member shall prove to have been incorrect in any material respect when made or furnished, and the underlying facts and circumstances, if capable of remedy, have not been remedied within thirty (30) days after the earlier of (i) an officer of any Member becoming aware of such default or (ii) receipt by any Member of written notice from the Master Trustee, the Collateral Agents or any Purchaser or holder of such default; or
(xii)a Change of Control Event; or
(xiii)non-compliance Sections 6.10(c) or 12.6(b) of this Master Indenture with respect to any Services Agreement or Management Company.
(b)(i)    Subject to subparagraphs (b)(ii) below, upon the occurrence of an Event of Default, then, and in every such case, the Master Trustee (i)(A) at the written request of the Holders of at least 25% in aggregate principal amount Outstanding of the Senior Obligations or (B) in the case of an Event of Default under subsections (a)(i), (v), (vi), (vii), (xii) or (xiii) above (in the case of a Participant, without such Participant having previously been released in accordance with Section 12.5 hereof), without any such request, shall declare the principal of all the Senior Obligations and the interest accrued thereon to be immediately due and payable and provide notice of the same to the Group Representative and upon any such declaration, all Debt Service on the Senior Obligations shall become immediately due and payable and (ii) if no Senior Obligations remain Outstanding, (A) at the written request of the Holders of at least 25% in aggregate principal amount Outstanding of the Subordinate Obligations, and (B) without any such request, in the case of an Event of Default under subsections (a)(i), (v), (vi), (vii), (xii) or (xiii) above (in the case of a Participant, without such Participant having previously been released in accordance with Section 12.5 hereof), the Master Trustee shall declare the principal of all of the Subordinate Obligations and the interest accrued thereon to be immediately due and payable and give notice of the same to the Group Representative and upon any such declaration, all Debt Service on the Subordinate Obligations shall become immediately due and payable. Notwithstanding the foregoing, the Senior Obligations shall not be subject to acceleration in the event the applicable Event of Default relates solely to payment of Debt Service on Subordinate Obligations (including Subordinated Bridge Loan Obligations).
(ii)Upon the occurrence of an Event of Default described in subparagraph (a)(x), the Master Trustee, (i)(A) at the written request of the Holders of at least 25% in aggregate principal amount Outstanding of the Senior Obligations or (B) in the case of a Venue Default that has become a Venue Event of Default in accordance with the applicable Intercompany Loan Agreement, without any such request, shall declare the principal of all Participant Loans of the applicable Venue Group, the interest accrued thereon and any related premiums or other amounts payable with respect thereto to be immediately due and payable and provide notice of the same to the Group Representative, the Member acting as lender under the applicable Intercompany Loan Agreement and the applicable Participants in the Venue Group, and upon any such declaration, all Loan Obligations of such Participants shall become immediately due and payable and (ii) if no Senior Obligations remain Outstanding, (A) at the written request of the Holders of at least 25% in aggregate principal amount Outstanding of the Subordinate Obligations, and (B) in the case of a Venue Default that has become a Venue Event of Default in accordance with the applicable Intercompany Loan Agreement, without any such request, the Master Trustee shall declare the principal of all Participant Loans of the applicable Venue Group, the interest accrued thereon and any related premiums or other amounts payable with respect thereto to be immediately due and payable and provide notice of the same to the Group Representative, the Member acting as lender under the applicable Intercompany Loan Agreement and the applicable Participants in the Venue Group, and upon any such declaration, all Loan Obligations of such Participants shall become immediately due and payable.
(c)Any declaration pursuant to subsection (b) above shall be subject to the condition that if, at any time after the principal of all Obligations of a Class shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided: (i) the Members of the Obligated Group shall deposit with the Depository a sum sufficient to pay (A) all matured installments of interest upon all Obligations and the principal and premium, if any, of all Obligations that shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent permitted by law and on such principal and premium, if any, at the respective rates borne by such Obligations to the date of such deposit) and any other amounts required to be paid pursuant to such Obligations, (B) all amounts due on any Obligation other than by reason of acceleration, (C) the reimbursement of any Reserve Account Credit Facility Provider that provided a Reserve Account Credit Facility related to the Senior Obligations, as well as any reimbursement due to a provider of a Back-up Letter of Credit, and (D) the expenses and fees of the Master Trustee and the Master Servicer; and (ii) any and all Events of Default under this Master Indenture, other than the (X) nonpayment of principal of and accrued interest on Outstanding Obligations that shall have become due by acceleration and (Y) nonpayment of principal or interest on the Subordinate Obligations if any Senior Obligations remain Outstanding (and the Majority Applicable Holders have waived such nonpayment), shall have been remedied, then and in every such case, the Master Trustee may, and, if requested by the Majority Applicable Holders, shall waive all Events of Default and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or affect any subsequent Event of Default.

Section 7.2.Payment of Obligations on Default; Payment of Obligations on Participant Default.
(a)Except as may be provided under Section 7.1(b)(ii) above, upon the occurrence of an Event of Default described in Section 7.1 hereof and upon demand of the Master Trustee, the Members shall pay to the Depository on behalf of the Master Trustee, for the benefit of the Holders of all Obligations then Outstanding:
(i)the whole amount that then shall have become due and payable on all such Obligations for principal or interest, or both, and such other amounts as may be required to be paid on all such Obligations, with interest upon the overdue principal and installments of interest (to the extent permitted by law) at the respective rates of interest borne by such Obligations or as provided in the applicable Supplemental Indenture,
(ii)during the pendency of any Venue Default, even prior to any acceleration described in the preceding paragraph with respect to a Venue Event of Default and the maturing of such Venue Default into a Venue Event of Default: the Members of the Obligated Group shall deposit with the Depository on behalf of the Master Trustee, for the benefit of the Holders (as applicable) a sum sufficient to pay (A) any shortfall in amounts payable in respect of the Obligations resulting from such Venue Default which are not satisfied by amounts paid under the applicable Intercompany Loan Documents and (B) the expenses and fees of the Master Trustee and the Master Servicer relating thereto, and
(iii)such further amount as shall be sufficient to cover the documented out-of-pocket fees, costs and expenses of collection, including reasonable compensation to the Master Trustee, the Master Servicer, the Depository, the Collateral Agents, the Other Agents and each of their respective agents, and outside counsel, and any out-of-pocket expenses incurred by any of them other than as a result of its gross negligence, willful misconduct or fraud as determined by a final decision of a court of competent jurisdiction.
(b)In the event of an Event of Default with respect to which enforcement against the Participants in any Venue Group has been sought under Section 7.1(b)(ii), amounts received from the Member acting as lender under the applicable Intercompany Loan Agreement and, to the extent necessary, amounts received from other Members as described in (a) above, shall be applied to the payment of Obligations in accordance with Section 7.6 hereof.
Section 7.3.Suit for Moneys Due; Other Remedies.
(a)In case any Member shall fail forthwith to pay the amounts due under Section 7.2(a) hereof upon such demand of the Master Trustee and unless such failure is cured in whole by one (1) or more Members of the Obligated Group in accordance with the Waterfall on the 25th day of the next calendar month (provided that such 25th day is a Business Day and, if not, on the immediately succeeding Business Day), the Master Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to and shall, except as provided under Section 7.1(b)(ii), upon direction of the Majority Applicable Holders, and upon being indemnified as provided in Section 8.1(c) hereof, institute any actions or proceedings at law or in equity (including, without limitation, foreclosure actions) for the collection of the sums so due and unpaid, enforce the terms hereof, of one or more of the Intercompany Loan Documents and each and every right of the Master Trustee hereunder and thereunder and may prosecute any such actions or proceedings to judgment or final decree, and may enforce any such judgment or final decree against each Member and, through the Assigned Agreements and Intercompany Loan Documents, each Participant, and collect in the manner provided by law out of the property of the Members and Participants wherever situated the moneys adjudged or decreed to be payable. The Master Trustee, upon the bringing of any action or proceeding at law or in equity under this

Section 7.3(a), as a matter of right, without notice and without giving bond to any Member, may, to the extent permitted by law, have a receiver appointed of all of the property of the Obligated Group and the associated Participants pending such action or proceeding, with such powers as the court making such appointment shall confer.
(b)In the event of an Event of Default with respect to which enforcement against a Participant has been sought under Section 7.1(b)(ii), the Master Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to and shall, upon direction in accordance with such Section, and upon being indemnified as provided in Section 8.1(c) hereof, institute any actions or proceedings at law or in equity (including, without limitation, foreclosure actions) for the collection of the sums so due and unpaid, enforce the terms hereof, of the applicable Intercompany Loan Documents and each and every right of the Master Trustee hereunder and thereunder and may prosecute any such actions or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the applicable Participant, and collect in the manner provided by law out of the property of such Participant wherever situated the moneys adjudged or decreed to be payable. The Master Trustee, upon the bringing of any action or proceeding at law or in equity under this Section 7.3(b), as a matter of right, without notice and without giving bond to any Member, may, to the extent permitted by law, have a receiver appointed of all of the property of such Participant pending such action or proceeding, with such powers as the court making such appointment shall confer.
Section 7.4.Proceedings in Bankruptcy. In case there shall be pending proceedings for the bankruptcy or for the reorganization or arrangement of any Member under the Bankruptcy Code or any other Applicable Law, or in case a receiver or trustee shall have been appointed for its property, the Master Trustee, irrespective of whether the principal of Obligations of any Series shall then be due and payable as therein expressed or any amount in respect of any other Obligation is then payable or by declaration or otherwise, and irrespective of whether the Master Trustee shall have made any demand pursuant to the provisions of Section 7.2(a) hereof, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, interest and any other amounts owing and unpaid in respect of Obligations of all Series and amounts owing and unpaid in respect of any other Obligation, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Master Trustee and of the Holders of the Obligations allowed in such judicial proceedings relative to such Member, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make such payments to the Master Trustee, and, in the event that the Master Trustee shall consent to the making of such payments directly to such Holders, to pay to the Master Trustee and the Master Servicer any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Obligations may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Section 7.5.Suit by Master Trustee. All rights of action and rights to assert claims under any Obligation may be enforced by the Master Trustee without the possession of such Obligation on any trial or other proceedings instituted by the Master Trustee. In any proceedings brought by the Master Trustee (and also any proceedings involving the interpretation of any provision of this Master Indenture to which the Master Trustee shall be a party), the Master

Trustee shall be held to represent all the Holders of Obligations, and it shall not be necessary to make any Holders of Obligations parties to such proceedings.
Section 7.6.Application of Moneys Collected. During the continuation of an Event of Default, (x) any amounts collected by the Depository on behalf of the Master Trustee pursuant to Sections 7.2(a), 7.3(a) and 7.4 hereof in accordance with such sections and all moneys on deposit in the Funds and Accounts established hereunder and (y) any amounts collected by the Depository on behalf of the Master Trustee pursuant to Sections 7.2(b) and 7.3(b) in the event of an Event of Default with respect to which enforcement against the Participants in an Venue Group has been sought under Section 7.1(b)(ii) shall be applied pursuant to clause (b) below, (i) first, for the equal and ratable benefit of the Holders of Senior Obligations and (ii) second, for the equal and ratable benefit of the Holders of all Subordinate Obligations in the order following, at the date or dates fixed by the Master Trustee for the distribution of such moneys, upon presentation of such Obligations, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
(a)to the payment of documented out-of-pocket fees, costs and expenses of collection, including properly incurred and documented out-of-pocket fees of Counsel and compensation to the Master Trustee, the Master Servicer, the Depository, each Collateral Agent and each Other Agent and any other outstanding documented out-of-pocket fees, costs and expenses of the Master Trustee, the Master Servicer, the Depository, each Collateral Agent and each Other Agent, including reasonable and documented out-of-pocket fees of Counsel; and
(b)whether or not the principal of all Outstanding Obligations shall have become or have been declared due and payable:
FIRST:        To the payment to the Holders entitled thereto of all installments of interest then due on any Senior Obligations in the order of the maturity of such installments and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due on such date, without any discrimination or preference;
SECOND:    To the payment to the Holders entitled thereto of the unpaid principal installments which shall have become due, whether at maturity (including accelerated maturity) or by call for redemption, on any Senior Obligations in the order of their due dates and, if the amounts available shall not be sufficient to pay in full all principal installments due on the same date, then to the payment thereof ratably, according to the amounts of such principal installments due on such date, without any discrimination or preference;
THIRD:    To the payment to the Holders entitled thereto of any additional amounts due and unpaid in respect of Senior Obligations, in the order of the due dates of such amounts, and if the moneys available therefor shall not be sufficient to pay in full any such additional amounts due on the same date, then to the payment thereof ratably, according to the amounts due thereon, without any discrimination or preference;
FOURTH:    To the payment to the Holders entitled thereto of all installments of interest then due on any Subordinate Obligations in the order of the maturity of such installments and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due on such date, without any discrimination or preference;
FIFTH:    To the payment to the Holders entitled thereto of the unpaid principal installments which shall have become due, whether at maturity (including accelerated maturity) or by call for redemption, on any Subordinate Obligations in the order of their due dates and, if the amounts available shall not be sufficient to pay in full all principal installments due on the same date, then to the payment thereof ratably, according to the amounts of such principal installments due on such date, without any discrimination or preference;
SIXTH:    To the payment, pro rata, of the principal portion of any payment due as a reimbursement to a Reserve Account Credit Facility Provider in respect of a Reserve Account Credit Facility related to the Senior Obligations;
SEVENTH:    To the payment to the Holders entitled thereto of any additional amounts due and unpaid in respect of Subordinate Obligations, in the order of the due dates of such amounts, and if the moneys available therefor shall not be sufficient to pay in full any such additional amounts due on the same date, then to the payment thereof ratably, according to the amounts due thereon, without any discrimination or preference; and
EIGHTH:     To the payment of such other amounts as may be due hereunder;
provided that for the purpose of determining the amount of unpaid principal in respect of any such Obligation, there shall be deducted the amount, if any, which has been realized by the Holder by exercise of its rights as a secured party with respect to any liens granted pursuant to Section 3.5 or is on deposit in any fund or account established pursuant to any Related Financing Document for such Obligation as of the date of payment by the Master Trustee pursuant to this subsection (b), all as certified to the Master Trustee by the Holder; and
(c)to the payment of the remainder, if any, to the Members of the Obligated Group, their successors or assigns, as directed by the Group Representative, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
(d)For the avoidance of doubt, for all purposes under this Article VII, Obligations securing Subordinated Bridge Indebtedness shall be treated as Subordinate Obligations notwithstanding the fact that the liens securing such loans under the applicable Intercompany Loan Documents are senior liens.
Section 7.7.Actions by Holders.
(a)No Holder of an Obligation shall have any right by virtue of or by availing of any provision of this Master Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Master Indenture or for the appointment of a receiver or trustee, or any other remedy hereunder, unless the Holders of not less than 25% in aggregate principal amount of Senior Obligations then Outstanding (and if no Senior Obligations remain Outstanding, the Subordinate Obligations) shall have made written request upon the Master Trustee to institute such action, suit or proceeding in its own name as Master Trustee hereunder and shall have offered to the Master Trustee such indemnity as the Master Trustee may require against the fees, costs, expenses and liabilities to be incurred therein or thereby, and the Master Trustee, for thirty (30) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Master Trustee pursuant to Section 7.8 hereof; it being understood and intended, and being expressly covenanted by the Holder of an Obligation and the Master Trustee, that no one or more Holders of Obligations shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Master Indenture to affect, disturb or prejudice the rights of any other Holder of an Obligation or to obtain or seek to obtain priority over or preference to any other such Holder not expressly provided for herein, or to enforce any right under this Master Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Obligations, except that each and every Senior Obligation shall have priority and preference over each and every Subordinate Obligation (except as provided herein with respect to Subordinated Bridge Loan Obligations). For the protection and enforcement of the provisions of this Section, each and every Holder of an Obligation and the Master Trustee shall be entitled to such relief as can be given either at law or in equity.
(b)The Holder of an Obligation instituting a suit, action or proceeding in compliance with the provisions of this Section 7.7 shall be entitled in such suit, action or proceeding to such amounts as shall be sufficient to cover the fees, costs and expenses of collection, including to the extent permitted by Applicable Law, reasonable compensation to its attorneys.
(c)Notwithstanding any other provision of this Master Indenture, the right of a Holder of an Obligation to receive payment of the principal of and interest on any Obligation and any other amounts payable thereunder, on or after the respective due dates expressed in such Obligation, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, provided that any moneys collected through the exercise of rights and remedies of any Holder against any Member pursuant to the Related Financing Documents related to an Obligation (other than rights and remedies relating to liens granted pursuant to Section 3.5 hereof or to funds and accounts established under such Related Financing Documents) shall be paid over to an account controlled by the Master Trustee; and provided, further however, the right of the Holders of the Senior Obligations to receive such payments as shall then be due and owing shall be prior and superior in all cases to the right of the Holders of the Subordinate Obligations to receive such payments (except as provided herein with respect to Subordinated Bridge Loan Obligations).
Section 7.8.Direction of Proceedings by Holders. Except as otherwise expressly provided herein, the Majority Applicable Holders shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Master Trustee, or exercising any trust or power conferred on the Master Trustee hereunder or under any Mortgage; provided, however, that, subject to Section 8.2 hereof, the Master Trustee shall have the right to decline to follow any such direction if (i) the Master Trustee, being advised by Counsel, determines that the action so directed may not lawfully be taken, or if (ii) the Master Trustee in good faith shall, by a responsible officer or officers of the Master Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability, and provided further that nothing in this Master Indenture shall impair the right of the Master Trustee in its discretion to take any action deemed proper by the Master Trustee and which is not inconsistent with such direction by the Majority Applicable Holders.

Section 7.9.Delay or Omission of Master Trustee. No delay or omission of the Master Trustee, or of any Holder of an Obligation, to exercise any right or power accruing upon an Event of Default, occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall the action of the Master Trustee or of the Holders of Obligations in case of any Event of Default, or in case of any Event of Default and subsequent waiver of such Event of Default, affect or impair the rights of the Master Trustee or of such Holders in respect of any subsequent Event of Default or impair any right resulting therefrom; and every power and remedy given by this Master Indenture to the Master Trustee or to such Holders may be exercised from time to time and as often as may be deemed expedient by it or by them.
Section 7.10.Remedies Cumulative. No remedy herein conferred upon or reserved to the Master Trustee or the Holders of Obligations entitled to the benefits hereof is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute; and the employment of any remedy hereunder, or otherwise, shall not prevent the concurrent employment of any other appropriate remedy or remedies. In the pursuit of any such remedies, the Master Trustee shall have and be vested with the rights of a secured creditor under the Uniform Commercial Code (or similar laws) of the applicable jurisdictions with respect to the Revenue Fund and the Gross Revenues of the Participants and shall have the power to foreclose any lien which may be granted to it as Master Trustee pursuant to Article III hereof, all to the extent permitted by law.
Section 7.11.Notice of Default. The Master Trustee shall, within ten (10) days after the occurrence of an Event of Default, mail to all Holders of Obligations, as the names and addresses of such Holders appear upon the books maintained pursuant to Article II hereof, notice of such Event of Default known to the Master Trustee, unless such Event of Default shall have been cured before the giving of such notice.
Section 7.12.Equity Cures.
(a)Notwithstanding anything herein to the contrary, a failure of the Obligated Group to comply with the Historical Senior Debt Service Coverage Ratio of at least 1.25:1.00 required under Section 6.4(a) hereof (the “Financial Covenant”) shall not constitute an Event of Default hereunder if, at any time on or prior to the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable Fiscal Quarter or Fiscal Year hereunder (the last day of such period being the “Anticipated DSCR Cure Deadline”), but not more than five (5) times during any consecutive ten (10) Fiscal Year period and in no more than three (3) consecutive Fiscal Quarters during the term hereof, a Member of the Obligated Group shall have called additional capital contributions from its direct or indirect owners and, by depositing such amounts into the Current Revenue Account or, in the event that Obligations are to be prepaid, the Special Prepayment Account of the Debt Service Fund, as applicable, increased the numerator of the Historical Senior Debt Service Coverage Ratio, or prepaid Obligations, in either case, such that the Historical Senior Debt Service Coverage Ratio shall be at least 1.35:1.00 as of the applicable Fiscal Quarter or Fiscal Year testing date, as evidenced by a new Officer’s Certificate of the Group Representative (the “DSCR Cure Right”).
(b)Upon receipt by a Member of the Obligated Group of the cash proceeds pursuant to the exercise of such DSCR Cure Right (the “DSCR Cure Amount”), such Financial Covenant shall be recalculated, giving effect to the Cure Amount for such Fiscal Quarter or Fiscal Year, as applicable, and the applicable subsequent periods that include such fiscal period in an amount equal to such DSCR Cure Amount; provided that, (1) any such pro forma recalculation shall be made solely for the purpose of determining the existence of a Default or

Event of Default under such Financial Covenant with respect to any applicable period that includes the fiscal period with respect to which such DSCR Cure Right was exercised and not for any other purposes and (2) no DSCR Cure Amount will be included in the calculations of the Financial Covenant for any subsequent Fiscal Quarter or Fiscal Year, as applicable, except to the extent any applicable period that includes such subsequent Fiscal Quarter or Fiscal Year, as applicable, also includes the fiscal period with respect to which the DSCR Cure Right was exercised.
(c)If, after the exercise of any DSCR Cure Right and recalculations pursuant to the foregoing clause (b), the Obligated Group shall be in compliance with the requirements of the Financial Covenant as of the end of such Fiscal Quarter or Fiscal Year, as applicable, the Obligated Group shall be deemed to have been in compliance with such Financial Covenant as of the relevant date of determination with the same effect as if there had been no failure to comply with such Financial Covenant on such date, and the applicable Default, or Event of Default that would otherwise have occurred, shall be deemed to have never occurred, or occur, as applicable.
(d)Upon receipt by Master Trustee of a written notice, on or prior to the Anticipated DSCR Cure Deadline, that the Obligated Group intends to exercise the DSCR Cure Right in respect of any failure to comply with the Financial Covenant (and specifying whether the Cure Amount will be applied to increase the amount available for inclusion in the calculation of Revenues Available for Debt Service or to prepay any Obligations), neither the Master Trustee nor any Holder shall be permitted to accelerate all or any portion of any Obligations, charge default interest or exercise remedies against any Collateral or any other rights and remedies that are available during the continuance of an Event of Default on the basis of a failure to comply with the requirements of the Financial Covenant, until and unless such failure is not cured pursuant to the exercise of the DSCR Cure Right on or prior to the Anticipated DSCR Cure Deadline; provided that nothing contained herein shall prevent or prohibit any Holder or the Master Trustee from exercising any and all rights as a result of any other Event of Default.
ARTICLE VIII
CONCERNING THE MASTER TRUSTEE
Section 8.1.Duties and Liabilities of Master Trustee.
(a)The Master Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are expressly set forth in this Master Indenture for the benefit of the Holders, and no implied covenants or duties shall be read into this Master Indenture against the Master Trustee. If an Event of Default has occurred and is continuing (which has not been cured or waived), the Master Trustee shall exercise such of the rights and powers vested in it by this Master Indenture and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.
(b)No provision of this Master Indenture shall be construed to relieve the Master Trustee from liability for its own gross negligence or its own willful misconduct; provided, however, that:
(i)the Master Trustee shall not be liable for any error of judgment made in good faith by a responsible agent or employee of the Master Trustee, unless it shall be proved that the Master Trustee was grossly negligent in ascertaining the pertinent facts (other than facts which the Master Trustee is not required to investigate pursuant to Sections 8.2 and 8.6 hereof); and

(ii)the Master Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Applicable Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Master Trustee, or exercising any trust or power conferred upon the Master Trustee, under this Master Indenture.
(c)None of the provisions contained in this Master Indenture other than those imposing the duty to accelerate Obligations in accordance herewith (which shall be reimbursed and jointly and severally indemnified by the Members) payable from the Trust Estate in accordance with Section 5.3(a)(i) hereof) shall require the Master Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, unless, in the opinion of the Master Trustee, there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. In addition to and without limitation of the foregoing sentence, the Master Trustee shall not be obligated to (i) foreclose on any Mortgage, (ii) acquire possession of or take title to any Project, Mortgaged Property, or Additional Property, (iii) manage, operate, lease, maintain, repair, or otherwise deal with any Project, Mortgaged Property, or Additional Property, or (iv) take, or refrain from taking, any other action with respect to any Project, Mortgaged Property, or Additional Property, (A) which may result in liability to the Master Trustee or may violate any applicable law or regulation, or (B) if as a result of any such action, the Master Trustee determines that it could be considered to hold title to or to be a “mortgagee-in-possession,” “owner,” or “operator” of such Project or Mortgaged Property, or Additional Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, from time to time, or any other federal, state, or local environmental law, or could otherwise incur any environmental liability with respect to such property, unless the Master Trustee has previously determined, based on a Phase I environmental site assessment report and, if recommended therein, a Phase II environmental site assessment report, in each case prepared by an environmental consultant acceptable to the Master Trustee in its sole discretion and at the sole expense of the Members, that (1) such Project, Mortgaged Property, or Additional Property is in compliance with applicable environmental laws and (2) there are no circumstances present at such Project, Mortgaged Property, or Additional Property relating to the use, management or disposal of any hazardous substances or materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. Receipt of adequate indemnity as described and to the extent required in the first sentence of this paragraph (c) and compliance with the provisions of this paragraph (c) shall be deemed to be conditions precedent to the obligation of the Master Trustee to take any actions described in this Master Indenture. The Master Trustee may engage third-party property managers, receivers, real estate brokers, environmental consultants, appraisers, and other professionals at the expense of the Members to perform any duties or exercise any rights with respect to any Project, Mortgaged Property, or Additional Property, and shall have no liability for the acts or omissions of such professionals selected with reasonable care. The Master Trustee agrees that it shall not engage in any activity that would be reasonably expected to violate or cause any other person, including any Member, to violate Anti-Corruption Laws, or Sanctions.

(d)The Master Trustee shall owe no fiduciary duties to any Member, any Participant, or any Affiliate thereof, and the duties and obligations of the Master Trustee shall be determined solely by the express provisions of this Master Indenture, any Supplemental Indenture hereto and any documents executed by the Master Trustee in connection with the Closing Date or later closings, including, but not limited to, loans to Participants, the addition of new Members and the issuance of new Obligations hereunder. The Master Trustee shall (i) have no duty to monitor, inspect, or verify the physical condition of any Project, Mortgaged Property, or Additional Property, or to conduct or review any environmental assessments or investigations with respect thereto; (ii) not be deemed to be an ‘owner’ or ‘operator’ of any Project, Mortgaged Property, or Additional Property within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar federal, state, or local environmental law, and shall have no liability under any such law by reason of holding a security interest in any such property or exercising rights and remedies with respect thereto; (iii) have any duty to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements of any Member or Participant, except as specifically set forth in this Master Indenture and any documents executed by the Master Trustee in connection with the Closing Date or later closings, including, but not limited to, loans to Participants, the addition of new Members and the issuance of new Obligations hereunder; nor (iv) be deemed to have knowledge of any Default or Event of Default unless and until it shall have actual notice thereof or shall have received written notice thereof at its address specified in Section 15.2 hereof, which notice shall reference this Master Indenture and specifically identify such Default or Event of Default and on which the Master Trustee shall be entitled to conclusively rely.
(e)In the event the Master Trustee exercises any remedy that results in the Master Trustee or any nominee or agent of the Master Trustee acquiring title to or possession of any Project, Mortgaged Property, or Additional Property, the Master Trustee shall have the right, but not the obligation, to (i) engage a receiver or property manager to manage, operate, lease, maintain, and repair such property, (ii) engage real estate brokers and other professionals to market and sell such property, (iii) obtain appraisals, environmental assessments (provided that if the Master Trustee does not have title to the Mortgaged Property or Additional Property at issue, the Member’s prior written consent shall be required for any subsurface investigation or assessment), surveys, and other reports with respect to such property, and (iv) take such other actions as the Master Trustee deems necessary or appropriate to preserve the value of such property or to dispose of such property, in each case at the expense of the Members. The Master Trustee shall have no liability for any diminution in the value of any such property or for any losses incurred in connection with the ownership, management, operation, or disposition of any such property, except to the extent resulting from the Master Trustee’s gross negligence or willful misconduct.
(f)The Master Trustee shall have full discretion with respect to the application of any insurance proceeds or condemnation awards received with respect to any Project, Mortgaged Property, or Additional Property, subject to the provisions of Section 6.6 hereof and other provisions relating to the application of insurance proceeds or condemnation awards, and shall have no liability for any decisions made in good faith with respect to the application of such proceeds or awards. The Master Trustee may rely on certifications and directions from the Group Representative and the applicable Member and Participant with respect to the application of such proceeds or awards and shall have no duty to verify the accuracy or completeness of any such certifications or directions or to monitor the use of such proceeds or awards.
Section 8.2.Reliance on Documents, Indemnification, Etc.. Except as otherwise provided in Section 8.1 hereof:

(a)The Master Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, note, bond, debenture or other paper or document (including any statement by or on behalf of any Holder relating to the amount of principal outstanding or interest due on any Obligation) believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)Any request, direction, order or demand of any Member mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is herein expressly prescribed or permitted); and any official action of the Governing Person of any Member may be evidenced to the Master Trustee by a copy thereof certified by an Authorized Officer of such Member or its Governing Person.
(c)The Master Trustee and the Master Servicer may consult with Counsel chosen with due care and the advice of such Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice.
(d)Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, neither the Master Trustee nor the Master Servicer shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, note, bond, debenture, or other paper or document, unless requested in writing to do so by the Majority Applicable Holders; provided, however, that if the payment within a reasonable time to the Master Trustee and/or Master Servicer (as applicable) of the fees, out-of-pocket costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Master Trustee and/or Master Servicer (as applicable), not reasonably assured to the Master Trustee and/or Master Servicer (as applicable) by the security afforded to it by the terms of this Master Indenture, the Master Trustee and/or Master Servicer (as applicable) may require indemnity, satisfactory to the Master Trustee and/or Master Servicer (as applicable), with respect to such additional compensation as the Master Trustee and/or Master Servicer (as applicable) may require for complying with such request and against such fees, costs, expenses (including, without limitation, fees of Counsel) or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Members of the Obligated Group or, if paid by the Master Trustee and/or Master Servicer (as applicable), shall be promptly repaid by the Members of the Obligated Group upon demand.
(e)The Master Trustee and/or Master Servicer (as applicable) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.
(f)Neither the Master Trustee nor the Master Servicer shall be under any responsibility for the approval by it in good faith of any expert or other skilled person chosen with due care for any of the purposes expressed in this Master Indenture.
(g)In determining whether to take or refrain from taking any action or any course of action or to exercise any right, power, entitlement or discretion vested in the Master Trustee and/or Master Servicer (as applicable) or to grant any waiver or otherwise exercise any authority granted under or in accordance with this Master Indenture, the Master Trustee and/or Master Servicer (as applicable) shall be entitled to request, receive and to conclusively rely upon any instruction, direction or other consent or approval of the Majority Applicable Holders.
(h)The Master Trustee may rely conclusively, and shall be fully protected in acting or refraining from acting upon, any appraisal, environmental assessment, title insurance policy, title opinion, survey, property inspection report, insurance policy or certificate, or other document or report prepared by or on behalf of any Member or Participant or by any third-party professional, and shall have no duty to verify the accuracy or completeness of any such document or report or to conduct any independent investigation with respect to the matters addressed therein.
Section 8.3.Responsibility for Recitals, Validity of Master Indenture, Proceeds of Obligations. The recitals contained in this Master Indenture and in the Obligations and (other than the certificate of authentication on such Obligations) shall be taken as the statements of the Members and the Master Trustee assumes no responsibility for the correctness of the same. The Master Trustee makes no representations as to the validity or sufficiency of this Master Indenture or the liens or security created hereby or by the Participant Collateral or of the Obligations. The Master Trustee shall not be accountable for the use or application by the Group Representative of the proceeds of any Obligations, or for the use or application of any moneys directed to be paid over by the Master Trustee in accordance with any provision of this Master Indenture, or for use or application of any moneys received by any paying agent other than the Master Trustee. The Master Trustee shall have no responsibility or liability with respect to any information, statements or recital in any limited or other offering memorandum or other disclosure material prepared by or on behalf of any Member, the Group Representative or any other Person, or otherwise prepared or distributed with respect to, or in connection with, the issuance of any Indebtedness, including Secured Indebtedness.
Section 8.4.Master Trustee May Own Obligations. The Master Trustee, in its individual or any other capacity, may become the owner or pledgee of Obligations with the same rights it would have if it were not Master Trustee hereunder, but shall be under no obligation whatsoever to acquire, hold, retain or otherwise deal in any Obligations at any time in any other capacity. Any provision to the contrary herein notwithstanding, no provision of this Master Indenture shall prohibit the Master Trustee from serving as Collateral Agent under any Related Financing Documents or from maintaining a banking relationship with any Member.
Section 8.5.Compensation and Expenses of Master Trustee; Survival of Rights. The Members shall pay to the Master Trustee from time to time, and the Master Trustee shall be entitled to, reasonable compensation, and the Members shall pay or reimburse the Master Trustee upon its request for all reasonable properly incurred out-of-pocket expenses, disbursements and advances incurred or made by the Master Trustee in connection with the acceptance or administration of its trusts under this Master Indenture (including, without limitation, the reasonable compensation and the expenses and disbursement of its Counsel and of all persons not regularly in its employ, (ii) all costs and expenses incurred in connection with (1) any foreclosure or other enforcement proceedings with respect to any Mortgage, (2) any property inspections, appraisals, environmental assessments, title searches, or surveys, (3) the engagement of receivers, property managers, real estate brokers, or other professionals with respect to any Project, Mortgaged Property, or Additional Property, (4) any property preservation, maintenance, or repair costs, (5) any insurance premiums paid by the Master Trustee, and (6) any costs incurred in taking or holding title to, managing, operating, leasing, selling, or otherwise disposing of any Project, Mortgaged Property, or Additional Property) except any such expense, disbursement or advance as may be finally determined to have resulted from the Master Trustee’s gross negligence, bad faith or willful misconduct. Each Member hereby agrees to indemnify the Master Trustee for, and to hold it harmless against, any loss, liability, damage, cost or expense (including, without limitation, any environmental liability or claim) incurred without gross negligence or willful misconduct on the part of the Master Trustee and arising out of or in connection with the acceptance or administration of such trusts, including the fees, costs and expenses (including, without limitation, a reasonable compensation to its attorneys) of defending itself against any claim of liability in the premises. Each Member hereby agrees to indemnify and hold harmless the Master Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, losses, damages, fees, costs and expenses whatsoever. The indemnification obligations set forth in this Section 8.5 shall be payable from the Trust Estate in accordance with Section 5.3(a)(i) hereof.
All of the Master Trustee’s rights to immunities and protection from liability hereunder, together with the respective obligations of each Member under this Section 8.5 to compensate the Master Trustee, to pay or reimburse the Master Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Master Trustee, shall survive the satisfaction and discharge of this Master Indenture or the resignation or removal of the Master Trustee.
Section 8.6.Officer’s Certificate as Evidence. Except as otherwise provided in Section 8.1 hereof, whenever in the administration of the provisions of this Master Indenture the Master Trustee shall deem it necessary or advisable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein expressly prescribed or permitted) may, if no Default or Event of Default then exists, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Master Trustee. In the absence of bad faith on the part of the Master Trustee, any such Officer’s Certificate shall be the requisite warrant to the Master Trustee for any action taken, suffered or omitted by it under the provisions of this Master Indenture upon the faith thereof, and the Master Trustee shall not be obligated to make any investigation into the facts stated therein.
The Master Trustee shall be deemed to have knowledge of any matter only if a responsible officer of the Master Trustee has actual knowledge of such matter or if written notice of such matter is received by the Master Trustee at the address and to the attention specified in Section 15.2 hereof, and such notice references this Master Indenture and specifically identifies such matter. Knowledge of any officer, employee, or agent of the Master Trustee in any capacity other than as a responsible officer shall not be imputed to the Master Trustee for any purpose hereunder.
Section 8.7.Resignation, Removal and Succession of Master Trustee. The Master Trustee may resign at any time without cause by giving at least thirty (30) days’ prior written notice to the Group Representative and by mailing notice of such resignation to each Holder of an Obligation then Outstanding, as the names and addresses of such Holders appear on the registers maintained pursuant to Article II hereof, such resignation to be effective upon the acceptance of such Master Trusteeship by a successor. In addition, the Master Trustee may be removed with cause (a) at the direction of the Majority Applicable Holders, delivered to the Group Representative and the Master Trustee giving at least thirty (30) days’ prior written notice, or (b) at the direction of the Group Representative if no Default or Event of Default then exists hereunder, such direction to be evidenced by an Officer’s Certificate specifying the cause for such removal and delivered to the Master Trustee, with any such removal to be effective upon the acceptance of the Master Trusteeship by a successor. The parties recognize that material deterioration in service or the charging of excessive fees shall constitute cause for removal of the Master Trustee. The Master Trustee shall promptly give notice of any removal pursuant to the previous sentence in writing to each Holder of an Obligation then Outstanding as provided above. In the case of the resignation of the Master Trustee, a successor Master Trustee may be appointed by the Obligated Group, as evidenced by an Officer’s Certificate designating the successor. In the case of the removal of the Master Trustee, such successor may be appointed at the direction of the Majority Applicable Holders. If a successor Master Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Master Trustee, any Member or any Holder of an Obligation then Outstanding may apply to any court of competent jurisdiction to appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided. The successor so appointed by such court shall immediately and without further act be superseded by any successor appointed as above provided.
Section 8.8.Acceptance by Successor Master Trustee. Any successor Master Trustee, however appointed, shall execute and deliver to its predecessor and to the Members of the Obligated Group an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers and duties of its predecessor hereunder in the trusts under this Master Indenture applicable to it with like effect as if originally named the Master Trustee, except that the predecessor Master Trustee shall continue to have the rights to indemnification granted hereunder, together with the successor Master Trustee; but, nevertheless, upon the written request of such successor Master Trustee, its predecessor shall execute and deliver an instrument transferring to such successor Master Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor under this Master Indenture, and such predecessor shall duly assign, transfer, deliver and pay over to such successor Master Trustee all moneys or other property then held by such predecessor under this Master Indenture.
Section 8.9.Qualifications of Successor Master Trustee. Any successor Master Trustee, however appointed, shall be a bank or trust company having a combined capital and surplus of at least €50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Master Trustee hereunder upon reasonable or customary terms and at the costs and expense of the Members payable from the Trust Estate in accordance with Section 5.3(a)(i) hereof.
Section 8.10.Successor by Merger. Any corporation into which the Master Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Trustee shall be a party, or any corporation to which substantially all the business of the Master Trustee may be transferred, shall, subject to the terms of Section 8.9 hereof, be the Master Trustee under this Master Indenture without further act.
Section 8.11.Co-Master Trustee. At any time, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Master Trustee shall have power to appoint one or more Persons reasonably satisfactory to the Members to act as Co-Master Trustee under this Master Indenture, with such powers as may be provided in the instrument of appointment, and to vest in such person or persons any property, title, right or power deemed necessary, subject to the provisions of this Section 8.11.
(a)Each Co-Master Trustee shall, to the extent permitted by Applicable Law, be appointed subject to the following terms:
(i)The rights, powers, duties and obligations conferred or imposed upon any such Co-Master Trustee shall not be greater than those conferred or imposed upon the Master Trustee, and such rights and powers shall be exercisable only jointly with the Master Trustee, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Master Trustee shall be not be entitled or permitted to perform such act or acts, in which event such rights and powers shall be exercised by such Co-Master Trustee subject to the provisions of subsection (b)(iv) of this Section 8.11.
(ii)The Master Trustee may at any time, by an instrument in writing executed by it, accept the resignation of or remove any Co-Master Trustee appointed under this Section 8.11.

(iii)No Co-Master Trustee under this Master Indenture shall be liable by reason of any act or omission of the Master Trustee or any other Co-Master Trustee appointed under this Master Indenture.
(iv)No power given to such Co-Master Trustee shall be separately exercised hereunder by such Co-Master Trustee except with the consent in writing of the Master Trustee, anything herein contained to the contrary notwithstanding.
ARTICLE IX
CONCERNING THE MASTER SERVICER
Section 9.1.Master Servicer; Successor Master Servicer. As of the date hereof, the Master Trustee and the Group Representative have appointed Mount Street Mortgage Servicing Limited to act as Master Servicer under this Master Indenture. Subject to the provisions of the Servicing Agreement, the Master Servicer may resign at any time without cause by giving at least ninety (90) days’ prior written notice to the Master Trustee and the Group Representative; upon such a resignation, the Master Trustee shall mail notice of such resignation to each Holder of an Obligation then Outstanding, as the names and addresses of such Holders appear on the registers maintained pursuant to Article II hereof. The Master Servicer’s resignation shall be effective upon the acceptance by a successor of the duties of Master Servicer, provided that if no replacement Master Servicer has been appointed (as described below) at the end of the 90 day period, the Master Servicer may resign effective the 91st day. In addition, the Master Servicer may be removed with cause at the direction of the Majority Applicable Holders, delivered to the Group Representative and the Master Trustee. The parties recognize that deterioration in service or the charging of excessive fees shall constitute cause for removal of the Master Servicer. The Master Trustee shall promptly give notice of any removal pursuant to the previous sentence in writing to each Holder of an Obligation then Outstanding as provided above. In the case of the resignation or removal of the Master Servicer, a successor Master Servicer shall be appointed at the direction of the Majority Applicable Holders. If a successor Master Servicer shall not have been appointed within ninety (90) days after such notice of resignation or removal, the Master Trustee, the Group Representative or any Holder of an Obligation then Outstanding may apply to any court of competent jurisdiction to appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided. The successor so appointed by such court shall immediately and without further act be superseded by any successor appointed as above provided. Notice shall be given to the Rating Agencies of any resignation, replacement or other change to the Master Servicer and a Confirmation of Rating with respect to then-Outstanding Secured Indebtedness obtained.
Section 9.2.Duties and Liabilities of Master Servicer.
(a)The powers and duties of the Master Servicer as are provided herein and in the Servicing Agreement.
(b)No provision of this Master Indenture or the Servicing Agreement shall be construed to relieve the Master Servicer from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct; provided, however, that the Master Servicer shall not be liable for any error of judgment made in good faith by a responsible agent or employee of the Master Servicer, unless it shall be proved that the Master Servicer was grossly negligent in ascertaining the pertinent facts. The Master Servicer shall have no duty to monitor, inspect, or verify the physical condition of any Project, Mortgaged Property, or Additional Property, or to conduct or review any environmental assessments or investigations with respect thereto. The Master Servicer shall not be deemed to be an ‘owner’ or ‘operator’ of any Project, Mortgaged Property, or Additional Property within the meaning of any environmental law. The Master Servicer shall owe no fiduciary duties to any Member, any

Participant, or any Affiliate thereof, and the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Master Indenture, any Supplemental Indenture, and the Servicing Agreement.
Section 9.3.Compensation and Expenses of Master Servicer; Survival of Rights. The Members shall pay to the Master Servicer from time to time, and the Master Servicer shall be entitled to, reasonable compensation, and the Members shall pay or reimburse the Master Servicer promptly upon its request for all reasonable, properly incurred fees out-of-pocket expenses and disbursements incurred or made by the Master Servicer in connection with the performance of its services under this Master Indenture (including, without limitation, (i) the reasonable compensation and the expenses and disbursement of its Counsel and of all persons not regularly in its employ, (ii) all costs and expenses incurred in connection with (1) any foreclosure or other enforcement proceedings with respect to any Mortgage, (2) any property inspections, appraisals, environmental assessments, title searches, or surveys, (3) the engagement of receivers, property managers, real estate brokers, or other professionals with respect to any Project, Mortgaged Property, or Additional Property, (4) any property preservation, maintenance, or repair costs, (5) any insurance premiums paid by the Master Servicer, and (6) any costs incurred in taking or holding title to, managing, operating, leasing, selling, or otherwise disposing of any Project, Mortgaged Property, or Additional Property) except any such expense, disbursement or advance as may be finally determined to have resulted from the Master Servicer’s gross negligence, bad faith or willful misconduct. Each Member hereby agrees to indemnify the Master Servicer for, and to hold it harmless against, any loss, liability, damage, cost or expense (including, but not limited to, any environmental liability or claim) incurred without gross negligence or willful misconduct on the part of the Master Servicer and arising out of or in connection with the performance of its services hereunder, including the fees, costs and expenses (including, without limitation, a reasonable compensation to its attorneys) of defending itself against any claim of liability in the premises. Each Member hereby agrees to indemnify and hold harmless the Master Servicer against any and all claims, demands, suits, actions or other proceedings and all liabilities, losses, damages, fees, costs and expenses whatsoever. The indemnification obligations set forth in this Section 9.3 shall be payable from the Trust Estate in accordance with Section 5.3(a)(i) hereof.
All of the Master Servicer’s rights to immunities and protection from liability hereunder, together with the respective obligations of each Member under this Section 9.3 to compensate the Master Servicer, to pay or reimburse the Master Servicer for expenses, disbursements and advances and to indemnify and hold harmless the Master Servicer, shall survive the satisfaction and discharge of this Master Indenture or the resignation or removal of the Master Servicer.
Section 9.4.Officer’s Certificate as Evidence. Whenever in the performance of its services hereunder the Master Servicer shall deem it necessary or advisable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein expressly prescribed or permitted) may, if no Default or Event of Default then exists, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Master Servicer. In the absence of gross negligence, willful misconduct or bad faith on the part of the Master Servicer, any such Officer’s Certificate shall be the requisite warrant to the Master Servicer for any action taken, suffered or omitted by it under the provisions of this Master Indenture upon the faith thereof, and the Master Servicer shall not be obligated to make any investigation into the facts stated therein.
The Master Servicer shall be deemed to have knowledge of any matter only if a responsible officer of the Master Servicer has actual knowledge of such matter or if written notice of such matter is received by the Master Servicer at the address and to the attention specified in Section

15.2 hereof, and such notice references this Master Indenture and specifically identifies such matter. Knowledge of any officer, employee, or agent of the Master Servicer in any capacity other than as a responsible officer shall not be imputed to the Master Servicer for any purpose hereunder.
ARTICLE X
CONCERNING DEPOSITORIES
Section 10.1.Depositories. All moneys controlled by, or held on behalf of, the Master Trustee under the provisions of this Master Indenture shall constitute trust funds. The Master Trustee may deposit such moneys with one or more Depositories in trust as part of the Trust Estate. All moneys deposited under the provisions of this Master Indenture with any Depository and controlled by the Master Trustee shall be held in trust and applied only in accordance with the directions of the Master Trustee in accordance with the provisions of this Master Indenture. Each of the Funds or Accounts established pursuant to this Master Indenture shall be a trust fund for the purposes hereof. As of the date hereof, the Group Representative hereby appoints HSBC Bank USA, National Association as the initial Depository, subject to the terms of this Master Indenture and Supplemental Indentures. Any Depository may resign at any time without cause by giving at least thirty (30) days’ prior written notice to the Master Trustee and by mailing notice of such resignation to each Holder of an Obligation then Outstanding, as the names and addresses of such Holders appear on the registers maintained pursuant to Article II hereof, such resignation to be effective upon the acceptance by a successor of the duties of such Depository. In addition, a Depository may be removed with cause at the direction of the Majority Applicable Holders, delivered to the Group Representative and the Master Trustee. The parties recognize that deterioration in service shall constitute cause for removal of a Depository. The Master Trustee shall promptly give notice of any removal pursuant to the previous sentence in writing to each Holder of an Obligation then Outstanding as provided above. In the case of the resignation, removal or a failure to appoint a Depository, the Master Servicer shall serve as the Depository until appointment of a successor Depository reasonably acceptable to the Majority Applicable Holders.
Section 10.2.Duties of Depository.
(a)The duties, responsibilities and obligations of Depository shall be limited to those expressly set forth herein and no duties, responsibilities, covenants, or obligations shall be inferred or implied against the Depository.
(b)The Depository shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(c)The Depository shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence, willful misconduct or fraud on its part as determined by a final judgment by a court of competent jurisdiction. In no event shall the Depository be liable (i) for acting in accordance with or conclusively relying upon any certificate, instruction, notice, demand, certificate or document from the Master Trustee or the Master Servicer delivered to it in accordance with the terms of this Master Indenture or (ii) for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit, goodwill, reputation, business opportunity or anticipated saving), even if the Depository has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(d)If at any time the Depository is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Pledged Accounts or any assets therein (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any assets), the Depository is authorized to comply therewith in any manner it or legal counsel of its own choosing deems reasonably appropriate; and if the Depository complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, it shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
(e)The Depository shall not be responsible for delays or failures in performance resulting from forces beyond its control (including, without limitation, acts of God, natural disasters, strikes, work stoppages, accidents, severe weather, nuclear or natural catastrophes, lockouts, riots, civil or military disturbances, acts of war or terrorism, pandemic or quarantine, any provision of any present or future law or regulation or any act of any governmental authority, and loss or malfunction of utilities, communications, computer services (software or hardware) or Federal Reserve Bank wire service.
(f)The Depository may consult with legal and other professional advisors of its own choosing, at the expense of the Members, as to any matter relating to this Master Indenture, and the Depository shall not incur any liability in acting in good faith in accordance with any advice from such counsel.
(g)The Depository shall be entitled to take any action or refuse to take any action which it regards as necessary for it to comply with any applicable law, regulation or fiscal requirement or court order. Without limiting the foregoing, for so long as HSBC Bank USA, National Association, is serving as a Depository hereunder, in connection with the commitment of HSBC Holdings plc (together with its subsidiary undertakings from time to time, including HSBC Bank USA, N.A., collectively the “HSBC Group”) to comply with all applicable financial crime or sanctions regimes, the Depository and any other member of the HSBC Group may take any action that it reasonably and in its sole discretion considers appropriate to comply with any applicable law, regulation, request of a public or regulatory authority, any agreement between any member of the HSBC Group and any government authority or any HSBC Group policy that relates to the prevention of fraud, money laundering, terrorism, tax evasion, evasion of Sanctions or other criminal activities (collectively the “Relevant Requirements”). Such action may include, but is not limited to: (i) screening, intercepting and investigating any transaction, instruction or communication, including the source of, or intended recipient of, funds; (ii) delaying or preventing the processing of instructions or transactions or the Depository’s performance of its obligations under this Master Indenture or any Supplemental Indenture; (iii) the blocking of any payment; or (iv) requiring the relevant party to enter into a financial crime compliance representations letter from time to time in a form and substance acceptable to the HSBC Group. Where possible and permitted, the Depository will endeavor to notify the relevant party of the existence of such circumstances. To the extent permissible by law, the Depository nor any other member of the HSBC Group will be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of, or caused in whole or in part by, any actions that are taken by the Depository or any other member of the HSBC Group to comply with any Relevant Requirement.
(h)In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Depository is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Depository. Accordingly, each of the parties to this Master Indenture agrees to provide to the Depository upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Depository to comply with such applicable laws, rules, regulations and executive orders, including the USA Patriot Act.
Section 10.3.Qualifications of Successor Depository. Each Depository shall have capital and surplus of €50,000,000 or more and be willing and able to accept the office on reasonable and customary terms and be authorized by Applicable Law to act in accordance with the provisions of this Master Indenture.
Section 10.4.Successor by Merger. Any corporation into which a Depository may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Depository shall be a party, or any corporation to which substantially all the business of the Depository may be transferred, shall, subject to the terms of Section 10.3 and satisfying the other conditions of this Article X, be the Depository under this Master Indenture without further act.
Section 10.5.Investment of the Amounts Held by Depository. A Depository shall have no obligation to invest or reinvest any amounts deposited or received hereunder except that a Depository shall invest and reinvest such amounts in Investment Securities, in each case at the written direction of the Group Representative in accordance with Section 5.13. In no event shall the Depository be liable or responsible for the payment of taxes on any income earned on any Investment Securities held in or credited to any Fund or Account or compliance with any tax reporting requirements in respect of earnings related thereto. The Depository shall not be responsible in any respect for, and makes no representation as to, the form, execution, validity, value, genuineness or collectability of Investment Securities held by or delivered to it or deposited hereunder. In no event shall the Depository (i) provide supervision, recommendations or advice relating to any investments, (ii) have any duty to monitor market value, investment ratings or suitability of investments, (iii) be responsible for determining if any party meets any investor eligibility requirements for any Investment Securities or (iv) be deemed to be or acting as an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that a Depository or its affiliates are permitted to receive additional compensation or fees (that could be deemed to be in the Depository’s economic self-interest) associated with investments in accordance with the terms of such investments, including such compensation or fees for serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, or otherwise affiliates effecting transactions in investments; such fees shall be disclosed upon request to the Group Representative.
Section 10.6.Compensation and Expenses of Depository; Survival of Rights. The Obligated Group agrees to pay the compensation of a Depository at such rates as shall be agreed upon in writing from time to time and to reimburse such Depository for its out-of-pocket expenses (including reasonable legal fees and expenses) and disbursements incurred or made in connection with the Depository’s performance of services under this Master Indenture. The Obligated Group shall reimburse the Depository on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties or exercise of its rights hereunder, including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. The Obligated Group agrees to pay any and all stamp and other documentary taxes or duties (including any interest and penalties thereon or in connection therewith) which may be payable in connection with the Depository’s performance of services under this Master Indenture. The Depository shall not have a right of set off and first lien on the funds in the funds and accounts held pursuant to this Master Indenture. The Obligated Group’s obligations contained in this Section 10.6 shall survive the satisfaction or termination of this Master Indenture and/or the resignation or removal of the Depository.
Section 10.7.Indemnification of Depository. The Obligated Group shall jointly and severally indemnify, defend, and hold harmless the Depository and its officers, directors, employees, representatives and agents, from and against and reimburse the Depository for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorney’s fees and expenses, including in connection with enforcement of this indemnity) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Depository directly or indirectly relating to, or arising from, claims against the Depository by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Depository’s gross negligence or willful misconduct as determined by a final decision of a court of competent jurisdiction. The indemnity set out in this section shall survive the termination of this Master Indenture and the resignation and removal of the Depository.
Section 10.8.Security Interest Related Provisions.
(a)As of the date hereof, the Depository shall act as a Securities Intermediary with respect to the funds and accounts held hereunder, with such powers as are expressly delegated to the Depository by the terms of this Master Indenture, together with such other powers as are reasonably incidental thereto, and the Depository hereby accepts such appointment. The Parties hereby acknowledge that the Depository shall act solely as a Securities Intermediary with respect to all financial assets, financial entitlements (each as defined in the UCC) credited to its respective Pledged Accounts and cash. The Depository agrees to accept and hold in accordance with the terms of this Master Indenture, its Pledged Accounts and all funds, instruments, securities, financial assets, and other assets delivered to the Depository pursuant to the terms of this Master Indenture.
(b)(i)    The Depository hereby agrees to promptly deposit all amounts to be delivered to or held by the Depository pursuant to the terms of this Master Indenture into its Pledged Accounts established hereunder. The Depository shall hold and safeguard its Pledged Accounts during the term of this Master Indenture and shall treat the amounts, and all rights related thereto, now or hereafter deposited in or credited to the Pledged Accounts as cash or financial assets pledged by the Obligated Group to the Master Trustee, to be held by the Depository acting as a Securities Intermediary with respect to financial assets. . If and to the extent the Depository is to take any action (including, without limitation, transferring funds from and between Pledged Accounts) on any date following receipt of a written instruction from the Master Trustee or any other Person and (i) receives such written instructions on a day other than a Business Day or receives instructions after 11:00 a.m. New York time, the Depository shall comply with such instruction on the next Business Day or (ii) receives incomplete instructions, the Depository will endeavor to return such incomplete instructions to Master Trustee or other Party, as applicable, on such date (and shall do so no later than the first Business Day immediately following such date), together with an appropriately detailed request for complete instructions.
(ii)Each Pledged Account shall bear a name and account number as set forth in Exhibit F, which may be amended from time to time by the Group Representative to reflect updated, revised, supplemental or new information of the Depository, provided that any such amendment by the Group Representative shall require the prior written consent of the Master Trustee unless otherwise expressly permitted under this Master Indenture. Each Member, the Master Trustee and the Group Representative (as applicable) agree that they shall not direct the Depository to invest any funds on deposit in any Pledged Account in any security represented by a security certificate. The Master Trustee shall have the sole and exclusive authority to direct the investment of funds in the Pledged Accounts, and the Group Representative may only provide investment directions with the prior written consent of the Master Trustee or as otherwise expressly permitted under this Master Indenture, in each case to ensure that “control” (within the meaning of Section 8-106(d)(2) or Section 9-104(a) (as applicable) of the UCC) by the Master Trustee is maintained at all times. All cash held in the Pledged Accounts (other than revenues excluded from the definition of Pledged Revenues, if any) shall constitute a part of the Account Collateral. All moneys, investments and securities and other property on deposit in or credited to any of the Pledged Accounts shall at all times be under the dominion and control of the Master Trustee and shall constitute Account Collateral in accordance with the terms hereof to be controlled by the Master Trustee for the purposes and on the terms set forth in this Master Indenture. Each Member agrees that its rights to amounts on deposit in or credited to the Pledged Accounts are subject to and controlled by the terms of this Master Indenture.
(iii)The Pledged Accounts shall be subject to applicable law, including such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority having jurisdiction over the Pledged Accounts, as may now or hereafter be in effect, together with the provisions of the UCC and the Depository’s related rules and regulations with respect thereto.
(c)To the extent that any Pledged Account is a “securities account” (as such term is defined in Section 8-501(a) of the UCC) , (i) the Depository is and shall continue to be a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), (ii) the Master Trustee is the sole Entitlement Holder with respect to each Pledged Account, and (iii) the Depository has not entered into any agreement (other than this Master Indenture) under which the Depository has agreed to comply with Entitlement Orders originated by any Person other than the Master Trustee with respect to any Pledged Account.
(d)The Depository shall cause each Pledged Account to be, and each Pledged Account shall be, separate from all other accounts held by or under the control and dominion of the Depository. The Depository will not change the name or account number of any Pledged Account from that set forth in Exhibit F without the prior written consent of the Master Trustee, other than any changes of account numbers due to internal system changes (upon which the Depository shall provide prompt written notice thereof to the Master Trustee and Group Representative).
(e)To the extent that any Pledged is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, (i) the Depository shall be a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) with respect to such Pledged Account, (ii) such “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) is and shall continue to be the State of New York, (iii) the Group Representative shall be the Depository’s “customer” (within the meaning of Article 4 of the UCC) with respect to such deposit account and (iv) the Depository, the Group Representative and the Master Trustee hereby agree the Depository will comply with instructions originated by the Master Trustee directing the disposition of funds in such deposit account without further consent by the Group Representative or any other Person.
(f)Until the satisfaction and discharge of this Master Indenture, notwithstanding the designation of the Group Representative as the Depository’s “customer” pursuant to clause (e)(iii) above, (i) such designation shall not diminish, impair or otherwise affect the Master Trustee’s exclusive control over such deposit account or the validity, perfection or priority of the Master Trustee’s security interest therein, (ii) such deposit account shall at all times constitute a “control account”, and (iii) the Master Trustee shall have “control” (within the meaning of Section 8-106(d)(2) or Section 9-104(a) (as applicable) of the UCC) of the Pledged Accounts and, with respect to any Pledged Account that is a “securities account”, of any “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) therein with respect to the financial assets credited to the Pledged Accounts. The Members and Master Trustee hereby irrevocably direct, and the Depository (in its capacity as a bank or Securities Intermediary, as applicable) hereby agrees, that the Depository will comply with all instructions and orders (including Entitlement Orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Pledged Account and any financial asset therein originated by the Master Trustee without the further consent of any Member or any other Person. The Master Trustee hereby agrees that it shall not deliver any notices or instructions to the Depository with respect to transfers to or from the Pledged Accounts except as expressly permitted or required under this Master Indenture.
(g)The Depository may rely on any written instruction received from the Master Trustee that Depository in good faith believes to be (i) furnished by the Master Trustee and (ii) permitted under Article V to be provided or delivered by the Master Trustee, in each case without any duty to make further inquiry or to review or confirm any calculations provided therein, and the Master Trustee agrees to provide the Group Representative and the Master Servicer with a copy of any such written instruction simultaneously.
Section 10.9.Subordination of Lien. In the event that the Depository has or subsequently obtains by agreement, operation of law or otherwise a Lien on any Pledged Account, the Depository agrees that such Lien shall (except to the extent provided in the next sentence) be subordinate to any Lien of the Master Trustee. The financial assets or funds standing to the credit of the Pledged Accounts will not be subject to deduction, set-off, counter-claim, banker’s lien or any other right in favor of the Depository other than, in the case of the Pledged Accounts, the Master Trustee, except to the extent of returned items and charge-backs either for uncollected checks, wire transfer of funds, ACH entry or other items of payment and transfers previously deposited or credited to one or more of such Pledged Accounts, and which is returned unpaid or is otherwise determined by Depository to be uncollectible and without regard to the timeliness of the return or notice of non-payment (the “Returned Items”), and Members and the Master Trustee hereby authorize the Depository to debit the applicable Pledged Accounts for such amounts. If at any time the amount of available funds in the Pledged Accounts is insufficient to pay any Returned Items or fees and expenses, the Group Representative shall reimburse Depository in immediately available funds within five (5) days of written request for any such insufficiency.
Section 10.10. Other Representations and Covenants of Depository. The Depository hereby represents, warrants, covenants and agrees as follows:
(a)the Depository in its capacity as Securities Intermediary with respect to financial assets (i) is a Securities Intermediary on the date hereof, and, so long as this Master Indenture remains in effect, shall remain a Securities Intermediary, and shall act as such with respect to the Master Trustee, the Pledged Accounts and all of the Security Entitlements and financial assets maintained or carried in the Pledged Accounts from time to time transferred, credited or deposited to or maintained or carried in the Pledged Accounts, (ii) shall comply with any and all Entitlement Orders received by it from the Master Trustee in respect of the Pledged Accounts, in each case, without further consent of any Member or any other Person in accordance with the terms of this Master Indenture and (iii) shall not comply with the Entitlement Orders of any other Person other than as set forth in this Master Indenture;
(b)notwithstanding any other provision of this Master Indenture or any other agreement governing any Pledged Account to the contrary, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) or 9-301 and 9-305 (as applicable) of the

UCC) of the Depository acting as Securities Intermediary is and shall continue to be the State of New York;
(c)until the Depository’s obligations hereunder shall terminate in accordance with this Master Indenture, the records of the Depository with respect to each of the Pledged Accounts shall recognize and reflect the security interest in favor of the Master Trustee, and the Master Trustee shall have exclusive control and sole right of withdrawal over all Pledged Accounts and shall have “control” (within the meaning of Section 8-106(d)(2) or 9-104(a) (as applicable) of the UCC) of all amounts on deposit in or credited to each Pledged Account;
(d)in furtherance of clause (c) above, the Depository shall credit such assets, property and items to the appropriate Pledged Accounts as directed by the Master Trustee or the applicable Member in accordance with this Master Indenture; provided however, that the Master Trustee shall retain primary authority to direct the Depository with respect to any investment of funds on deposit in any Pledged Account, and any such direction by a Member shall be subject to the prior written consent of the Master Trustee to ensure that the Master Trustee maintains “control” (within the meaning of Section 8-106(d)(2) or Section 9-104(a) (as applicable) of the UCC) over the Pledged Accounts at all times; provided further, each Member, the Master and the Group Representative (as applicable and without diminishing any control of Master Trustee in the Pledged Accounts) agree that they shall not direct the Depository to invest any funds on deposit in any Pledged Account in any security represented by a security certificate;
(e)to the maximum extent permitted by applicable law, all assets, of any nature whatsoever (other than cash), from time to time carried in the Pledged Accounts shall constitute financial assets, and the Depository shall treat all such assets, property and items as financial assets;
(f)except as provided herein, (i) the Depository does not know of any right or claim to or interest in the Account Collateral (including any “adverse claim” within the meaning of Section 8-102(a)(1) of the UCC) by any Person other than each Member and (ii) the Depository has not entered into nor will it enter into any agreement with any other Person (A) relating to any Pledged Account and/or any financial assets from time to time credited thereto, or Securities Entitlements carried therein, pursuant to which it has agreed to comply with Entitlement Orders of such Person or any other Person, (B) purporting to limit or condition the obligation of the Depository to comply with Entitlement Orders originated by the Master Trustee or (C) that is otherwise inconsistent with this Master Indenture; and
(g)except as expressly provided in Section 10.9, the Depository hereby (i) waives and releases any lien, encumbrance, claim, right of set-off or other right it may have against the Pledged Accounts or any financial asset carried in the Pledged Accounts or any credit balance in the Pledged Accounts or Securities Entitlements carried therein and (ii) agrees that it shall not assert any such lien, encumbrance, claim or right against the Pledged Accounts or any financial asset carried in the Pledged Accounts or any credit balance in the Pledged Accounts or Securities Entitlements carried therein.
(h)The Depository is hereby authorized to obey and comply with all writs, orders, judgments, subpoenas, summons or decrees issued by any court or administrative agency of competent jurisdiction affecting the Pledged Accounts or any money, financial assets, documents or other items held by the Depository pursuant to this Master Indenture. The Depository shall not be liable to the Master Trustee, any Member, or any other party, or its or their respective successors and assigns by reason of the Depository’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

Section 10.11.Account Opening Information. The Group Representative agrees to provide to the Depository, and consents to the collection and processing by the Depository of, any authorizations, waivers, forms, documentation and other information, relating to its status (or the status of its direct or indirect owners or account holders) or otherwise required to be reported, under FATCA (“FATCA Information”). The Group Representative further consents to the disclosure, transfer and reporting of such FATCA Information to any relevant government or taxing authority, any affiliate of the Depository, any sub-contractors, agents, service providers or associates of the Depository or its affiliates, and any person making payments to the Depository or an affiliate of the Depository, including transfers to jurisdictions which do not have strict data protection or similar laws, to the extent that the Depository reasonably determines that such disclosure, transfer or reporting is necessary or warranted to facilitate compliance with FATCA. The Group Representative agrees to inform the Depository promptly, and in any event, within 30 days, in writing if there are any changes to the FATCA Information supplied to the Depository from time to time. The Group Representative warrants that each person whose FATCA Information it provides (or has provided) to the Depository has been notified of and agreed to, and has been given such other information as may be necessary to permit, the collection, processing, disclosure, transfer and reporting of their information as set out in this paragraph.
Section 10.12.Defined Terms. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where otherwise defined in this Master Indenture or the context requires otherwise. The following defined terms shall have the meanings set before for purposes of this Article X:
“Account Collateral” shall mean all moneys, Security Entitlements and other amounts on deposit in a Pledged Account.
“Book-Entry Security” means a security maintained in the form of entries (including the Security Entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.
“Entitlement Holder” means a Person that (a) is an “entitlement holder” as defined in Section 8-102(a)(7) of the UCC (except in respect of a Book-Entry Security) and (b) in respect of any Book-Entry Security, is an “entitlement holder” as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also an “entitlement holder” as defined in Section 8-102(a)(7) of the UCC.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Supplemental Indenture (including any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
“Federal Reserve System” means the Federal Reserve System of the United States of America.

“Pledged Account” shall mean those Funds or Accounts listed on Exhibit F hereto. If an additional Fund or Account is established pursuant hereto or pursuant to a Supplemental Indenture, such Exhibit F shall be deemed modified to include such additional Fund or Account.
“Securities Intermediary” means a Person that (a) is a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC and (b) in respect of any Book-Entry Security, is also a “securities intermediary” as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security).
“Security Entitlement” means (a) “security entitlement” as defined in Section 8-102(a)(17) of the UCC (except in respect of a Book-Entry Security) and (b) in respect of any Book-Entry Security, a “security entitlement” as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a “security entitlement” as defined in Section 8-102(a)(17) of the UCC.
ARTICLE XI
SUPPLEMENTS AND AMENDMENTS
Section 11.1.Supplemental Indentures without Consent of Holders.
(a)The Members and Group Representative, when authorized by an official action of its respective Governing Person, and the Master Trustee, may from time to time and at any time enter into an indenture or indentures supplemental or amendatory hereto (and make corresponding or additional amendments to any or all Mortgages) for one or more of the following purposes:
(i)to provide for the issuance of any Obligations permitted hereunder;
(ii)to evidence the addition of a Member, the withdrawal of a member, or the succession of another Person to any Member as otherwise permitted hereby, or successive successions, and the assumption by the new Member or successor Person of the covenants, agreements and obligations of a Member pursuant to this Master Indenture;
(iii)to provide for the joinder of a Dutch Participant or other Participant in a Parallel Debt Jurisdiction hereto to secure its obligations hereunder and under the Intercompany Loan Documents in its Jurisdiction pursuant to Section 15.3 hereto;
(iv)to add to the covenants of any Member such further covenants, restrictions or conditions as its Governing Person and the Master Trustee shall consider to be for the protection of the Holders of Obligations issued hereunder, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Master Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Master Trustee upon such default;

(v)to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture or in any Participant Collateral document which may be defective or inconsistent with any other provision contained herein, in any Mortgage, or in any Supplemental Indenture, or to make such other provisions in regard to matters or questions arising under this Master Indenture, in any Participant Collateral document or any Supplemental Indenture as shall not be inconsistent with this Master Indenture, the Participant Collateral, or any Supplemental Indenture and shall not impair the security of this Master Indenture or materially adversely affect the rights and interests of the Holders of any Obligation issued hereunder;
(vi)to modify or supplement this Master Indenture in such manner as may be necessary or appropriate to qualify this Master Indenture under the Trust Indenture Act of 1939, as then amended, or under any similar federal or other statute hereafter enacted, including provisions whereby the Master Trustee accepts such powers, duties, conditions and restrictions hereunder and each Member undertakes such covenants, conditions or restrictions additional to those contained in this Master Indenture as would be necessary or appropriate so to qualify this Master Indenture;
(vii)to provide for the establishment of additional funds and accounts hereunder and for the proper administration of and transfers of moneys between any such funds and accounts, provided that, except as otherwise provided in Section 5.2 and Article XIII hereof and for any subaccounts furthering the purposes of the Funds and Accounts established in Section 5.2 and Article XIII, all such funds and accounts shall be established for the equal and ratable benefit of the Holders of all Outstanding Obligations;
(viii)to effectuate a Framework Restructuring Event;
(ix)to modify, amend or supplement this Master Indenture in order to provide for a Reserve Account Credit Facility, provided that a Confirmation of Rating shall be obtained in connection therewith; and
(x)to effect any other change that does not materially adversely affect the rights and interests of the Holders of any Obligations.
(b)The Master Trustee is hereby authorized to join with the Members in the execution of any such Supplemental Indenture permitted by subsection (a) to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Master Trustee shall not be obligated to enter into any such Supplemental Indenture that materially adversely affects the Master Trustee’s rights, duties or immunities under this Master Indenture or otherwise.
(c)Any Supplemental Indenture authorized by the provisions of this Section 11.1 may, without the consent of or notice to the Holders of then Outstanding Obligations issued hereunder, be executed by or on behalf of each Member and the Master Trustee.
Section 11.2.Modification of Master Indenture or Supplemental Indentures with Consent of Holders.
(a)With the consent of the Majority Applicable Holders, each Member, when authorized by official action of its Governing Person, and the Master Trustee, may from time to time and at any time enter into an indenture or indentures supplemental hereto (and make corresponding or additional amendments to any or all Participant Collateral documents) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Master Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of Obligations; provided, however, that (A) without the consent of Majority Applicable Holders, no such supplemental indenture shall permit the granting of any liens to secure Obligations in any manner other than as expressly permitted under Section 6.7 hereof, and (B) without the consent of the Holders of all affected Obligations then Outstanding, no such Supplemental Indenture shall (1) effect a change in the times, amounts or currency of payment of the principal of, premium, if any, or interest on any other amounts payable on any such affected Obligation or a reduction in the principal amount or redemption price or any other amounts payable in respect of any such affected Obligation or the rate of interest thereon, (2) reduce the aforesaid percentage of Obligations (or any subset of the same), the Holders of which are required to consent to any such Supplemental Indenture, or (3) permit the preference or priority of any Obligation over any other Obligation, except for preferences and priorities of Senior Obligations over Subordinate Obligations.
(b)Notwithstanding anything in this Article to the contrary, while any Senior Obligations remain Outstanding, the Holders of the Subordinate Obligations shall have no right of consent to any amendment, change or modification to this Master Indenture other than as set forth in this subsection. Any notices required under this Article shall be sent to the Holders of the Senior Obligations with a copy to the Holders of Subordinate Obligations. By their purchase of the Subordinate Obligations, the Holders of such Subordinate Obligations shall be deemed to have consented to the provisions of this Section. Nothing in this Section shall permit, or be construed as permitting, without the consent of the Holders of all affected Outstanding Subordinate Obligations, any amendment, change or modification to this Master Indenture that would cause any of the following effects: (1) an extension of the maturity date or redemption dates or the due date of any interest on any such affected Subordinate Obligation, (2) a reduction in the principal amount or redemption price or any other amounts payable in respect of any such affected Subordinate Obligation or the rate of interest thereon, (3) a privilege or priority of any Subordinate Obligation or Obligations over any other Subordinate Obligation or Obligations, (4) a reduction in the aggregate principal amount of the Subordinate Obligations required for consent to remedies or waivers of remedies in connection with the occurrence of an Event of Default hereunder, (5) an extension of the dates on which the Members’ payments with respect to the Subordinate Obligations are due, (6) the creation of any lien other than (A) a Permitted Encumbrance or (B) a lien ratably securing all of the Subordinate Obligations at any time Outstanding, or (7) the elimination or diminution of the lien securing the Subordinate Obligations.
(c)Notwithstanding anything in this Article to the contrary, (i) any amendment or supplement to the Master Indenture or any Supplemental Indenture that materially adversely affects the rights or obligations of the Holder of an Obligation shall require the prior written consent of such Holder and (ii) any amendment or supplement to the Master Indenture or any Supplemental Indenture that materially adversely affects the rights or obligations of the Depository shall require the prior written consent of the Depository.
(d)The Master Trustee shall provide written notice to all affected Holders and the Depository of any proposed Supplemental Indenture or amendment to any Supplemental Indenture or Participant Collateral document for which consent is to be sought, and upon the filing with the Master Trustee of evidence of the consent of Holders required under the terms hereof, the Master Trustee shall join with each Member in the execution of such Supplemental Indenture or amendment to such document unless such Supplemental Indenture or amendment materially adversely affects the Master Trustee’s own rights, duties or immunities under this Master Indenture or otherwise, in which case the Master Trustee may, in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

Section 11.3.Effect of Supplemental Indenture.
(a)Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article XI, this Master Indenture shall, with respect to each Obligation issued hereunder, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Master Indenture of the Master Trustee, each Member and the Holders of Obligations issued hereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Master Indenture.
(b)The Master Trustee is entitled to request, receive and rely on an Opinion of Counsel addressed and reasonably satisfactory to the Master Trustee as conclusive evidence that any such supplemental indenture complies with the provisions of this Article XI.
Section 11.4.Obligations May Bear Notation of Changes. Obligations authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Master Trustee as to any matter provided for in such Supplemental Indenture. If the Group Representative or the Master Trustee shall so determine, new Obligations so modified as to conform, in the judgment of the Master Trustee and the Governing Person of the Group Representative, to any modification of this Master Indenture contained in any such Supplemental Indenture, may be executed by the Group Representative, on behalf and as representative of the Members, authenticated by the Master Trustee at the direction of the Group Representative and delivered in exchange for Obligations of the same series then Outstanding.
Section 11.5.Opinion of Counsel. In connection with any amendment to this Master Indenture or Supplemental Indenture, the Master Trustee may, but shall not be required to, request, receive and rely upon an Opinion of Counsel addressed and reasonably satisfactory to the Master Trustee stating that such amendment is authorized or permitted by this Master Indenture and, if applicable, the Supplemental Indenture being amended complies with the terms of this Master Indenture.
ARTICLE XII
PERSONS BECOMING MEMBERS; ADMISSION OR WITHDRAWAL OF PARTICIPANTS; REMOVAL FROM PARTICIPANT COLLATERAL; ELECTIVE VENUE UNITS
Section 12.1.Persons Becoming Members. Any Person (other than the Initial Members) that is not a Member may become a Member, if:
(a)The prospective Member shall be a Limited Special Purpose Entity. To the extent that Applicable Laws require such Member to retain an account or accounts and certain balances within such account or accounts, such accounts shall be subject to Account Control Agreements acceptable to the Master Trustee.
(b)The Person which is becoming a Member shall execute and deliver to the Master Trustee a Joinder Agreement, substantially in the form of Exhibit D, satisfactory to the Master Trustee and the Master Servicer, containing the agreement of such Person (i) to become a Member of the Obligated Group under this Master Indenture and any Supplemental Indentures and thereby become subject to compliance with all provisions of this Master Indenture pertaining to a Member, including, without limitation, the performance and observance of all covenants and obligations of a Member hereunder and under any Supplemental Indentures, (ii) covenanting to the Master Trustee and each other Member that it will pay all Obligations in accordance with the terms of this Master Indenture, and that it will be liable on each Obligation issued hereunder in accordance with the terms of this Master Indenture, (iii) covenanting to the Master Trustee and each other Member that it will enter into and be bound by any Assignment Agreements applicable to it and all the Intercompany Loan Documents with respect to its Jurisdiction, and (iv) pledging the Gross Revenues of the Participants, the relevant Intercompany Loan Documents and applicable Intercompany Loan Documents and the other Participant Collateral in its Jurisdiction.
(c)Each Joinder Agreement executed and delivered to the Master Trustee in accordance with subsection (a) of this Section shall be accompanied by an Opinion of Counsel, addressed to and satisfactory to the Master Trustee, to the effect that (i) such Joinder Agreement has been duly authorized, executed and delivered by such Person, (ii) the new proposed Member has executed and delivered, and made an effective assignment of the Intercompany Loan Documents within its Jurisdiction, (iii) such Joinder Agreement, any Assignment Agreements and the applicable Intercompany Loan Documents have been duly authorized, executed and delivered by such Member, and constitute the valid and binding obligation of such Member, enforceable in accordance with their terms, except as limited by bankruptcy laws, insolvency laws and other laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and implied covenants of good faith and fair dealing, and (iv) the proposed new Member is not subject to any previous commitments or encumbrances that would prohibit it from joining the Obligated Group and being subject to this Master Indenture.
(d)The Group Representative shall have approved in writing any such Person becoming a Member.
(e)The prospective Member shall have confirmed in writing to the Master Trustee and the Group Representative that all of the representations applicable to the Members in Section 6.2 hereof and in any Supplemental Indentures are true, accurate and complete as to it, effective as of the date of its Joinder Agreement.
(f)The Group Representative shall have delivered to the Master Trustee an Opinion of Counsel, addressed to and satisfactory to the Master Trustee, to the effect that (i) such Joinder Agreement, any Assignment Agreements and the applicable Intercompany Loan Documents have been duly authorized, executed and delivered by such Member, and constitute the valid and binding obligation of such Member, enforceable in accordance with their terms, except as limited by bankruptcy laws, insolvency laws and other laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and implied covenants of good faith and fair dealing.
(g)The prospective Member (i) must be an Affiliate of LNW (or its successor, following a Change of Control); (ii) shall have entered into the applicable Pledge and Security Agreement for its Jurisdiction; (iii) shall have entered into the applicable Guaranty for its Jurisdiction; (iv) shall have entered into any applicable Assignment Agreements for its Jurisdiction; (v) shall have entered into an Intercompany Loan Agreement and all related Intercompany Loan Documents with the Participants in its Jurisdiction, which documents shall be subject to the law of its Jurisdiction; (vi) shall have caused such Participants to have entered into all required Account Control Agreements and (vii), except for HoldCo Participants, shall be jointly owned by all the Participants in its Jurisdiction.
(h)The prospective Member shall have delivered the insurance information and obtained the insurance coverages required with respect to it under Section 6.5 hereof.

(i)The prospective Member and applicable Participants in the Jurisdiction shall have executed a Services Agreement with respect to the Jurisdiction, which Services Agreement shall be certified to be in substantially the form of the Services Agreements entered into in connection with the execution of this Master Indenture and the First Supplemental Indenture and is otherwise acceptable to the Master Trustee in all respects.
(j)All the conditions with respect to the addition of a new Participant in Section 12.5 hereof shall have been satisfied.
(k)A Confirmation of Rating shall have obtained with respect to then-Outstanding Secured Indebtedness.
Section 12.2.Effects of Becoming a Member. Upon any Person becoming a Member pursuant to Section 12.1 hereof:
(a)the computations required by any provision of this Master Indenture and in any Supplemental Indentures shall include the new Member and its Participant(s) and/or Elective Venue Unit(s) in accordance with Applicable Accounting Standards, with the elimination of intercompany balances and transactions; and
(b)any covenant contained herein and in any Supplemental Indentures obligating any Member to perform any matter with respect to the Participant(s) and/or Elective Venue Unit(s) in its Jurisdiction shall be deemed to obligate such Member to perform such matter with respect to properties and operations of the Participant(s) and/or Elective Venue Unit(s) in its Jurisdiction to the extent of its control and direction.
Section 12.3.Appointment of Group Representative; Authorization of Group Representative.
(a)Live Nation VenueCo, LLC, a Delaware limited liability company, is hereby designated as the Group Representative and agrees to assume the responsibilities of Group Representative pursuant to this Master Indenture.
(b)Any provision herein to the contrary notwithstanding and subject to any applicable requirements of Applicable Law, the Group Representative is authorized to bind the Obligated Group, on behalf and as representative thereof, with respect to any Obligation issued or delivered pursuant to a Supplemental Indenture if the Supplemental Indenture so states. Any such authorization is to be construed broadly in favor of the authorization of the Group Representative.
(c)Each Member, by becoming a member of the Obligated Group, irrevocably appoints the Group Representative as its agent and true and lawful attorney in fact and grants to the Group Representative full and exclusive power to (a) authorize, negotiate and determine the terms of Obligations and Supplemental Indentures authorizing the issuance of Obligations or Series of Obligations and to execute and deliver such Obligations upon the execution and delivery by the Members of the Supplemental Indentures relating thereto; (b) as applicable, negotiate and determine the terms of, Intercompany Loan Agreements, loan agreements, any Guaranty, Pledge and Security Agreements, Mortgages and other Participant Collateral Documents, note purchase agreements, disclosures, and all such other agreements and instruments as are reasonably related to entering into and managing the specific transactions represented by each Supplemental Indenture hereto, including the incurrence of Secured Indebtedness; (c) negotiate and determine the terms of, approve, execute, deliver, perform, amend, waive provisions of, grant consents related to, extend and terminate certificates and other undertakings as are reasonably necessary or appropriate to entering into and managing

Obligations and Secured Indebtedness secured hereby together with swaps, hedges, interest rate exchanges and any other derivative instruments or other obligations secured by the Trust Estate; and (d) manage, oversee, direct, authorize, control, and implement (i) all Outstanding Secured Indebtedness and financial relationships related in any manner thereto, including, but not limited to: credit support and liquidity facilities; (ii) swaps, hedges, interest rate exchanges and any other derivative instruments of any classification; (iii) related insurance or other liquidity products, policies and letters of credit, as applicable; (iv) debt management policy setting and determinations such as the mix of fixed and variable debt and similar determinations; (v) allocations, calculations, accounting for, collections from Members, and payment of debt service, discounts, premiums, costs of issuance and other costs and fees related to Indebtedness and financial relationships related in any manner to such Secured Indebtedness, including termination, amendment and similar fees, including but not limited to those in Article V hereof; (vi) planning, authorization and implementation of conversions, refunding, defeasances and other debt management or modification activities; (vii) direction of agents and control, direction and management of third party relationships (such as collateral agents, deposit control agents, trustees, paying agents, registrars, underwriters and/or placement agents, remarketing agents, swap or other hedge counterparties, financial and other advisors, and counsel) related to Secured Indebtedness and/or the issuance of Obligations; and (viii) management of the various Intercompany Loan Agreement and Participant Collateral documents. The authority granted in this Section shall be and remain irrevocable.
(d)Provisions Related to the Group Representative.
(i)The Group Representative shall at all times be a single purpose entity, the sole purpose of which shall be to act as issuer of Secured Indebtedness, as Group Representative hereunder.
(ii)Single Purpose Entity Requirement. At all times from and after the date hereof the Group Representative shall:
(i)be organized solely as a limited liability company that is a Member of the Obligated Group;
(ii)not be engaged, and will not engage, in any business unrelated to the provisions of paragraph (d)(i) above;
(iii)be a Limited Special Purpose Entity organized in the State of Delaware than has at least one (1) Independent Manager; and
(iv)comply with all of the terms and provisions contained in its Organizational Documents.
(e)Agreement of Group Representative. By its signature hereto and of each Supplemental Indenture hereto, the Group Representative agrees to timely perform all of its obligations set forth hereunder and thereunder, including, but not limited to, each calculation, delivery and other action required hereunder.
Section 12.4.Enforcement of Member’s Obligations. Each Member agrees that the Group Representative shall be entitled to take all action it deems necessary or appropriate, including, without limitation, the institution of any legal or other proceedings, to enforce each Member’s obligations hereunder, under any Supplemental Indentures, under all Obligations and under all Joinder Agreements, and to cause each Member to make any of the transfers specified in Section 5.3(a) hereof in order to meet the aforesaid obligations of each Member.

Section 12.5.Admission or Withdrawal of Participants.
(a)Any additional direct or indirect subsidiary of LNW may become a Participant (i) if such prospective Participant shall be a Limited Special Purpose Entity, (ii), except for a HoldCo Participant, by acquiring an equity interest in the Member organized in the Jurisdiction of formation of such subsidiary (which shall also be the Jurisdiction in which the applicable live entertainment business controlled by such subsidiary (such live entertainment business, together with all ancillary real and personal property, an “Additional Venue”) shall be located) and (iii) by joining the applicable Intercompany Loan Documents and Guaranty (such subsidiaries, “Additional Participants”) within the Jurisdiction, subject to the terms and conditions therein. By joining the applicable Guaranty and Intercompany Loan Documents and, if the Additional Participant is a Dutch Participant or a Participant in a Parallel Debt Jurisdiction, the Master Indenture by execution and delivery of a Supplemental Indenture, each Additional Participant will become jointly and severally liable with any existing and future Participants with respect to all obligations outstanding pursuant to the applicable Intercompany Loan Documents; provided, that Subordinated Bridge Participant Loans will be guaranteed on a subordinate basis relative to all other obligations under such Intercompany Loan Documents. The admission of an Additional Participant will also be subject to the following conditions, in addition to any applicable conditions under clause (c) below:
(i)Except for the admission of a Subordinated Bridge Loan Participant in connection with any Subordinated Bridge Participant Loan to which this clause (a)(i) shall not apply, the Members shall have, at the time of the joinder of an Additional Participant (i) a Historical Senior Debt Service Coverage Ratio of not less than 2.00 to 1.00 and a Historical Combined Debt Service Coverage Ratio of not less than 1.75 to 1.00 for the then most recently-ended period of four (4) consecutive Fiscal Quarters (in each case after giving effect on a pro forma basis to such Additional Participant’s Adjusted Operating Income and to any related additional Secured Indebtedness to be incurred by the Members of the Obligated Group in connection with the admission of such Additional Participant) and (ii) assuming the joinder of such Additional Participant and the incurrence of any related additional Secured Indebtedness to be incurred by a Member of the Obligated Group, a Projected Senior Debt Service Coverage Ratio of not less than 2.00 to 1.00 and a Projected Combined Debt Service Coverage Ratio of not less than 1.75 to 1.00 for the four (4) Fiscal Quarter period beginning at the end of the most recently-ended Fiscal Quarter; provided that, if a Confirmation of Rating is obtained evidencing a Rating of A- from Kroll or an equivalent rating from another Designated Rating Agency, the foregoing coverage levels in clauses (i) and (ii) shall be reduced to 1.75 to 1.00 (Senior) and 1.50 to 1.00 (Combined); provided further that if (x) no additional Secured Indebtedness will be incurred by the Members of the Obligated Group in connection with the admission of such Additional Participant, and (y) the admission of such Additional Participant will result in increases in (1) the Historical Senior Debt Service Coverage Ratio and Historical Combined Debt Service Coverage Ratio of the Obligated Group (in each case after giving effect on a pro forma basis to such Additional Participant’s Adjusted Operating Income) and (2) assuming the joinder of such Additional Participant, the Projected Senior Debt Service Coverage Ratio and Projected Combined Debt Service Coverage Ratio of the Obligated Group, then no additional conditions pursuant to this clause (i) will be required to be satisfied prior to the admission of such Additional Participant; provided further that, in the event that any of the foregoing historical or projected debt service coverage ratios is not satisfied at the time of the proposed joinder of an Additional Participant, the Obligated Group may cure such failure by an equity cure in accordance with the provisions of Section 7.12(a) hereof with the “Financial Covenant” being instead each of the ratio(s) described in this paragraph which are not satisfied, the “Anticipated DSCR Cure Deadline” being the date of joinder of such Additional Participant and the “DSCR Cure Right” instead being the above applicable ratio(s) for each of the covenants set forth above, mutatis, mutandis. For the avoidance of doubt, Section 3.2(g)(iii) shall apply to the making of Subordinate Bridge Loans and the addition of Subordinate Bridge Loan Participants.

(ii)For an Additional Participant which is a HoldCo Participant, in addition to the other conditions applicable to such HoldCo Participant, the following additional conditions shall apply: (a) the HoldCo Participant is joining as an Additional Participant with respect to a Venue with one or more Participants which own and/or operate such Venue, as applicable, and are either simultaneously joining as Additional Participants or are already Participants; (b) the HoldCo Participant need not own an interest in the Member but shall own one hundred percent (100%) of the interests in such other Participant(s) and shall pledge such interests as part of its Participant Collateral; and (c) the HoldCo Participant shall elect with such other Participants to be in the same Elective Venue Unit, provided that, notwithstanding the fact that it is generally required that such an election be made on addition of a Participant, such limitation shall be waived in the event that the applicable Participant with respect to the particular Venue is a pre-existing Participant.
(iii)If a Participant has existing indebtedness (“Acquired Indebtedness”) such Acquired Indebtedness may remain outstanding solely if (A) such Acquired Indebtedness is pre-existing at the applicable Venue assumed in connection with the acquisition of such Venue and not incurred in contemplation of or to consummate such joining as a Participant hereunder, (B) such Indebtedness is non-recourse to the Obligated Group and other Participants and no other Participant or Member shall have any obligations therefor or pledge any assets to secure such Acquired Indebtedness, (C) the agreements in connection with such Acquired Indebtedness do not prohibit Participant’s entry into the Intercompany Loan Agreement in its Jurisdiction and each ILA Collateral Document, (D) such Acquired Indebtedness independently carries an investment grade credit rating from a Designated Rating Agency, (E) a Confirmation of Rating has been provided with respect to then-outstanding Secured Indebtedness, and (F) immediately after the admission of the Participant party to such Acquired Indebtedness (or such Participant’s acquisition or assumption of such Acquired Indebtedness), the aggregate outstanding balance and/or commitments under all Acquired Indebtedness, across all Participants, does not exceed 10% of the aggregate outstanding balance and/or commitments under all Secured Indebtedness secured by senior lien Obligations.
(iv)If there is then no Member organized in the Jurisdiction of formation of such Additional Participant, the Additional Participant shall cause a new Member, organized in the same Jurisdiction as the Additional Participant, to join this Master Indenture and any Supplemental Indentures as provided in this Article XII. An additional Intercompany Loan Agreement and other then-required Intercompany Loan Documents shall be entered into by any such Member which becomes a party to this Master Indenture in compliance with Section 6.10 hereof. Such Intercompany Loan Agreement shall be governed by the law of the Jurisdiction of the relevant Member.
(v)If the Additional Venue with respect to the Additional Participant(s) is subject to a Ground Lease, the Ground Lease must satisfy the conditions set out on Schedule C hereto.
(vi)At the time any of admission of any Additional Participant there shall be provided to the Master Trustee an Opinion of Counsel, addressed to and satisfactory to the Master Trustee, to the effect that (i) the applicable Intercompany Loan Documents have been duly authorized, executed and delivered by such Additional Participant, and constitute the valid and binding obligations of such Additional Participant enforceable in accordance with their terms, except as limited by bankruptcy laws, insolvency laws and other laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and implied covenants of good faith and fair dealing, (ii), if the Additional Participant is a Dutch Participant or a Participant in a Parallel Debt Jurisdiction, the Master Indenture is a valid and binding document of such Dutch Participant, and (iii) the new Additional

Participant is not subject to any previous commitments or encumbrances that would prohibit it from joining the applicable Intercompany Loan Documents.
(vii)The applicable Member shall have executed for the benefit of the Master Trustee any applicable Assignment Agreements and have delivered to the Master Trustee an Opinion of Counsel, addressed to and satisfactory to the Master Trustee, to the effect that (i) such Assignment Agreements have been duly authorized, executed and delivered by such Member, and constitute the valid and binding obligations of such Member enforceable in accordance with their terms, except as limited by bankruptcy laws, insolvency laws and other laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and implied covenants of good faith and fair dealing.
(viii)The prospective Participant shall have delivered the insurance information and obtained the insurance coverages required with respect to it under Section 6.5 hereof.
(ix)The prospective Participants in the Jurisdiction shall have executed a Services Agreement with respect to the Jurisdiction, which Services Agreement shall be certified to be in substantially the form of the Services Agreements entered into in connection with the execution of this Master Indenture and the First Supplemental Indenture and which is acceptable to the Master Trustee in all respects.
(x)Delivery of a Confirmation of Rating.
(xi)Any new Venue of an Additional Participant (or any new group of Venues of Additional Participants joining at the same time) must have at least €5,000,000 of Adjusted Operating Income for the most recently-ended twelve (12) months as of the date of admission.
(b)Any Participant from time to time may be released from its obligations under the applicable Intercompany Loan Agreement, subject to the following conditions, in addition to any applicable conditions under clause (c) below:
(i)The Obligated Group has, at the time of such release of a Participant (i) a Historical Senior Debt Service Coverage Ratio of not less than 2.00 to 1.00 and a Historical Combined Debt Service Coverage Ratio of not less than 1.75 to 1.00 for the then most recently-ended period of four (4) consecutive Fiscal Quarters and (ii) assuming the release of such Participant, a Projected Senior Debt Service Coverage Ratio of not less than 2.00 to 1.00 and a Projected Combined Debt Service Coverage Ratio of not less than 1.75 to 1.00 for the four (4) Fiscal Quarter period beginning at the end of the most recently-ended Fiscal Quarter; provided that, if a Confirmation of Rating is obtained evidencing a Rating of A- from Kroll or an equivalent rating from another Designated Rating Agency, the foregoing coverage levels shall be reduced to 1.75 to 1.00 (Senior) and 1.50 to 1.00 (Combined); provided that, in the event that any of the foregoing historical or projected debt service coverage ratios is not satisfied at the time of the proposed release of a Participant, the Obligated Group may cure such failure by an equity cure in accordance with the provisions of Section 7.12(a) hereof with the “Financial Covenant” being instead each of the ratio(s) described in this paragraph which are not satisfied, the “Anticipated DSCR Cure Deadline” being the date of release of such Participant and the “DSCR Cure Right” instead being the above applicable ratio(s) for each of the covenants set forth above, mutatis, mutandis;
(ii)All amounts outstanding to such Participant under the applicable Intercompany Loan Agreement, including any applicable Sub-Program Agreement(s), shall be discharged by any combination of (a) the prepayment of the loans thereunder (for the avoidance of doubt, from funds other than in respect of any equity cure amount described in clause (i) above), and (b), except with respect to Subordinated Bridge Participant Loans, the direct or indirect assignment or transfer to, and assumption by, one or more other Participants (and, if necessary, the Member organized in the Jurisdiction of formation of each such assignee Participant) of the rights and obligations of such assignor Participant and, if necessary, the applicable Member under the applicable Intercompany Loan Agreement, including any applicable Sub-Program Agreement(s), with respect to amounts due thereunder; provided that any such assignment and assumption shall be made only to the extent that the assignee Participant shall have a Fixed Charge Coverage Ratio for the last four (4) consecutive Fiscal Quarter period (on a pro forma basis after giving effect to such assignment and assumption) of at least 1.30 to 1.00 at the time of such assignment and assumption. The Master Trustee shall be provided a copy of the relevant calculations demonstrating compliance with the Fixed Charge Coverage Ratio requirement, accompanied by an Officer’s Certificate of the Group Representative; and
(iii)A Confirmation of Rating with respect to then-outstanding Secured Indebtedness shall have been obtained prior to the withdrawal of any Participant (for the avoidance of doubt, including any Subordinated Bridge Loan Participant or HoldCo Participant and its associated Elective Venue Unit).
(c)In addition to the conditions in clauses (a) and (b) above, unless the Majority Applicable Holders consent thereto in writing, the following shall be conditions to the admission of an Additional Participant and the withdrawal of a Participant, measured at the time of such addition or withdrawal on a pro forma basis giving effect to such admission or withdrawal:
(i)There must always be a minimum of (A) four (4) Venues in total and (B) at least three (3) Venues, each with at least €10,000,000 of Adjusted Operating Income;
(ii)At least 75% of the aggregate Adjusted Operating Income of all Participants must be derived from one or more of the following jurisdictions as of the date of admission of an Additional Participant or withdrawal of a Participant: European Union, United Kingdom, United States, Canada, Japan, Australia, New Zealand, South Korea, Singapore, Norway, Sweden, Finland and Switzerland;
(iii)no more than 25% of the aggregate Adjusted Operating Income of all Participants may be derived from Participants that operate, but do not own or ground lease, a Venue
(iv)no more than 50% of the aggregate Adjusted Operating Income of all Participants may be derived from Venues that are amphitheaters; and
(v)no single Venue (other than La Defense Paris) may account for more than 40% of the aggregate Adjusted Operating Income of all Participants.
(d)A Project, Mortgaged Property or Additional Property may from time to time be released from the applicable Participant Collateral (other than any Subordinated Bridge Participant Collateral), without the removal of the Participant as described in clause (b) above, subject to the following conditions:
(i)All amounts outstanding to such Participant under the applicable Intercompany Loan Agreement, including any applicable Sub-Program Agreement(s), shall be discharged in such amount that, taking into account the prepayments or redemption of the associated Obligations, upon request by the Master Trustee or Group Representative, as applicable, shall permit the delivery of a Confirmation of Rating with respect to then-outstanding Secured Indebtedness; and
(ii)All documentation otherwise necessary and appropriate to release the lien under the applicable Mortgage with respect to such portion of the Participant Collateral shall have been delivered to the satisfaction of the Master Trustee.
Section 12.6.Management Companies.
(a)As of the date hereof, (i) the Group Representative and the US Participants have appointed LNW and Live Nation Marketing, Inc., an Affiliate, to act, collectively, as US Management Company (each, a “Sub-Management Company”), with such powers as are provided herein and in the applicable Services Agreement; (ii) the Irish Participant has appointed, initially and collectively, LNW and Live Nation Ireland Holdings Ltd as Irish Management Company and (iii) the Dutch Participants have appointed LYV B.V. as Dutch Management Company. No other Management Company has been appointed as of the date hereof.
(b)Each Services Agreement shall provide that:
(i)A Management Company or Sub-Management Company may resign at any time without cause by giving at least thirty (30) days’ prior written notice to the Master Trustee and by mailing notice of such resignation to each Holder of an Obligation then Outstanding, as the names and addresses of such Holders appear on the registers maintained pursuant to Article II hereof;
(ii)A Management Company or Sub-Management Company may be removed with cause at the direction of the Majority Applicable Holders, delivered to the Group Representative and the Master Trustee and the parties recognize that deterioration in service shall constitute cause for removal of a Management Company or Sub-Management Company; and
(iii)any resignation or removal of a Management Company or Sub-Management Company will be effective solely upon (a) the acceptance by a successor, the appointment of which shall be consented to by a Majority of Applicable Holders, of the duties of such Management Company or Sub-Management Company, as applicable and (b) receipt of a Confirmation of Rating with respect to then-outstanding Secured Indebtedness.
(c)The Master Trustee shall promptly give notice of any resignation or removal pursuant to a Services Agreement in writing to each Holder of an Obligation then Outstanding and to each Rating Agency.
Section 12.7.Election to be Elective Venue Unit.
On joining as Participants, the Participants with respect to a single Venue may elect, in the applicable Ratification Agreements, to form an Elective Venue Unit and to be treated, for all purposes of this Master Indenture, as an Elective Venue Unit. Communications made to or by an Elective Venue Unit shall be made by the Participant therein designated by the Group Representative from time to time (the “Elective Venue Unit Representative”); if no such designation has been made, the Venue operating Participant shall be deemed to be the Elective Venue Unit Representative.

ARTICLE XIII
SATISFACTION AND DISCHARGE OF MASTER INDENTURE;
RELEASE OF MEMBERS; UNCLAIMED MONEYS
Section 13.1.Satisfaction and Discharge of Master Indenture. If (A) all Hedges have been terminated and all amounts payable thereunder to any counterparty thereto have been paid in full and (B) the Depository receives, on behalf of the Master Trustee acting on behalf of the Holders of Obligations: (a) an amount which is (i) in the form of cash or Defeasance Collateral, and (ii) in a principal amount sufficient, together with the interest thereon and any funds on deposit hereunder and available for such purpose, to provide for the payment of the principal of and premium, if any, and interest on all Outstanding Obligations to and including the maturity date or prior redemption or prepayment date thereof; (b) irrevocable instructions to redeem or prepay all Obligations to be redeemed or prepaid prior to maturity and to notify the relevant Holders of each such redemption or prepayment; and (c) an amount sufficient to pay or provide for the payment of all other sums payable hereunder by the Members of the Obligated Group or any thereof, then this Master Indenture shall cease to be of further effect, and the Master Trustee, on demand of the Group Representative, and at the cost and expense of the Members of the Obligated Group or any thereof, shall execute all such instruments acknowledging satisfaction of and discharging this Master Indenture as may be requested by the Group Representative. Each Member hereby agrees to promptly reimburse and indemnify the Master Trustee, joint and severally, payable from the Trust Estate in accordance with Section 5.3(a)(i) hereof, for any reasonable and documented out-of-pocket costs or expenses theretofore and thereafter incurred by the Master Trustee in connection with the satisfaction and discharge of this Master Indenture.
In like manner, the Group Representative may provide for the payment of an Obligation (or of a portion thereof) at or prior to maturity and the Obligation (or portion thereof) so provided for shall thereupon cease to be Outstanding hereunder.
In lieu of the foregoing, the Group Representative may deliver to the Holder thereof the amount required under the Related Financing Documents to provide for the payment of the principal, premium, if any, and interest (and any other amounts) due or to become due in respect of such Obligation and such Obligation shall, upon surrender to the Master Trustee for cancellation, no longer be deemed Outstanding hereunder.
The sufficiency of any cash and Defeasance Collateral pledged to effect a defeasance pursuant to this Section shall be verified by an Independent Public Accountant. In addition, the Master Trustee shall receive and be entitled to rely on an Opinion of Counsel addressed to and reasonably satisfactory to the Master Trustee to the effect that the defeasance has been effected in accordance with the requirements of the Master Indenture.
Section 13.2.Application of Funds Deposited for Payment of Obligations. All moneys deposited with the Depository on behalf of the Master Trustee acting on behalf of the Holders of Obligations pursuant to Section 13.1 hereof shall be held in trust and applied by it to the payment to the Paying Agent for the account of the Holders of the Obligations for the prepayment or redemption of which such moneys have been deposited with the Depository of all sums due and to become due thereon for principal and interest and any other amounts.
Section 13.3.Repayment of Moneys Held by Master Trustee. Any moneys or Defeasance Collateral deposited with the Depository on behalf of the Master Trustee acting on behalf of the Holders of Obligations for the payment of the principal of or interest on Obligations and not applied but remaining unclaimed by the Holders of such Obligations at the end of the applicable escheat period shall, to the extent permitted by Applicable Law, be repaid to the appropriate Members of the Obligated Group or the Group Representative, as applicable, at the direction of the Master Trustee on demand; and, upon such repayment, the Holder of any of such Obligations entitled to receive such payment shall look only to the Group Representative for the payment thereof; provided that, before being required to make any such repayment, the Master Trustee may notify the Holders of such unpaid Obligations that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Members of the Obligated Group or Group Representative, as applicable. Any such notice shall be given in such manner as may be specified in the applicable Supplemental Indenture and the cost thereof shall be paid by the Obligated Group.
ARTICLE XIV
IMMUNITY OF INCORPORATORS, MEMBERS,
OFFICERS AND MEMBERS OF BOARD
Section 14.1.Members, Officers and Members of the Board and Governing Persons Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Master Indenture, or of Obligations issued hereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any Person (who is not also a Member of the Obligated Group) who is an incorporator, member, partner, officer or member of the board (if any), as such, past, present or future, of any Member, Participant or of any Governing Person, or of any successor Person, either directly or through such Member or Participant, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Master Indenture and the Obligations issued hereunder are solely company obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, members, partners, officers or members of the board (if any), as such, of any Member, Participant or of any Governing Person or any successor Person, or any of them, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Master Indenture or in any Obligations issued hereunder or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, member, partner, officer or trustee, as such, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Master Indenture or in any Obligations issued hereunder or implied therefrom are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Master Indenture and the issuance of such Obligations.
ARTICLE XV
MISCELLANEOUS PROVISIONS
Section 15.1.Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Master Indenture by or on behalf of any Member or the Master Trustee shall inure to the benefit of and shall bind their respective successors and assigns, whether so expressed or not.
Section 15.2.Notices.
(a)With respect to each Obligation issued hereunder, unless otherwise expressly specified or permitted by the terms of this Master Indenture or the applicable Supplemental Indenture and subject to the specific requirements of subsection (b) hereto in the case of notices to the Group Representative and the Master Trustee, all notices and other communications provided for herein shall be sent to the parties below, shall be in writing and shall be transmitted (1) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), (2) by fax if the recipient has provided a fax number in its notice details (provided that a copy of such sent fax is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message that such fax could not be delivered to its recipient), (3) by an internationally recognized commercial delivery service (charges prepaid) or (4) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient), as follows:
(i)if to the Group Representative or any other Member, addressed to;
Live Nation VenueCo, LLC
c/o Live Nation Entertainment, Inc.
9348 Civic Center Drive, Beverly Hills, CA 90210
Attn: Jonathan Pack
Email: venueco@livenation.com

(ii)if to the Master Trustee, addressed to:
Mount Street Mortgage Servicing Limited
100 Wood Street
London EC2V 7AN
Attn: Priya Patel; Sean O'Mahony
Email: Priya.Patel@mountstreet.com; Sean.O'Mahony@mountstreet.com with a copy to
Goodwin Procter LLP
Sancroft, 10-15 Newgate Street
London EC1A 7AZ
Attn: Paul Gray
Email: pgray@goodwinlaw.com

(iii)if to the Master Servicer, addressed to:
Mount Street Mortgage Servicing Limited
100 Wood Street
London EC2V 7AN
Attn: Priya Patel; Sean O'Mahony
Email: Priya.Patel@mountstreet.com; Sean.O'Mahony@mountstreet.com with a copy to
Goodwin Procter LLP
Sancroft, 10-15 Newgate Street
London EC1A 7AZ
Attn: Paul Gray

Email: pgray@goodwinlaw.com

(iv)if to the Depository, addressed to:
HSBC BANK USA, NATIONAL ASSOCIATION,
Issuer Services
66 Hudson Boulevard East, 545W9
New York, NY 10019
Attention: CTLA Deal Management – Live Nation
Email: ctlanydealmanagement@us.hsbc.com

(v)if to Kroll, addressed to:
Kroll Bond Rating Agency, LLC
805 Third Avenue, 29th Floor
New York, NY 10022
Attention: Project Finance
Email: projectfinance@kbra.com
(vi)if to any Holder of any Obligation identified in the registration books kept pursuant to Article II hereof, addressed to such Holder at the address set forth in such registration books; or to such other address as the Group Representative or the Master Trustee shall from time to time designate by notice in writing.
Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Master Trust Indenture shall be in English or accompanied by an English translation thereof.
(b)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c).
(c)Electronic Communications. Notices and other communications may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Master Trustee. The Master Trustee or the Group Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Master Trustee otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)The Group Representative shall provide prompt notice to the Master Trustee of any amendment to this Master Indenture, any Supplemental Indenture, any Intercompany Loan Agreement, any note purchase agreement, any Intercompany Loan Document or any Related Financing Documents.
(e)Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(f)Platform.
(i)The Group Representative and the Members agree that either the Master Trustee or Master Servicer may, but shall not be obligated to, make the Communications (as defined below) available by posting the Communications on the Platform.
(ii)The Platform is provided “as is” and “as available.” Neither the Master Trustee nor the Master Servicer warrants the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Master Trustee or the Master Servicer in connection with the Communications or the Platform. In no event shall the Master Trustee, the Master Servicer or any of the Affiliates of either have any liability to the Group Representative, any Member, any Collateral Agent or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Group Representative or any Member’s or the Master Trustee’s or the Master Servicer’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Group Representative or a Member pursuant to this Master Indenture or any Related Financing Document or the transactions contemplated herein or therein that is distributed by means of electronic communications pursuant to this Section, including through the Platform.
(g)Public Information. The Group Representative hereby acknowledges that certain of the Holders of Obligations (each, a “Public Holder”) may have personnel who do not wish to receive material non-public information with respect to the Group Representative, the Members or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Group Representative hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Group Representatives and the Members hereunder and under the Related Financing Documents (collectively, “Non-MNPI Materials”) that may be distributed to the Public Holders and that (i) all such Non-MNPI Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Non-MNPI Materials “PUBLIC,” each Member and the Group Representative shall be deemed to have authorized the Master Trustee, the Master Servicer and the Holders of the Obligations to treat such Non-MNPI Materials as not containing any material non-public information with respect to the Group Representative, any Member, any Participant

or any Affiliates of the foregoing or the securities of any of them for purposes of U.S. federal and state securities laws; (iii) all Non-MNPI Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Holders shall be entitled to treat any Non-MNPI Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Holder will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Holders.
Section 15.3.Parallel Debt. For the purpose of ensuring and preserving the validity, effect and continuity of the security rights granted and to be granted by the relevant parties pursuant to any Dutch law governed security document or, as the case may be, security document governed by the laws of another Parallel Debt Jurisdiction, each (i) Dutch Participant and Member and (ii) any Participant and applicable Member in another Parallel Debt Jurisdiction, respectively, hereby unconditionally and irrevocably undertakes to pay and shall pay to the Depository acting on behalf of the Master Trustee its Parallel Debt on the terms and conditions specified in this Section 15.3 (the aforesaid being the “Parallel Debt Covenant”).
(a)Each Dutch Participant, each Member, any Participant in the Parallel Debt Jurisdiction and the Master Trustee acknowledge that (i) for this purpose the Parallel Debt created pursuant to the Parallel Debt Covenant constitutes undertakings, obligations and liabilities of such Dutch Participant, other Participant and Member, as applicable, to the Master Trustee that are separate and independent from, and without prejudice to, the Principal Obligations and (ii) the relevant Parallel Debt vis-à-vis the Dutch Participants and Dutch Member represents the Master Trustee’s own claim (vorderingen op naam) against the respective Dutch Participant and, in other Parallel Debt Jurisdictions, the Master Trustee’s own claim against the respective Participants in such Jurisdiction to receive payment of its Parallel Debt, provided that the total amount which may become due under its Parallel Debt shall never exceed the total amount which may become due under the relevant Principal Obligations.
(b)Any Dutch Participant, Participant in a Parallel Debt Jurisdiction or Member may not pay any of its Parallel Debt other than at the instruction of, and in the manner determined by, the Master Trustee. Without prejudice to the preceding sentence, any such Person shall be obliged to pay its Parallel Debt (or if such Person’s Principal Obligations are due at different times, an amount of the relevant Parallel Debt corresponding to its relevant Principal Obligations) only when its relevant Principal Obligations have fallen due.
(c)Any payment made, or amount recovered, in respect of the Parallel Debt shall reduce the relevant Principal Obligations to any party to the Intercompany Loan Documents, this Master Indenture, any Sub-Program Agreement or any Supplemental Indenture by the amount which that party to the Intercompany Loan Documents, this Master Indenture, any Sub-Program Agreement or any Supplemental Indenture has received out of that payment or recovery under the Intercompany Loan Documents, this Master Indenture, or any Supplemental Indenture.
(d)Each Dutch Participant, each Participant in a Parallel Debt Jurisdiction and each Member represents and warrants that all relevant parties to the Intercompany Loan Documents, this Master Indenture and the First Supplemental Indenture have acknowledged and agreed with and/or shall acknowledge and agree with the provisions of this Section 15.3.
(e)Each Dutch Participant, each Participant in a Parallel Debt Jurisdiction and each Member acknowledge that the Master Trustee acts in its own name and not as agent or representative or, where this would otherwise affect the Master Trustee’s valid title to the Parallel Debt under Dutch law or the laws of another Parallel Debt Jurisdiction, as trustee, of any party to any document in respect of the Parallel Debt Covenant.

(f)For the avoidance of doubt, each Dutch Participant, each Participant in a Parallel Debt Jurisdiction and each Member and the Master Trustee acknowledge and agree that the rules applicable in respect of common property (gemeenschap) within the meaning of the DCC do not apply, whether or not by analogy, to the relation between the relevant parties to the documents as a result of the Parallel Debt Covenant.
Section 15.4.Governing Law. This Master Indenture, any Supplemental Indenture and the Obligations issued hereunder shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
Section 15.5.Waiver of Jury Trial. THE GROUP REPRESENTATIVE, EACH MEMBER THE MASTER TRUSTEE, THE MASTER SERVICER, THE DEPOSITORY AND EACH OTHER PARTY HERETO HEREBY SUBMIT, TO THE EXTENT EFFECTIVE UNDER APPLICABLE LAW, TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF NEW YORK AND AGREE THAT EACH OF SUCH PERSONS MAY, AT THEIR OPTION, ENFORCE THEIR RESPECTIVE RIGHTS HEREUNDER IN SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GROUP REPRESENTATIVE, EACH MEMBER, THE MASTER TRUSTEE, THE MASTER SERVICER, THE DEPOSITORY AND EACH OTHER PARTY HERETO HEREBY IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF ANY ACTION OR PROCEEDING IN SUCH COURTS. THE GROUP REPRESENTATIVE, EACH MEMBER, THE MASTER TRUSTEE, THE MASTER SERVICER, THE DEPOSITORY AND EACH OTHER PARTY HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MASTER INDENTURE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 15.6.Legal Holidays. Except to the extent a Supplemental Indenture provides otherwise, in any case where the date on which any principal, premium, interest or other payment is required to be paid, or the date on which any action is to be taken, shall be on a day other than a Business Day, then payment of such amounts need not be made and actions required need not be taken or performed on such date but may be made on the next Business Day, with the same force and effect as if made or taken on the date otherwise due or required and, in the case of payments, no interest shall accrue for the period from and after such date.
Section 15.7.Benefits of Provisions of Master Indenture and Obligations. Nothing in this Master Indenture or in the Obligations issued hereunder, expressed or implied, shall give or be construed to give any person, firm or corporation, other than each Member, the Participants, the Master Trustee, the Master Servicer, the Depository and the Holders of Obligations, any legal or equitable right, remedy or claim under or in respect of this Master Indenture, or under any covenant, condition and provision herein contained; all its covenants, conditions and provisions being for the sole benefit of each Member, each Participant, the Master Trustee, the Master Servicer, the Depository and of the Holders of such Obligations.
Section 15.8.Execution in Counterparts; Electronic Signatures. This Master Trust Indenture may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall be an original but all of which taken together shall constitute one single contract. The parties agree to electronic contracting and electronic signatures with respect to this Master Trust Indenture and all documents relating thereto (other than the Obligations). Delivery of an electronic signature to, or a signed copy of, this Master Trust Indenture and all documents relating thereto (other than the Obligations) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Master Trust Indenture and all documents relating thereto (other than the Obligations) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Holder shall request manually signed counterpart signatures to this Master Trust Indenture or any documents relating to this Master Trust Indenture, the Group Representative hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
Section 15.9.Effective Date. This Master Indenture shall become effective as of the day and year first written above upon execution hereof by the Initial Members, the Master Trustee and the other parties hereto.
[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Master Indenture to be duly executed by persons thereunto duly authorized, as of the day and year first written above.

MASTER TRUSTEE: Mount Street Mortgage Servicing Limited, as Master Trustee By: /s/ Grant Tough Name: Grant Tough Title: Authorized Signatory
MASTER SERVICER: Mount Street Mortgage Servicing Limited, as Master Servicer By: /s/ Grant Tough Name: Grant Tough Title: Authorized Signatory
DEPOSITORY: HSBC BANK USA, NATIONAL ASSOCIATION , as Depository By: /s/ F. Acebedo Name: F. Acebedo Title: Authorized Signatory

[Signature Page to Master Indenture]

OBLIGATED GROUP:
LIVE NATION VENUECO, LLC
By: /s/ Zach Friedland
Name: Zach Friedland
Title: Treasurer
LN NL VENUE FINCO B.V.
By: /s/ Ruben Brouwer
Name: Ruben Brouwer
Title: Director
AIL VENUE FINCO DAC

By: /s/ Sean Duffy
Name: Sean Duffy
Title: Director
GROUP REPRESENTATIVE:

LIVE NATION VENUECO, LLC

By: /s/ Zach Friedland
Name: Zach Friedland
Title: Treasurer

DUTCH ELECTIVE VENUE UNIT

AMSTERDAM MUSIC DOME EXPLOITATIE B.V.

By: /s/ Ruben Brouwer
Name: Ruben Brouwer
Title: Director

AMSTERDAM MUSIC DOME PROPERTIES B.V.

By: /s/ Ruben Brouwer
Name: Ruben Brouwer
Title: Director
[Signature Page to Master Indenture]

EXHIBIT A
Initial Members and Jurisdictions

Name	Jurisdiction
Live Nation VenueCo, LLC	United States of America
LN NL Venue FinCo B.V.	The Netherlands
AIL Venue FinCo DAC	Ireland

A-1

EXHIBIT B

Initial Participants

Name	Jurisdiction	Venue	Owner/ Lessee/ Operator	Project / Mortgaged Property/ Additional Property
LN Indiana Amphitheater VenueCo, LLC	United States of America Delaware	Ruoff Music Center, Noblesville, Indiana	LN Indiana Amphitheater VenueCo, LLC	“Ruoff Music Center”, located at 12880 E 146th St, Noblesville, Indiana 46060
LN Illinois Amphitheater VenueCo, LLC	United States of America Delaware	Credit Union 1 Amphitheatre, Tinley Park, Illinois	LN Illinois Amphitheater VenueCo, LLC	“Credit Union 1 Amphitheatre”, located at 19100 Ridgeland Avenue, Tinley Park, Illinois 60477
Amsterdam Music Dome Properties B.V.*	The Netherlands	Ziggo Dome, Amsterdam, Netherlands	Amsterdam Music Dome Properties B.V.*	“Ziggo Dome”, located at Holterbergweg 3, 1101 CE Amsterdam, the Netherlands
Amsterdam Music Dome Exploitatie B.V. *	The Netherlands	Ziggo Dome, Amsterdam, Netherlands	Amsterdam Music Dome Exploitatie B.V. *	“Ziggo Dome”, located at Holterbergweg 3, 1101 CE Amsterdam, the Netherlands
Amphitheatre Ireland Limited	Ireland	3Arena, Dublin, Ireland	Amphitheatre Ireland Limited	“3Arena”, located at North Wall Quay, North Wall, Dublin 1, Dublin

*Part of Dutch Elective Venue Unit.
B-1